                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                              SEPTEMBER 30, 1997

           Commission File Number 1-9319                            Commission File Number 1-9320

           PATRIOT AMERICAN HOSPITALITY,                            PATRIOT AMERICAN HOSPITALITY
                       INC.                                               OPERATING COMPANY
------------------------------------------------------   ------------------------------------------------------
(Exact name of registrant as specified in its charter)   (Exact name of registrant as specified in its charter)

                     Delaware                                                 Delaware
------------------------------------------------------   ------------------------------------------------------
          (State or other jurisdiction of                          (State or other jurisdiction of
          incorporation or organization)                           incorporation or organization)

                   94-0358820                                                94-2878485
------------------------------------------------------   ------------------------------------------------------
     (I.R.S. Employer Identification No.)                       (I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 1500                             3030 LBJ Freeway, Suite 1500
Dallas, Texas                                    75234   Dallas, Texas                                    75234
------------------------------------------------------   ------------------------------------------------------
(Address of principal executive offices)    (Zip Code)   (Address of principal executive offices)    (Zip Code)

                 (972) 888-8000                                           (972) 888-8000
------------------------------------------------------   ------------------------------------------------------
(Registrant's telephone number, including area code)     (Registrant's telephone number, including area code)
------------------------------------------------------   ------------------------------------------------------

______________________________________________________   ______________________________________________________

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY


ITEM 5. OTHER EVENTS

The Merger with WHG Resorts & Casinos, Inc ("WHG")

        On September 30, 1997, Patriot American Hospitality Inc. (Patriot REIT), Patriot American Hospitality Operating Company (Patriot Operating Company) and WHG entered into an agreement (the "WHG Merger") providing for the merger of a newly-formed subsidiary of Patriot Operating Company (and subsequent to the WHG Merger, Wyndham International) with and into WHG, with WHG being the surviving corporation. As a result of the WHG Merger, Wyndham International will acquire the Condado Plaza Hotel & Casino, a 50% interest in the El San Juan Hotel & Casino and a 23.3% interest in the El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at El Conquistador.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements of Businesses to be acquired

             The index to the financial statements of WHG Resorts & Casinos, Inc and affiliated entities is included on Page F-1 of this report

        (b)  Pro forma financial information

             The index to pro forma financial information for Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company is included on Page F-49 of this report

        (c)  Exhibits:

             23.1 Consent of Ernst & Young LLP

                                   SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.




DATED:  November 12, 1997



                            PATRIOT AMERICAN HOSPITALITY, INC.


                            By:  /s/ Rex E. Stewart
                                 -----------------------------------------------
                            Rex E. Stewart
                            Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)

                            PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY


                            By:  /s/ Rex E. Stewart
                                 -----------------------------------------------
                            Rex E. Stewart
                            Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)

                           WHG RESORTS & CASINOS INC.

                               TABLE OF CONTENTS

WHG RESORTS & CASINOS INC.
  Report of Independent Auditors..........................................   F-2
  Consolidated Balance Sheets at June 30, 1997 and June 30, 1996..........   F-3
  Consolidated Statements of Operations for the years ended June 30, 1997,
   1996 and 1995..........................................................   F-4
  Consolidated Statements of Cash Flows for the years ended June 30, 1997,
   1996 and 1995..........................................................   F-5
  Consolidated Statements of Stockholders' Equity for the years ended June
   30, 1997, 1996 and 1995................................................   F-6
  Notes to Consolidated Financial Statements..............................   F-7
  Financial Statement Schedule II--Valuation and Qualifying Accounts for
   the years ended June 30, 1997, 1996 and 1995...........................  F-20
POSADAS DE SAN JUAN ASSOCIATES, a significant nonconsolidated affiliate of
 WHG
  Report of Independent Auditors..........................................  F-21
  Balance Sheets at June 30, 1997 and 1996................................  F-22
  Statements of Operations and Deficit for the years ended June 30, 1997,
   1996 and 1995..........................................................  F-23
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and
   1995...................................................................  F-24
  Notes to Financial Statements...........................................  F-25
  Financial Statement Schedule II--Valuation and Qualifying Accounts for
   the years ended June 30, 1997, 1996 and 1995...........................  F-30
WKA EL CON ASSOCIATES, a significant nonconsolidated affiliate of WHG
  Report of Independent Auditors..........................................  F-31
  Balance Sheets at June 30, 1997 and 1996................................  F-32
  Statements of Operations and Deficit for the years ended June 30, 1997,
   1996 and 1995..........................................................  F-33
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and
   1995...................................................................  F-34
  Notes to Financial Statements...........................................  F-35
EL CONQUISTADOR PARTNERSHIP L.P., a significant nonconsolidated affiliate of WHG
  Report of Independent Auditors..........................................  F-38
  Balance Sheets at March 31, 1997 and 1996...............................  F-39
  Statements of Operations and (Deficiency in) Partners' Capital for the
   years ended March 31, 1997, 1996 and 1995..............................  F-40
  Statements of Cash Flows for the years ended March 31, 1997, 1996 and
   1995...................................................................  F-41
  Notes to Financial Statements...........................................  F-42

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
WHG Resorts & Casinos Inc.

  We have audited the accompanying consolidated balance sheets of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997, except for Note
 18, as to which the date is
 September 17, 1997.

                           WHG RESORTS & CASINOS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
                                                         (THOUSANDS OF DOLLARS)
ASSETS
------
Current assets:
  Cash and cash equivalents............................  $    17,886 $     6,616
  Receivables, net of allowances of $649 in 1997 and
   $475 in 1996........................................        3,477       2,534
  Receivables from nonconsolidated affiliates..........        1,105         608
  Inventories..........................................          590         651
  Other current assets.................................          791         689
                                                         ----------- -----------
    Total current assets...............................       23,847      11,098
Investments in, receivables and advances to
 nonconsolidated affiliates............................       30,603      27,126
Property and equipment, net............................       43,861      44,919
Land held as investment................................        5,095       5,095
Excess of purchase cost over amount assigned to net
 assets acquired, net of accumulated amortization of
 $3,739 in 1997 and $3,340 in 1996.....................        8,710       9,109
Other assets...........................................        5,355       7,387
                                                         ----------- -----------
                                                         $   117,473 $   104,734
                                                         =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable.....................................  $     3,760 $     3,297
  Accrued compensation and related benefits............        2,855       2,128
  Other accrued liabilities............................        3,723       2,721
  Dividend payable on preferred stock of Condado
   Plaza...............................................          --           94
  Notes payable........................................        1,000       2,000
  Current maturities of long-term debt.................        3,681       3,299
                                                         ----------- -----------
    Total current liabilities..........................       15,019      13,539
Long-term debt, less current maturities................       19,868      23,555
Deferred income taxes..................................        2,638       2,291
Other noncurrent liabilities...........................        4,532       4,542
Payable to WMS Industries Inc..........................          102         397
Minority interests.....................................       19,990      18,810
Preferred stock of Condado Plaza held by WMS Industries
 Inc...................................................          --        4,100
Stockholders' equity:
  Preferred stock, 2,000,000 shares authorized.........          --          --
  Common stock, class A, $.01 par value, non-voting,
   3,000,000 shares authorized.........................          --          --
  Common stock, no par value, 12,000,000 shares, $.01
   par value, authorized, 6,050,200 shares outstanding
   in 1997 and 1,000 shares authorized and 100 shares
   outstanding in 1996.................................           61           1
Additional paid-in capital.............................       14,296       3,849
Retained earnings......................................       40,967      33,650
                                                         ----------- -----------
    Total stockholders' equity.........................       55,324      37,500
                                                         ----------- -----------
                                                         $   117,473 $   104,734
                                                         =========== ===========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   YEARS ENDED JUNE 30,
                                               -------------------------------
                                                 1997       1996       1995
                                               ---------  ---------  ---------
                                                  (THOUSANDS OF DOLLARS)
Revenues:
 WHGI management fees from nonconsolidated
  affiliates.................................  $  13,937  $  13,372  $  13,348
Condado Plaza hotel/casino:
 Casino......................................     23,720     22,438     24,584
 Casino promotional allowances...............     (7,721)    (6,986)    (6,872)
 Rooms.......................................     25,629     25,477     25,210
 Food and beverages..........................     11,034     11,478     11,412
 Other.......................................      3,035      2,915      3,196
                                               ---------  ---------  ---------
                                                  55,697     55,322     57,530
                                               ---------  ---------  ---------
   Total revenues............................     69,634     68,694     70,878
Costs and expenses:
 WHGI operating expenses (excl.
  depreciation)..............................      3,910      3,882      5,175
 Condado Plaza operating expenses (excl.
  depreciation):
  Casino.....................................     11,334     12,375     13,737
  Rooms......................................      7,639      8,593      9,081
  Food and beverages.........................      9,076     10,088     10,503
  Other......................................      4,968      5,281      6,463
                                               ---------  ---------  ---------
                                                  33,017     36,337     39,784
Selling and administrative...................      9,913      9,487     12,301
Depreciation and amortization................      5,707      5,430      5,994
                                               ---------  ---------  ---------
   Total costs and expenses..................     52,547     55,136     63,254
                                               ---------  ---------  ---------
Operating income.............................     17,087     13,558      7,624
Interest income, primarily from
 nonconsolidated affiliates, and
 other income................................      2,334      1,830      2,548
Interest expense.............................     (3,265)    (3,689)    (4,300)
Equity in loss of nonconsolidated
 affiliates..................................     (1,196)    (3,465)    (7,003)
                                               ---------  ---------  ---------
Income (loss) before tax credit (provision)
 and minority interests......................     14,960      8,234     (1,131)
Credit (provision) for income taxes..........     (3,397)    (1,645)       234
Minority interests in income.................     (4,000)    (3,636)    (2,910)
Dividend on preferred stock of Condado
 Plaza.......................................       (246)      (516)      (557)
                                               ---------  ---------  ---------
Net income (loss)............................  $   7,317  $   2,437  $  (4,364)
                                               =========  =========  =========
Primary earnings (loss) per share............  $    1.20  $     .40  $    (.72)
                                               =========  =========  =========
Shares used in primary earnings per share
 calculation.................................  6,086,443  6,050,200  6,050,200
                                               =========  =========  =========
Fully diluted earnings (loss) per share......  $    1.17  $     .40  $    (.72)
                                               =========  =========  =========
Shares used in fully diluted earnings per
 share calculation...........................  6,247,241  6,050,200  6,050,200
                                               =========  =========  =========
Pro forma information reflecting income taxes
 on a separate return basis (unaudited):
 Income (loss) before tax provision and
  minority interests.........................  $  14,960  $   8,234  $  (1,131)
 Provision for income taxes..................     (3,478)    (2,545)    (1,902)
 Minority interests in income................     (4,000)    (3,636)    (2,910)
 Dividend on preferred stock of Condado
  Plaza......................................       (246)      (516)      (557)
                                               ---------  ---------  ---------
   Net income (loss).........................  $   7,236  $   1,537  $  (6,500)
                                               =========  =========  =========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      YEARS ENDED JUNE 30,
                                                    --------------------------
                                                     1997      1996     1995
                                                    -------  --------  -------
                                                     (THOUSANDS OF DOLLARS)
Operating activities:
 Net income (loss)................................. $ 7,317  $  2,437  $(4,364)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Depreciation and amortization...................   5,707     5,430    5,994
   Provision for loss on receivables...............     366     1,457    1,842
   Undistributed loss of nonconsolidated
    affiliates.....................................   1,196     3,465    7,003
   Deferred income taxes...........................     347     3,239   (1,626)
   Minority interests..............................   4,000     3,636    2,910
   Increase (decrease) resulting from changes in
    operating assets and liabilities:
    Receivables....................................  (1,309)      342     (541)
    Other current assets...........................      54       459      471
    Accounts payable and accruals..................   2,192       (12)  (1,152)
    Net amounts due from nonconsolidated
     affiliates....................................  (5,170)   (1,931)  (5,906)
    Other assets and liabilities not reflected
     elsewhere.....................................     (10)     (618)     218
                                                    -------  --------  -------
 Net cash provided by operating activities.........  14,690    17,904    4,849
Investing activities:
 Purchase of property and equipment................  (3,153)   (1,149)  (2,066)
 Purchase of additional shares of subsidiaries.....  (1,500)      --    (3,925)
 Investments in and advances to nonconsolidated
  affiliates.......................................     --        --    (1,360)
 Collections from nonconsolidated affiliates.......     --        985    2,010
 Other investing...................................   1,760       --       --
                                                    -------  --------  -------
 Net cash used in investing activities.............  (2,893)     (164)  (5,341)
Financing activities:
 Payment of long-term debt and notes payable.......  (8,703)   (3,887)  (4,568)
 Proceeds from short-term note.....................   4,500       --       --
 Capital contribution from WMS Industries Inc......   1,643       --       --
 Net intercompany transactions with WMS Industries
  Inc..............................................   4,273    (6,275)   3,125
 Purchase of preferred stock of Condado Plaza by
  WMS Industries Inc...............................     --        --     2,500
 Redemption of preferred stock of Condado Plaza
  from WMS Industries Inc..........................     --     (3,400)     --
 Dividends paid to minority shareholders of
  subsidiary.......................................  (2,240)   (1,189)    (783)
                                                    -------  --------  -------
 Net cash (used) provided by financing activities..    (527)  (14,751)     274
                                                    -------  --------  -------
Increase (decrease) in cash and cash equivalents...  11,270     2,989     (218)
Cash and cash equivalents at beginning of year.....   6,616     3,627    3,845
                                                    -------  --------  -------
Cash and cash equivalents at end of year........... $17,886  $  6,616  $ 3,627
                                                    =======  ========  =======

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              ADDITIONAL               TOTAL
                                       COMMON  PAID-IN   RETAINED  STOCKHOLDERS'
                                       STOCK   CAPITAL   EARNINGS     EQUITY
                                       ------ ---------- --------  -------------
                                                (THOUSANDS OF DOLLARS)
Balance as of June 30, 1994...........  $  1   $ 3,849   $35,577      $39,427
  Net loss............................   --        --     (4,364)      (4,364)
                                        ----   -------   -------      -------
Balance as of June 30, 1995...........     1     3,849    31,213       35,063
  Net income..........................   --        --      2,437        2,437
                                        ----   -------   -------      -------
Balance as of June 30, 1996...........     1     3,849    33,650       37,500
  Net income..........................   --        --      7,317        7,317
  Capital contributions by WMS
   Industries Inc.....................   --     10,507       --        10,507
  6,050.2 for 1 stock split...........    60       (60)      --           --
                                        ----   -------   -------      -------
                                        $ 61   $14,296   $40,967      $55,324
                                        ====   =======   =======      =======



                See Notes to Consolidated Financial Statements.

                          WHG RESORTS & CASINOS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION AND COMPANY OPERATIONS

 Basis of Presentation

  WHG Resorts & Casinos Inc. ("WHG") was formerly known as WMS Hotel Corporation. Prior to the April 21, 1997 spin-off, WHG was a wholly owned subsidiary of Williams Hotel Corporation ("WHC"). WHC was a wholly-owned subsidiary of WMS Industries Inc. ("WMS"). WMS merged WHC, just prior to the April 21, 1997 spin-off, into WHG at which time the predecessor financial statements of WHC appearing herein became the financial statements of WHG.

  The consolidated financial statements of WHG reflect results of operations, cash flows, financial position and changes in stockholders' equity and have been prepared using the historical basis in the assets and liabilities and historical results of operations of WHG and subsidiaries and affiliates.

  The pro forma information reflecting income taxes on a separate return basis (unaudited), included with the consolidated statements of operations, reflects the provision for income taxes without the tax benefits allocated to WHG from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return, see Note 6--Income Taxes. WHG during the periods presented did not have income subject to Federal income tax that could have been included in its consolidated Federal income tax return or in the separate tax returns of certain of its subsidiaries along with the partnership losses to be able to realize the tax benefits.

 Company Operations

  WHG through its subsidiaries and affiliates owns, operates and manages two of the leading hotels and casinos located in San Juan, Puerto Rico, and through a second affiliate, the El Conquistador Resort & Country Club, a destination resort complex in Las Croabas, Puerto Rico. WHG's holdings include: a 100% interest in Posadas de Puerto Rico Associates, Incorporated, the owner of the Condado Plaza Hotel & Casino ("Condado Plaza"); a 50% interest in Posadas de San Juan Associates, a partnership which owns the El San Juan Hotel & Casino ("El San Juan"); a 23.3% indirect interest in El Conquistador Partnership L.P. which owns the El Conquistador Resort & Country Club; and a 62% interest in Williams Hospitality Group Inc. ("WHGI"), the management company for the above properties.

  WHG was a wholly owned subsidiary of WMS prior to April 21, 1997. On April 21, 1997 WMS distributed 100% of the outstanding voting common stock of WHG to WMS's stockholders, thereby creating a new independent public corporation.

NOTE 2: PRINCIPAL ACCOUNTING POLICIES

 Consolidation Policy

  The consolidated financial statements include the accounts of WHG and its majority-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated. Investments in companies that are 20% to 50% owned are accounted for by the equity method. WHG records its equity in the results of operations of El Conquistador Partnership L.P., based on that partnership's fiscal year end of March 31.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

                          WHG RESORTS & CASINOS INC.

 Cash and Cash Equivalents

  All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (determined by the first-in, first-out method) or market.

 Property and Equiptment

  Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives.

 Excess of Purchase Cost Over Amount Assigned to Net Assets Acquired
(Goodwill)

  Goodwill arising from acquisitions is being amortized by the straight-line method over 20 to 40 years.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverages and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Expense

  The cost of advertising is charged to earnings as incurred and for fiscal 1997, 1996 and 1995 was $809,000, $988,000 and $1,103,000, respectively.

NOTE 3: ACQUISITIONS

  In July 1994, the Company acquired 5% of Williams Hospitality increasing its interest from 57% to 62%. In July 1994, the Company acquired 2.5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 92.5% to 95%. In April 1997, the Company acquired the remaining 5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 95% to 100%.


NOTE 4: INVESTMENTS IN NONCONSOLIDATED AFFILIATES

  Investments in nonconsolidated affiliates consist of a 50% interest in Posadas de San Juan Associates, a partnership ("PSJA") and a 23.3% indirect interest in El Conquistador Partnership L.P. ("El Conquistador") through a 46.5% interest in WKA El Con Associates, a partnership ("WKA El Con").

                          WHG RESORTS & CASINOS INC.

  Current receivables from nonconsolidated affiliates at June 30 were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     PSJA................................................... $    252  $     61
     WKA El Con.............................................       85        64
     El Conquistador........................................      768       483
                                                             --------  --------
                                                             $  1,105  $    608
                                                             ========  ========

  Investments in and noncurrent receivables and advances to nonconsolidated affiliates at June 30 were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     Investments:
       PSJA................................................. $ (6,690) $ (7,678)
       WKA El Con...........................................   (2,813)     (612)
     Receivables and advances:
       PSJA.................................................   25,541    23,148
       WKA El Con...........................................    5,062     4,556
       El Conquistador......................................    9,503     7,712
                                                             --------  --------
                                                             $ 30,603  $ 27,126
                                                             ========  ========

  PSJA operates as a partnership, therefore, 50% of its accumulated deficit is recorded as an investment. Summarized financial data for PSJA's financial position at June 30, 1997 and 1996 and PSJA's results of operations for fiscal 1997, 1996 and 1995 were:

                                       JUNE 30, 1997 JUNE 30, 1996 JUNE 30, 1995
                                       ------------- ------------- -------------
                                                    (IN THOUSANDS)
   Current assets....................    $  8,133      $  6,558           --
   Noncurrent assets.................      35,804        35,198           --
   Total assets......................      43,937        41,756           --
   Payable to affiliates.............         237            61           --
   Other current liabilities.........      10,659        10,101           --
   Total current liabilities.........      10,896        10,162           --
   Noncurrent payable to affiliates..      25,591        23,148           --
   Other noncurrent liabilities......      20,831        23,803           --
   Total noncurrent liabilities......      46,422        46,951           --
   Partners' capital deficiency......     (13,381)      (15,357)          --
   Total liabilities and partners'
    capital deficiency...............      43,937        41,756           --
   Revenues..........................      51,732        50,124      $ 51,797
   Management fees and interest
    payable to WHGI..................       5,325         4,738         4,691
   Other costs and expenses..........      44,431        46,746        49,507
   Net income (loss).................    $  1,976      $ (1,360)     $ (2,401)

                          WHG RESORTS & CASINOS INC.

  The Company has a 46.5% interest in WKA El Con which has a 50% interest in El Conquistador. Summarized financial data for WKA El Con's financial position at June 30, 1997 and 1996 and WKA El Con's results of operations for fiscal 1997, 1996 and 1995 were:

                                      JUNE 30, 1997 JUNE 30, 1996 JUNE 30, 1995
                                      ------------- ------------- -------------
                                                   (IN THOUSANDS)
   Loans receivable from El
    Conquistador.....................   $ 18,343      $ 16,116           --
   Investment in El Conquistador,
    net..............................    (12,464)       (7,763)          --
   Other assets, net.................      2,384         3,566           --
   Total assets......................      8,263        11,919           --
   Current payable to WHGI...........         85            64           --
   Long-term note payable including
    interest.........................      5,527         5,197           --
   Long-term notes payable to
    partners including interest......     10,475         9,791           --
   Partners' (capital deficiency)....     (7,824)       (3,133)          --
   Total liabilities and partners'
    capital deficiency...............      8,263        11,919           --
   Net operating income (loss).......         10          (178)     $   (356)
   Equity in net loss of El
    Conquistador for fiscal year
    ended March 31...................     (4,701)       (6,120)      (13,739)
   Equity in income of Las Casitas...        --            313         1,627
   Net (loss)........................   $ (4,691)     $ (5,985)     $(12,468)

  The WKA El Con's long-term note payable is collateralized by a pledge of a second mortgage on land owned by the Company that cost $3,761,000 and a WMS guarantee of $1,000,000 as to which WHG will indemnify WMS in the event of any payments made on the guarantee. The other partners of WKA El Con have pledged cash and a portion of their interest in WHGI stock, in proportion to their interests in WKA El Con, to WHG to be used in the event the guarantee is drawn on.

  El Conquistador is a destination resort and casino which began operations in November 1993. Summarized financial data for El Conquistador's financial position at March 31, 1997 and 1996 (the partnership's fiscal year end) and El Conquistador's results of operations for fiscal years ended March 31, 1997, 1996 and 1995 were:

                                    MARCH 31, 1997 MARCH 31, 1996 MARCH 31, 1995
                                    -------------- -------------- --------------
                                                   (IN THOUSANDS)
   Current assets.................     $ 13,618       $ 11,823            --
   Land, building and equipment,
    net...........................      185,552        190,463            --
   Deferred debt issuance and pre-
    opening costs, net............        5,841          8,587            --
   Other assets...................          419            818            --
   Total assets...................      205,430        211,691            --
   Current liabilities............       22,829         23,281            --
   Debt due February 1, 1998......      120,000            --             --
   Long-term debt.................       26,660        149,324            --
   Long-term due to partners and
    affiliates....................       48,869         42,611            --
   Partners' (capital
    deficiency)...................      (12,928)        (3,525)           --
   Total liabilities and capital
    deficiency....................      205,430        211,691            --
   Revenues.......................       92,958         89,214       $ 84,743
   Management fees and interest
    payable to WHGI...............        6,282          5,820          3,874
   Interest payable to partners...        2,498          2,598          1,898
   Other costs and expenses.......       84,434         82,538         95,324
   Depreciation and amortization..        9,147         10,499         11,124
   Net (loss).....................     $ (9,403)      $(12,241)      $(27,477)

                          WHG RESORTS & CASINOS INC.

  At March 31, 1997 WHGI has provided guarantees amounting to $2,170,000 in connection with leasing and other financing transactions of El Conquistador.

  Debt of the El Conquistador of $120,000,000 is collateralized by a letter of credit which terminates on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Conquistador has engaged investment advisors to investigate obtaining an alternative letter of credit or financing arrangement. If such an alternative is not found, the Company's investment in, receivables from, advances to and potential payments on guarantees for El Conquistador totaling $18,463,000 at June 30, 1997 may not be recoverable. In the event this amount is not recovered the 38% minority interest in WHGI would absorb approximately $5,900,000 of the charge. WHGI would also incur a loss of future management fees from El Conquistador. For the years ended June 30, 1997, 1996 and 1995, the Company accrued approximately $5,650,000, $5,395,000 and $3,704,000, respectively, in management fee revenue from El Conquistador. The Company also recorded equity in losses of El Conquistador of $2,188,000, $2,786,000 and $5,803,000 in the years ending June 30, 1997, 1996 and 1995, respectively.

  Consolidated retained earnings of the Company at June 30, 1997 is reduced by $23,262,000 for the Company's ownership percentage in the accumulated deficit of PSJA and WKA El Con which are accounted for under the equity method.

  Interest earned by the Company from all the nonconsolidated affiliates for the years ended June 30, 1997, 1996 and 1995 was $1,823,000, $1,650,000 and
$1,373,000, respectively.

NOTE 5: PROPERTY AND EQUIPMENT

  At June 30 net property and equipment were:

                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
     Land................................................... $  7,535  $  7,535
     Buildings and improvements.............................   47,865    45,294
     Furniture, fixtures and equipment......................   31,975    30,473
                                                             --------  --------
                                                               87,375    83,302
     Less accumulated depreciation..........................  (43,514)  (38,383)
                                                             --------  --------
     Net property and equipment............................. $ 43,861  $ 44,919
                                                             ========  ========

NOTE 6: INCOME TAXES

  The Company's two operating subsidiaries and two nonconsolidated affiliates operate under the provisions of the Puerto Rico Tourism Incentives Act of 1993 which provides a ten-year incentive grant which may be extended for ten years. Major benefits include a 90% exemption from income taxes on income deemed to be derived from tourism operations. The grant also provides a 90% exemption from municipal real and personal property taxes. Income deemed to be derived from casino operations are not covered by the grant.

  The two operating subsidiaries, the Condado Plaza and WHGI elect to file income tax returns under Section 936 of the United States Internal Revenue Code which provides for total or, after 1994, partial exemption from Federal income taxes on income from sources within Puerto Rico if certain conditions are met. The portion of taxes that can be exempt under Section 936 is determined by the calculation of certain limits prescribed by Section 936. These limits are either based on certain costs and expenses ("economic activity method") or a fixed

                          WHG RESORTS & CASINOS INC.

percentage as prescribed in Section 936 ("percentage limitation method"). Corporations that operate under Section 936 cannot be members of a consolidated Federal income tax return. The tax exemption under Section 936 generally decreases each year until the benefits terminate in 2005.

  The Condado Plaza elected the economic activity method which results in a 100% exemption from Federal income taxes. WHGI elected the percentage limitation method which resulted in a Federal tax provision of $2,793,000 in fiscal 1997, $1,741,000 in fiscal 1996 and $1,149,000 in fiscal 1995.

  Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the consolidated Federal income tax return of WMS and allocated to the Company through April 22, 1997.

  Significant components of the Company's deferred tax assets and liabilities at June 30 were:

                                                               1997     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
     Deferred tax liabilities resulting from:
     Tax over book deductions of WKA El Con.................. $ 1,033  $   686
     Tax over book deductions of PSJA........................   1,605    1,605
                                                              -------  -------
     Deferred tax liability.................................. $(2,638) $(2,291)
                                                              =======  =======

  The Company's provision for income taxes was calculated on a historical basis. WHG and certain of its subsidiaries were members of the WMS consolidated Federal income tax return since their inception until April 21, 1997, the effective date of the spin off. Accordingly, losses for Federal income tax purposes which were primarily generated by the Company's equity in loss of nonconsolidated affiliates in the form of partnership losses were utilized by WMS in its consolidated tax return and resulted in tax benefits. The Company received the tax benefits of $428,000, $4,139,000 and $510,000 for usage of such losses during the years ended June 30, 1997, 1996 and 1995, respectively.

  Significant components of the (provision) credit for income taxes for the years ended June 30, 1997, 1996 and 1995 were:

                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Current:
    Federal:
     Certain Puerto Rico corporate income subject to
      federal tax...................................  $(2,793) $(1,741) $(1,149)
     U.S. subsidiaries--primarily partnership losses
      of nonconsolidated affiliates.................      428    4,139      510
                                                      -------  -------  -------
       Total federal................................   (2,365)   2,398     (639)
    Puerto Rico.....................................     (685)    (804)    (753)
                                                      -------  -------  -------
       Total current (provision) credit.............    3,050    1,594   (1,392)
   Deferred--federal, primarily from book to tax
    differences on partnership losses...............     (347)  (3,239)   1,626
                                                      -------  -------  -------
   (Provision) credit for income taxes..............  $(3,397) $(1,645) $   234
                                                      =======  =======  =======

                          WHG RESORTS & CASINOS INC.

  For financial reporting purposes, income (loss) before income tax credit (provision) and minority interests is comprised of the following components for the years ended June 30:

                                                       1997     1996     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Income (loss) before income tax credit
    (provision) and minority interests:
     Puerto Rico corporate income...................  $16,908  $11,487  $ 5,652
     U.S. subsidiaries--primarily partnership losses
      of nonconsolidated affiliates.................   (1,948)  (3,253)  (6,783)
                                                      -------  -------  -------
                                                      $14,960  $ 8,234  $(1,131)
                                                      =======  =======  =======

  The provision (credit) for income taxes differs from the amount computed using the statutory federal income tax rate as follows for the years ended June 30:

                                                      1997     1996     1995
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
   Statutory federal income tax at 35%.............. $ 5,236  $ 2,882  $  (395)
   Puerto Rico corporate loss resulting in no tax
    benefit.........................................     --       199    1,525
   Puerto Rico corporate income taxed at lower
    rates...........................................  (2,180)  (1,671)  (1,602)
   Other, net.......................................     341      235      238
                                                     -------  -------  -------
                                                     $ 3,397  $ 1,645  $  (234)
                                                     =======  =======  =======

  Undistributed earnings of the Puerto Rico subsidiaries that operate as
Section 936 corporations under Federal income tax regulations were approximately $41,800,000 at June 30, 1997. Those earnings are considered indefinitely reinvested and, accordingly, no provision for income or toll gate taxes has been provided thereon. Upon distribution of those earnings in the form of dividends, the Company would be subject to U.S. income tax of approximately $2,300,000 and toll gate withholding taxes of approximately $750,000.

  WHG and WMS have entered into a tax sharing agreement that provides for the rights and obligations of each company regarding deficiencies and refunds, if any, relating to Federal and Puerto Rico income taxes for tax years up to and including fiscal 1997.

  During fiscal 1997, 1996 and 1995 income taxes paid to taxing authorities were $2,728,000, $2,289,000 and $1,549,000, respectively.

NOTE 7: NOTES PAYABLE AND LONG-TERM DEBT

  The Condado Plaza has a $2,000,000 bank line of credit which is payable on demand with interest at the prime rate plus 1 percentage point, 9.5% and 9.25% at June 30, 1997 and 1996, respectively. Borrowings under the line were $1,000,000 on June 30, 1997 and $2,000,000 on June 30, 1996. The line of credit is collateralized by a mortgage on the Condado Plaza property and accounts receivable.

                          WHG RESORTS & CASINOS INC.

  Long-term debt at June 30 was:

                                                               1997     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
     Condado Plaza mortgage note, due in increasing semi-an-
      nual amounts through 1999, 12%........................  $21,900  $24,150
     Other..................................................    1,649    2,704
                                                              -------  -------
                                                               23,549   26,854
     Less current maturities................................   (3,681)  (3,299)
                                                              -------  -------
                                                              $19,868  $23,555
                                                              =======  =======

  Scheduled payments by fiscal year on long-term debt are as follows:
$3,681,000 in 1998 and $19,868,000 in 1999.

  The amount of interest paid during fiscal 1997, 1996 and 1995 was $3,255,000, $3,679,000 and $4,306,000, respectively.

NOTE 8: AUTHORIZED SHARES

  At June 30, 1997 the authorized common stock of WHG consists of 12,000,000 shares of $.01 par value of which 6,050,200 shares were issued and outstanding. The Company's capital structure at June 30, 1997 also consists of 3,000,000 shares of Class A non-voting common stock of which none are outstanding. The Company also has 2,000,000 shares of authorized preferred stock, none were issued at June 30, 1997. The preferred stock will be issuable in series, and the relative rights and preferences and the number of shares in each series are established by the Board of Directors. At June 30, 1997, 300,000 shares of the Preferred Stock were designated as Series B Preferred Stock and reserved for issuance. See Note 16. At June 30, 1996 the capital structure consisted of 1,000 shares of no par value common stock of which 100 were issued and outstanding.

NOTE 9: STOCK OPTION PLAN

  The Company's stock option plan allows for the grant of both incentive stock options and nonqualified options on shares of voting common stock through the year 2007. The stock option plan allows for the grant of options on 900,000 shares of common stock to officers, directors, employees and under certain conditions to consultants and advisers to the Company and its subsidiaries. The stock option committee has the authority to fix the terms and conditions upon which each option is granted, but in no event shall the term exceed ten years or be granted at less than 100% of the fair market value of the stock at the date of grant in the case of incentive stock options and 85% of the fair market value of the stock on the date of grant in the case of non-qualified stock options.

  The Company accounts for stock options for purposes of determining net income in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS No. 123 regarding stock option plans permits the use of APB No. 25 but requires the inclusion of certain pro forma disclosures in the footnotes.

  If the Company had adopted the expensing provisions of SFAs No. 125 the Company's pro forma net income for fiscal 1997 would have been $5,876,000. Pro forma primary and fully diluted earnings per share for fiscal 1997 would have been $0.97 and $0.96, respectively. There is no effect on reported amounts for fiscal 1996, since the options were not granted until fiscal 1997.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants, all of which were in 1997: dividend yield 0%; expected volatility 32%; risk free interest rates of 6.2%; and expected lives of four years.

                          WHG RESORTS & CASINOS INC.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  During fiscal 1997, there were 898,000 options granted, all of which were outstanding on June 30, 1997 and have a weighted average exercise price of $8.49, a weighted average fair market value of $2.94, a weighted average contractual life of 9.8 years and exercise prices that range from $8.38 to $11.00. At June 30, 1997, 472,000 options are exercisable with a weighted average exercise price of $8.38.

NOTE 10: CONCENTRATION OF CREDIT AND MARKET RISK AND FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

  Financial instruments which potentially subject the Company to concentrations of credit and market risk consist primarily of cash equivalents and accounts receivable. By policy, the Company places its cash equivalents only in high credit quality securities and limits the amounts invested in any one security. At June 30, 1997, accounts receivable are from hotel and casino guests and travel agents located throughout North America and Latin America and because of the number and geographic distribution, concentration is limited.

  The estimated fair value of financial instruments at June 30, 1997 has been determined by the Company, using available market information and valuation methodologies considered to be appropriate. The amounts reported for cash equivalents and current notes payable are considered to be a reasonable estimate of their fair value.

  At June 30, 1997, the $21,900,000 Condado Plaza 12% mortgage note payable is estimated to have a fair value of $22,781,000 using discounted cash flow analysis based on an estimated interest rate of 8.25%. The mortgage note is subject to a substantial prepayment penalty based on interest rate differentials plus a fixed percentage.

NOTE 11: LEASE COMMITMENTS

  Operating leases relate principally to hotel facilities and equipment. A portion of the Condado Plaza hotel facilities are leased from a partnership owned by a former minority shareholder of the Condado Plaza. The former minority shareholder lease extends through 2008 at an annual rent of $684,000 through September 30, 1998 with periodic escalations thereafter to an annual rent of $827,000 in 2004. Rent expense for fiscal 1997, 1996 and 1995 was $760,000, $1,027,000 and $1,077,000, respectively (including $684,000, paid in each fiscal 1997, 1996 and 1995, under the former minority shareholder lease at the Condado Plaza). Total net future lease commitments for minimum rentals at June 30, 1998, 1999, 2000, 2001, 2002 and thereafter are $718,000,
$769,000, $786,000, $786,000, $786,000 and $1,490,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 12: TRANSACTIONS WITH WMS

  The Company's two operating subsidiaries and two nonconsolidated affiliates have each provided for its off-season cash needs through its own operating cash and from individual short-term note arrangements. Plant and equipment additions at each property have also generally been provided by its own cash from operations or third party financing. Cash advances from WMS, for the periods reported, have been used for investment purposes. A summary of advances and repayments between WMS and the Company prior to the April 21, 1997 spin-off for the years ended June 30, 1997, 1996 and 1995 were:

                                                         1997    1996     1995
                                                        ------  -------  ------
                                                           (IN THOUSANDS)
   Advances from (repayments to) WMS by use or source:
    Purchase of additional shares in subsidiaries.....  $  --   $   --   $3,738
    Investment in and advances to (repayments from)
     WKA El Con.......................................     --      (546)    157
    Cash primarily generated from Williams Hospitality
     dividends........................................     --    (1,590)   (260)
    Cash received from WMS for cumulative tax
     benefits.........................................   4,357      --      --
    Other, net........................................     409      --      --
    Income tax benefits from partnership losses
     utilized by WMS-- see Note 6.....................    (493)  (4,139)   (510)
                                                        ------  -------  ------
                                                        $4,273  $(6,275) $3,125
                                                        ======  =======  ======

  During fiscal 1995 the Condado Plaza sold to WMS 50 shares of 8% non-voting preferred stock with a liquidation preference of $50,000 per share for $2,500,000 bringing the total of such preferred stock held by WMS to 150 shares and $7,500,000 at June 30, 1995. During fiscal 1996 the Condado Plaza redeemed 68 of those preferred shares at $50,000 per share for $3,400,000. During fiscal 1997 the remaining 82 preferred shares were contributed to the capital of WHG. In April 1997, the Condado Plaza redeemed 41 of those preferred shares at $50,000 per share for $2,050,000. Subsequent to June 30, 1997 (July and August 1997), an additional 24 shares were redeemed at $50,000 per share for $1,200,000.

   During fiscal 1997 WMS contributed the following to the capital of
    WHG (in thousands):
    Net, intercompany payable to WMS.................................  $ 4,764
    Cash contribution................................................    1,643
    82 preferred shares of PPRA, liquidation preference of $50,000...    4,100
                                                                       -------
    Total contribution...............................................  $10,507
                                                                       =======

NOTE 13: PENSION PLAN

  Certain subsidiaries are required to make contributions on behalf of unionized employees to defray part of the costs of the multi-employer pension plans established by their respective labor unions. Such contributions are computed using a fixed charge per employee. Contributions to the plans for fiscal 1997, 1996 and 1995 were $377,000, $340,000 and $352,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 14: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Summarized quarterly financial information for fiscal 1997 and 1996 are as follows, in thousands except per share amounts:

                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1996          1996        1997        1997
                             ------------- ------------ ----------  ----------
Fiscal 1997 Quarters:
 Revenues...................  $   12,879    $   17,175  $   21,592  $   17,988
                              ==========    ==========  ==========  ==========
 Operating income...........  $      790    $    4,312  $    8,115  $    3,870
 Interest expense, net......        (301)         (282)       (263)        (85)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (1,289)       (1,739)        633       1,199
 Credit (provision) for
  income taxes..............          89          (313)     (2,078)     (1,095)
 Minority interests.........        (421)         (841)     (1,670)     (1,068)
 Dividend on preferred stock
  of subsidiary.............         (82)          (82)        (82)        --
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (1,214)   $    1,055  $    4,655  $    2,821
                              ==========    ==========  ==========  ==========
 Primary earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .46
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,195,774
                              ==========    ==========  ==========  ==========
 Fully diluted earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .45
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,247,241
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (1,675)   $      435  $    5,121  $    3,355
                              ==========    ==========  ==========  ==========
                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1995          1995        1996        1996
                             ------------- ------------ ----------  ----------
Fiscal 1996 Quarters:
 Revenues...................  $   13,404    $   17,452  $   21,450  $   16,388
                              ==========    ==========  ==========  ==========
 Operating income (loss)....  $     (226)   $    4,069  $    7,248  $    2,467
 Interest expense, net......        (560)         (493)       (395)       (411)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (2,087)       (1,510)       (318)        450
 Credit (provision) for
  income taxes..............         448          (153)     (1,005)       (935)
 Minority interests.........        (298)         (896)     (1,585)       (857)
 Dividend on preferred stock
  of subsidiary.............        (150)         (146)       (126)        (94)
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (2,873)   $      871  $    3,819  $      620
                              ==========    ==========  ==========  ==========
 Earnings per share.........  $     (.47)   $      .14  $      .63  $      .10
                              ==========    ==========  ==========  ==========
 Shares used................   6,050,200     6,050,200   6,050,200   6,050,200
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (3,623)   $      361  $    3,713  $    1,086
                              ==========    ==========  ==========  ==========

  For pro forma net income (loss), see Note 1--Basis of Presentation.

                          WHG RESORTS & CASINOS INC.

NOTE 15: SEGMENT INFORMATION

  The Company's operations are conducted through two industry segments: the operation of the Condado Plaza and the management of hotels/casinos. Industry segment information for the fiscal years ended June 30 follows:

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
   Revenues
   Condado Plaza................................. $ 55,697  $ 55,322  $ 57,530
    WHGI.........................................   18,227    16,939    17,350
    Intersegment revenues elimination--WHGI fees
     charged to Condado Plaza....................   (4,290)   (3,567)   (4,002)
                                                  --------  --------  --------
      Total revenues............................. $ 69,634  $ 68,694  $ 70,878
                                                  ========  ========  ========
   Operating income (loss)
    Condado Plaza................................ $  6,348  $  2,830  $ (1,465)
    WHGI.........................................   11,923    10,837     9,174
    General corporate administrative expenses....   (1,184)     (109)      (85)
                                                  --------  --------  --------
      Total operating income..................... $ 17,087  $ 13,558  $  7,624
                                                  ========  ========  ========
   Identifiable assets
    Condado Plaza................................ $ 55,385  $ 53,323  $ 57,879
    WHGI.........................................   15,086    18,582    17,737
    General investment and corporate.............   15,340     5,095     5,994
    Investments in, receivables and advances to
     nonconsolidated affiliates..................   31,708    27,734    29,696
                                                  --------  --------  --------
      Total identifiable assets.................. $117,473  $104,734  $111,306
                                                  ========  ========  ========
   Depreciation of property and equipment
    Condado Plaza................................ $  4,227  $  4,120  $  4,656
    WHGI.........................................      777       769       681
                                                  --------  --------  --------
      Total depreciation of property and
       equipment................................. $  5,004  $  4,889  $  5,337
                                                  ========  ========  ========
   Capital expenditures
    Condado Plaza................................ $  3,181  $  1,078  $  2,030
    WHGI.........................................       41        71        36
                                                  --------  --------  --------
      Total capital expenditures................. $  3,222  $  1,149  $  2,066
                                                  ========  ========  ========

NOTE 16: CONTINGENT LIABILITIES

  The Company is involved in various disputes arising in the ordinary course of business, which may result in litigation. Management expects no material adverse effect on the Company's financial condition as a result of these matters.

NOTE 17: SALE OF PREFERRED STOCK SUBSEQUENT TO JUNE 30, 1997

  The Board of Directors exercised the put provisions of a Put Option and Call Option Agreement that was established on April 21, 1997 which resulted in the Chairman of the Board purchasing on July 31, 1997, 300,000 shares of Series B Preferred Stock for $3,000,000 in cash. Each share of Series B Preferred Stock has 5 votes

                          WHG RESORTS & CASINOS INC.

per share voting collectively with the common stockholders and a liquidation preference of $10.00 per share plus accrued dividends, has a quarterly dividend equal to the prime rate plus one half percent calculated on the liquidation preference and the holder has a redemption right after three years or earlier in the event of two unpaid quarterly dividends. The holder of the Series B Preferred Stock can convert into shares of common stock. The conversion price is $9.00, which is the lower of the closing price of the voting common stock on its first day of official trading ($9.00) and the closing price in the New York Stock Exchange at the close of business on the business day immediately prior to the date of issuance of the Preferred Stock ($12.50).

NOTE 18: PROPOSED ACQUISITION SUBSEQUENT TO JUNE 30, 1997

  On September 17, 1997, the Company executed an asset purchase agreement to acquire an existing 127 room Hotel and related land next to the Condado Plaza for $9,600,000, subject to certain terms and conditions, including satisfactory due diligence. If the agreement is finalized, the Company intends to finance the purchase price through long term financing and the use of excess cash currently available.

                                  SCHEDULE II

                           WHG RESORTS & CASINOS INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D    COLUMN E
        --------         ------------ --------------------- ------------ ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS-- BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS      END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF    PERIOD
      -----------        ------------ ---------- ---------- ------------ ----------
Allowance for
 receivables:
  1997..................   $474,000   $  366,000    $--      $  181,000   $649,000
                           ========   ==========    ====     ==========   ========
  1996..................   $399,000   $1,457,000    $--      $1,382,000   $474,000
                           ========   ==========    ====     ==========   ========
  1995..................   $755,000   $1,842,000    $--      $2,198,000   $399,000
                           ========   ==========    ====     ==========   ========
Unrealized holding loss
 on noncurrent
 marketable equity
 securities:
  1997..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1996..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1995..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========

--------
(1) Included as a direct reduction of stockholders' equity.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Posadas de San Juan Associates

  We have audited the accompanying balance sheets of Posadas de San Juan Associates as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posadas de San Juan Associates at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                           Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997

                         POSADAS DE SAN JUAN ASSOCIATES

                                 BALANCE SHEETS

                                                             JUNE 30,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 2,681,100  $ 2,443,700
  Trade accounts receivable, less allowance for
   doubtful accounts of $606,300 in 1997 and $357,100
   in 1996...........................................   3,692,000    2,370,700
  Inventories........................................     969,500      906,400
  Prepaid expenses...................................     790,400      837,100
                                                      -----------  -----------
    Total current assets.............................   8,132,900    6,557,900
Land, building and equipment:
  Land...............................................   3,300,000    3,300,000
  Building...........................................  14,350,700   14,350,700
  Building improvements..............................  14,285,400   12,439,600
  Furniture, fixtures and equipment..................  36,114,600   33,814,000
  Construction in progress...........................     113,400          --
                                                      -----------  -----------
                                                       68,164,100   63,904,300
  Less accumulated depreciation......................  33,353,000   30,080,700
                                                      -----------  -----------
                                                       34,811,100   33,823,600
Operating equipment, net.............................     523,000      570,700
Deferred financing costs, less accumulated
 amortization of $662,400 in 1997 and $530,900 in
 1996................................................     402,000      533,500
Other assets.........................................      68,300      270,500
                                                      -----------  -----------
Total assets......................................... $43,937,300  $41,756,200
                                                      ===========  ===========
LIABILITIES AND DEFICIENCY IN PARTNERSHIP CAPITAL
Current liabilities:
  Trade accounts payable............................. $ 4,078,700  $ 4,039,900
  Accrued compensation and related benefits..........   1,376,600    1,139,300
  Other accrued liabilities..........................   2,032,600    1,458,700
  Due to affiliated companies........................     237,600       11,600
  Note payable to bank...............................         --       300,000
  Current portion of long-term debt..................   3,170,600    3,152,000
                                                      -----------  -----------
    Total current liabilities........................  10,896,100   10,101,500
Long-term debt, net of current portion...............  20,831,400   23,805,000
Due to Williams Hospitality Group Inc................  25,590,800   23,206,700
Deficiency in partnership capital:
  Capital contribution...............................   7,000,000    7,000,000
  Deficit............................................ (20,381,000) (22,357,000)
                                                      -----------  -----------
Total deficiency in partnership capital.............. (13,381,000) (15,357,000)
                                                      -----------  -----------
Total liabilities and deficiency in partnership
 capital............................................. $43,937,300  $41,756,200
                                                      ===========  ===========

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                                               YEAR ENDED JUNE 30,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
Revenues:
  Rooms.............................. $ 22,588,800  $ 22,016,700  $ 22,517,300
  Food and beverage..................   13,218,000    13,424,400    12,688,200
  Casino.............................   19,582,200    18,117,600    22,575,400
  Rental and other income............    3,255,800     3,503,000     2,852,400
  Less casino promotional
   allowances........................   (6,905,300)   (6,937,900)   (7,836,300)
                                      ------------  ------------  ------------
    Net revenues.....................   51,739,500    50,123,800    51,797,000
Costs and expenses:
  Rooms..............................    6,764,600     6,891,000     6,775,000
  Food and beverage..................    9,297,400     9,506,100     9,340,600
  Casino.............................    9,729,000    10,716,800    14,027,100
  Selling, general and
   administrative....................    8,803,200     9,094,000     8,953,700
  Management and incentive management
   fees..............................    4,336,700     3,850,100     3,893,000
  Property operation, maintenance and
   energy costs......................    4,509,700     4,803,200     4,416,800
  Depreciation and amortization......    3,438,800     3,595,300     3,617,300
                                      ------------  ------------  ------------
                                        46,879,400    48,456,500    51,023,500
                                      ------------  ------------  ------------
    Income from operations...........    4,860,100     1,667,300       773,500
Interest income......................          --            --          2,500
Interest expense.....................   (2,884,100)   (3,026,800)   (3,176,800)
                                      ------------  ------------  ------------
Net income (loss)....................    1,976,000    (1,359,500)   (2,400,800)
Deficit at beginning of year.........  (22,357,000)  (20,997,500)  (18,596,700)
                                      ------------  ------------  ------------
Deficit at end of year............... $(20,381,000) $(22,357,000) $(20,997,500)
                                      ============  ============  ============


                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED JUNE 30,
                                        -------------------------------------
                                           1997         1996         1995
                                        -----------  -----------  -----------
Operating Activities
Net income (loss)...................... $ 1,976,000  $(1,359,500) $(2,400,800)
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
  Depreciation and amortization........   3,438,800    3,595,300    3,617,300
  Provision for losses on accounts
   receivable..........................     150,600    1,278,200    3,880,400
  Gain or sale of equipment............         --       (46,600)         --
  Changes in operating assets and
   liabilities:
   Amounts due to/from affiliated
    companies..........................   2,610,100    2,086,700      639,600
   Trade accounts receivable...........  (1,471,900)     503,900      833,200
   Inventories and prepaid expenses....     (16,400)     193,600       21,600
   Other assets........................     167,200      (10,500)    (125,600)
   Trade accounts payable, accrued
    expenses and other accrued
    liabilities........................     850,000     (990,600)  (2,493,100)
                                        -----------  -----------  -----------
    Net cash provided by operating
     activities........................   7,704,400    5,250,500    3,972,600
Investing Activities
  Proceeds from sale of equipment......         --       119,300          --
  Purchases of property and equipment..  (4,059,700)  (2,502,800)  (3,310,000)
  Purchases of operating equipment--
   net.................................      47,700       78,800      635,900
                                        -----------  -----------  -----------
    Net cash used in investing
     activities........................  (4,012,000)  (2,304,700)  (2,674,100)
Financing Activities
  Proceeds from long-term debt.........         --           --       156,200
  Proceeds from short-term borrowings..         --       300,000          --
  Payment of short-term borrowings.....    (300,000)         --           --
  Payments of long-term debt...........  (3,155,000)  (2,326,400)  (2,046,800)
                                        -----------  -----------  -----------
    Net cash used in financing
     activities........................  (3,455,000)  (2,026,400)  (1,890,600)
                                        -----------  -----------  -----------
Net increase (decrease) in cash and
 cash equivalents......................     237,400      919,400     (592,100)
Cash at beginning of year..............   2,443,700    1,524,300    2,116,400
                                        -----------  -----------  -----------
Cash and cash equivalents at end of
 year.................................. $ 2,681,100  $ 2,443,700  $ 1,524,300
                                        ===========  ===========  ===========
Included in cash provided by operating
 activities above:
  Interest paid........................ $ 2,887,600  $ 3,031,400  $ 3,232,500
                                        ===========  ===========  ===========

                            See accompanying notes.

                        POSADAS DE SAN JUAN ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  Posadas de San Juan Associates (the Partnership), is a joint venture organized under the General Partnership Laws of the State of New York, pursuant to a Joint Venture Agreement dated July 27, 1984, as amended (the Agreement). The Partnership is 50% owned by ESJ Hotel Corporation, a wholly-owned subsidiary of Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), with the remainder owned by entities owned by individual investors (collectively, the Partners). Posadas de Puerto Rico is 100% owned by WHG Resorts & Casinos Inc., a publicly-held corporation. The Partnership shall continue to exist until July 27, 2024, unless terminated earlier by mutual agreement of the Partners pursuant to the Agreement. The Agreement provides that the net profits or losses of the Partnership shall be allocated to the Partners in the same proportion as their capital contributions.

  The Partnership owns and operates the El San Juan Hotel & Casino (the "Hotel"), a luxury resort hotel and casino property in San Juan, Puerto Rico.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of three months or less when purchased as cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Financing Costs

  Deferred financing costs are being amortized over the maturities of the related debt.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

 Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverage and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Costs

  Advertising costs are charged to operations as incurred. Advertising costs for fiscal years 1997, 1996 and 1995 amounted to approximately $1,388,000, $1,394,000 and $1,299,000, respectively.

 Fair Values of Financial Instruments

  The methods and assumptions used to estimate the fair value of the different classes of financial instruments were as follows:

  Long-term debt: The carrying amount of the long-term borrowings at June 30, 1997 approximates fair value. The fair values were estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

2. FURNITURE, FIXTURES AND EQUIPMENT FUND

  In accordance with the terms of the Management Agreement and a certain loan agreement (see Note 6), the Partnership is required to deposit cash equal to 4% of hotel gross revenues each month into a furniture, fixtures and equipment fund.

  Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, (on behalf of the Partnership) withdraws from the fund amounts required to pay the cost of replacements of, and additions to, furniture, fixtures and equipment at the Hotel. At June 30, 1997 and 1996, there were no unexpended funds available.

3. TRADE ACCOUNTS RECEIVABLE

  At June 30, 1997 and 1996 trade accounts receivable consisted of the following:

                                                             1997       1996
                                                          ---------- ----------
     Trade accounts receivable--casino................... $2,001,600 $1,045,100
     Less allowance for doubtful accounts................    516,100    266,100
                                                          ---------- ----------
                                                           1,485,500    779,000
     Trade accounts receivable--hotel....................  2,296,700  1,682,700
     Less allowance for doubtful accounts................     90,200     91,000
                                                          ---------- ----------
                                                           2,206,500  1,591,700
                                                          ---------- ----------
                                                          $3,692,000 $2,370,700
                                                          ========== ==========

  Approximately 51% and 31% of the trade accounts receivable--casino, as of June 30, 1997 and 1996, respectively, are from customers in Latin America.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997


4. DUE TO AFFILIATED COMPANY

  Amounts due to affiliated company consist of fees earned by Williams Hospitality and other payments made by Williams Hospitality for services rendered on behalf of the Partnership. At June 30, 1997 and 1996 amounts due to an affiliated company consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
     Due to Williams Hospitality--noncurrent:
       Incentive management fees....................... $11,283,400 $ 9,878,900
       Interest on incentive management fees...........   5,506,400   4,526,800
       Basic management fees...........................   8,801,000   8,801,000
                                                        ----------- -----------
                                                        $25,590,800 $23,206,700
                                                        =========== ===========

  Payment of substantially all the noncurrent amounts due to Williams Hospitality are restricted under the terms of the Loan Agreement (see Note 6).

5. LINE OF CREDIT

  The Partnership has available a $1,000,000 revolving line of credit with a bank, which is payable on demand, bearing interest at one percentage over the prime rate. The line of credit is collateralized by substantially all trade accounts receivable and leases with concessionaires as well as the mortgage covering long-term debt. As of June 30, 1997, there was no balance outstanding under the line of credit.

6. LONG-TERM DEBT

  Long-term debt at June 30, 1997 and 1996 consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
Mortgage note payable to bank.......................... $23,250,000 $26,250,000
Capital lease obligation bearing interest at 11.18%
 payable in monthly installments of $3,450, including
 interest through 1999.................................      70,000     109,600
Capital lease obligation bearing interest at 9.5%
 payable in monthly installments of $10,413, including
 interest through 2001.................................     396,100     480,700
Chattel mortgage note payable bearing interest at 9%,
 payable in monthly installments of $3,900, including
 interest through 1998, collateralized with personal
 property..............................................      85,900     116,700
Note payable to a non-related party, non-interest
 bearing, payable in two annual installments of
 $100,000 beginning on October 1, 1998.................     200,000         --
                                                        ----------- -----------
                                                         24,002,000  26,957,000
Less current portion...................................   3,170,600   3,152,000
                                                        ----------- -----------
                                                        $20,831,400 $23,805,000
                                                        =========== ===========

  The mortgage note payable to bank is collateralized by all the Partnership's real and personal property. The note is payable in accelerating monthly installments with a final installment of $7,500,000 due in fiscal 2003. Interest is payable at rates from 6.7% to 7.3% on $18,250,000 of the note. Interest rates have not been fixed on

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

$5,000,000 of the note, which at June 30, 1997 was at an interest rate of 7.97%, which is reset every seven days. Under the terms of the loan agreement, 50% of the excess net free cash flow, as defined, each year is required to be used to prepay the final installment of the note until it is reduced to $3,000,000. Further, distributions to the partners and payment of basic and incentive management fees and accrued interest thereon outstanding at the date of the borrowing may only be paid to the extent of the remaining 50% of the excess net free cash flow. Excess net free cash flow, as defined, amounted to $648,000 at June 30, 1997.

  Maturities of long-term debt are as follows:

  Fiscal year ending in:

     1998........................................................... $ 3,170,600
     1999...........................................................   3,392,000
     2000...........................................................   3,726,000
     2001...........................................................   3,588,400
     2002...........................................................   2,625,000
     Thereafter.....................................................   7,500,000
                                                                     -----------
                                                                     $24,002,000
                                                                     ===========

7. INCOME TAXES

  The Partnership operated under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the 1993 Act). The 1993 Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this grant are: a 90% exemption from income taxes on hotel income through the entire term of the grant, and a 90% exemption from municipal real and personal property taxes for the first five years. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

  As of June 30, 1997, the Partnership had net operating loss carryforwards of approximately $20,391,600, net of approximately $1,600,000 used to offset 1997 taxable income for Puerto Rico income tax purposes from its combined hotel and casino operations and, accordingly, no Puerto Rico taxes have been provided in the accompanying financial statements. Such losses may be utilized to offset future Puerto Rico taxable income through June 30, 2001 as follows: 1998, $2,064,000; 1999, $3,271,000; 2000, $3,896,600; 2001, $6,046,000 and 2002,
$5,114,000.

  Following the provisions of SFAS No. 109, the deferred tax asset that results from the cumulative net operating loss carryforwards has been fully reserved.

  For Puerto Rico income tax purposes the Partnership is taxed as if it were a corporation. Income of the Partnership for federal income tax purposes is taxable to the Partners.

8. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) dated October 2, 1986 with Williams Hospitality. The Management Agreement provides that Williams Hospitality is to manage the Hotel until the year 2005 for a basic management fee of 5% of the Hotel's gross revenues (as defined in the Management Agreement) and an incentive management fee of 12% of the Hotel's gross operating profits (as defined in the Management Agreement). In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Hotel.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

  During fiscal years 1997, 1996 and 1995 basic management fees amounted to $2,932,200, $2,852,500 and $2,981,600, respectively. Incentive management fees amounted to $1,404,500, $997,600 and $911,500, respectively, for the same fiscal years. Administrative costs and service fees charged by Williams Hospitality during fiscal years 1997, 1996 and 1995, amounted to $1,422,600, $1,446,700 and $1,844,000, respectively.

  During fiscal years 1997, 1996 and 1995, interest at 10% charged to the Partnership by Williams Hospitality amounted to $987,900, $888,100 and $797,000, respectively.

  During fiscal years 1997, 1996 and 1995, the Partnership was charged by Posadas de Puerto Rico $338,100, $243,600 and $92,800, respectively, for certain services provided.

  During fiscal years 1997, 1996 and 1995, the Partnership charged Posadas de Puerto Rico $337,400, $256,100 and $191,500, respectively, for certain services rendered.

                                  SCHEDULE II

                         POSADAS DE SAN JUAN ASSOCIATES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D     COLUMN E
        --------         ------------ ---------------------   --------    ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS--  BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS       END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF     PERIOD
      -----------        ------------ ---------- ---------- ------------  ----------
Allowance for
 receivables:
1997....................  $  357,100  $  150,600    $--     $   (98,599)   $606,299
                          ==========  ==========    ====    ===========    ========
1996....................  $  434,546  $1,278,200    $--     $ 1,355,646    $357,100
                          ==========  ==========    ====    ===========    ========
1995....................  $1,290,819  $3,880,413    $--     $ 4,736,686    $434,546
                          ==========  ==========    ====    ===========    ========

                        REPORT OF INDEPENDENT AUDITORS

The Partners
WKA El Con Associates

  We have audited the accompanying balance sheets of WKA El Con Associates (a joint venture partnership) as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKA El Con Associates as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in
Note 7, El Conquistador Partnership L.P., a 50% owned partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                           Ernst & Young LLP

San Juan, Puerto Rico
August 11, 1997

                             WKA EL CON ASSOCIATES

                                 BALANCE SHEETS

                                                             JUNE 30,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
ASSETS
Cash...............................................  $      3,600  $      3,200
Notes receivable from affiliated company...........    18,343,200    16,116,000
Investment in Las Casitas Development Company......       242,600     1,292,600
Capitalized interest, less accumulated amortization
 of $100,400 in 1997 and $71,000 in 1996...........     1,368,100     1,397,500
Deferred debt issuance costs and other assets, less
 accumulated amortization of $598,600 in 1997 and
 $496,200 in 1996..................................       769,800       872,200
                                                     ------------  ------------
    Total assets...................................  $ 20,727,300  $ 19,681,500
                                                     ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
Liabilities:
  Long-term note payable...........................  $  5,527,400  $  5,197,000
  Due to affiliated company........................        85,100        64,200
  Due to partners..................................    10,475,100     9,790,700
  Losses in excess of equity investment in El
   Conquistador Partnership L.P. ..................    12,464,200     7,762,600
                                                     ------------  ------------
    Total liabilities..............................    28,551,800    22,814,500
Deficiency in partners' capital:
  Contributed......................................    20,286,200    20,286,200
  Deficit..........................................   (28,110,700)  (23,419,200)
                                                     ------------  ------------
    Total deficiency in partners' capital..........    (7,824,500)   (3,133,000)
                                                     ------------  ------------
    Total liabilities and deficiency in partners'
     capital.......................................  $ 20,727,300  $ 19,681,500
                                                     ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                                               YEAR ENDED JUNE 30,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
Interest income...................... $  1,241,100  $  1,150,100  $  1,027,600
Costs and expenses:
  Interest...........................    1,078,400     1,145,800     1,137,600
  Professional fees..................       20,900        40,100        83,400
  Amortization.......................      131,800       142,000       163,200
                                      ------------  ------------  ------------
                                         1,231,100     1,327,900     1,384,200
                                      ------------  ------------  ------------
Income (loss) before equity in
 operations of investees.............       10,000      (177,800)     (356,600)
Equity in operations of investees:
  El Conquistador Partnership L.P....   (4,701,500)   (6,120,500)  (13,738,400)
  Las Casitas Development Company....          --        313,200     1,627,100
                                      ------------  ------------  ------------
                                        (4,701,500)   (5,807,300)  (12,111,300)
                                      ------------  ------------  ------------
Net loss.............................   (4,691,500)   (5,985,100)  (12,467,900)
Accumulated deficit at beginning of
 year................................  (23,419,200)  (17,434,100)   (4,966,200)
                                      ------------  ------------  ------------
Accumulated deficit at end of year... $(28,110,700) $(23,419,200) $(17,434,100)
                                      ============  ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED JUNE 30,
                                        --------------------------------------
                                           1997         1996          1995
                                        -----------  -----------  ------------
Operating Activities
Net loss............................... $(4,691,500) $(5,985,100) $(12,467,900)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Amortization.........................     131,800      142,000       163,200
  Equity in operations of affiliates
   including $1,050,000 in 1997 and
   $950,000 in 1996 in cash
   distributions received..............   5,751,600    6,757,300    12,111,300
Changes in operating assets and
 liabilities:
  Accrued interest income added to
   notes receivable....................  (1,177,200)  (1,122,800)   (1,000,600)
  Other receivables....................         --           --         13,200
  Accrued interest expense added to
   long-term liabilities...............     330,400    1,102,900       974,500
  Accounts payable.....................         --           --        (36,700)
  Due to affiliated company............         --        58,900           --
                                        -----------  -----------  ------------
    Net cash provided by (used in)
     operating activities..............     345,100      953,200      (243,000)
Investing Activities
Sale of certificate of deposit held in
 escrow................................         --       682,500       100,000
Increase on deferred debt issuance
 costs and other assets................         --           --       (230,400)
Increase in notes receivable from
 affiliated company....................  (1,050,000)    (950,000)     (423,500)
                                        -----------  -----------  ------------
    Net cash used in investing
     activities........................  (1,050,000)    (267,500)     (553,900)
Financing Activities
Partners' contributed capital..........         --     1,295,700     1,870,500
Partners' loans--net...................     684,400     (852,900)      323,500
Payments to affiliated company.........      20,900   (1,125,300)   (1,397,100)
                                        -----------  -----------  ------------
Net cash provided by (used in)
 financing activities..................     705,300     (682,500)      796,900
                                        -----------  -----------  ------------
Net increase in cash...................         400        3,200           --
Cash at beginning of year..............       3,200          --            --
                                        -----------  -----------  ------------
Cash at end of year.................... $     3,600  $     3,200  $        --
                                        ===========  ===========  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp. (formerly known as WMS El Con Corp.), which is wholly-owned by WHG Resorts & Casino Inc., 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.

  The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) ("Las Casitas"), a joint venture constructing and selling condominiums on property adjacent to El Con.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Investments in Affiliated Companies

  The investments in affiliated companies are accounted for under the equity method. El Con equity is recorded by the Partnership based on El Con's fiscal year of March 31. Las Casitas equity is recorded by the Partnership based on Las Casitas' fiscal year of June 30. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the El Conquistador property.

 Deferred Debt Issuance Costs and Other Assets

  Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs relating to El Con were incurred by the Partnership and are being amortized over 5 to 50 years.

 Fair Values of Financial Instruments

  Note payable: The carrying amount of the note payable at June 30, 1997 approximates fair value. The fair value was estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


2. NOTES RECEIVABLE FROM AFFILIATED COMPANY

  At June 30, 1997 and 1996 notes receivable from El Con consisted of the following:

                                                              1997        1996
                                                           ----------- -----------
   Note receivable due on demand.......................... $   136,000 $   136,000
   Note receivable due through May, 2002 (See Note 5)........4,000,000   4,000,000
   Subordinated notes receivable due in 2003 to 2005 (See
    Note 4)...............................................   8,229,700   8,229,700
   Accrued interest receivable............................   3,977,500   2,800,300
   Deficiency loan participation..........................   2,000,000     950,000
                                                           ----------- -----------
                                                           $18,343,200 $16,116,000
                                                           =========== ===========

  Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

3. INVESTMENT IN AFFILIATED COMPANIES

  In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire the El Conquistador property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (See Note 4).

  Summarized financial information for El Con as of March 31, 1997 and 1996 and for the years then is as follows:

                                                          1997         1996
                                                      ------------ ------------
   Total assets...................................... $205,430,000 $211,691,000
   Total liabilities.................................  218,359,000  215,216,000
   Deficiency in partners capital....................   12,929,000    3,525,000
   Revenues..........................................   92,958,000   89,214,000
   Net loss..........................................    9,403,000   12,241,000

  The Partnership's investment in Las Casitas amounts to $5,000.

4. DUE TO AFFILIATED COMPANY AND PARTNERS

  At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. (See Note 2).

  In November 1993, the partners advanced $782,500 to the Partnership that was invested in a bank certificate of deposit. During fiscal year 1996 the remaining balance of $682,500 was withdrawn from the certificate and distributed to the partners. The certificate of deposit was held in escrow and was pledged as collateral to the bank for a bank loan of an equal amount to El Con. Interest accrued on the partners' advances at the same interest rate earned on the certificate of deposit.

  During fiscal year 1997 and 1996, respectively, the Partnership purchased from Williams Hospitality $1,050,000 and $950,000, respectively, of participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con. The partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $4,000,000 of El Conquistador.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


5. LONG-TERM NOTE PAYABLE

  The long-term note payable to a bank includes accrued interest of $1,527,400 and $1,197,000 at June 30, 1997 and 1996, respectively. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Conquistador under similar terms. (See Note 2).

  The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WHG Resorts & Casino Inc., the ultimate owner of WHG El Con Corp.

6. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's profit or losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements. Income or loss of the Partnership for Federal income tax purposes is reported by the partners.

7. REFINANCING

  El Con, a partnership 50% owned by the Partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of Industrial Revenue Bonds, which expires on March 9, 1998. The debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Con has retained an investment banking firm to assist in structuring the refinancing of El Con's debt. Based on operating history of the El Con resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Con's and the Partnership's ability to continue as going-concerns.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
El Conquistador Partnership L.P.

  We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of March 31, 1997 and 1996, and the related statements of operations and (deficiency in) partners' capital, and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 13, to date El Conquistador Partnership L.P. has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the El Conquistador Partnership L.P.'s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                           Ernst & Young LLP

San Juan, Puerto Rico
May 2, 1997

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 BALANCE SHEETS

                                                             MARCH 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
ASSETS
------
Current assets:
 Cash..............................................  $  2,380,218  $    856,983
 Restricted cash and investments held by bank......     3,360,607     2,879,355
 Trade accounts receivable, less allowance for
  doubtful accounts of $269,115 in 1997 and
  $301,765 in 1996.................................     4,764,607     5,302,884
 Due from affiliated companies.....................       428,987       314,999
 Inventories.......................................     1,662,877     1,522,463
 Prepaid expenses and other current assets.........     1,020,716       945,905
                                                     ------------  ------------
   Total current assets............................    13,618,012    11,822,589
Due from affiliated company........................       418,957       817,868
Land, building and equipment:
 Land..............................................    14,372,707    14,372,707
 Building..........................................   158,039,190   158,039,190
 Furniture, fixture and equipment..................    32,664,796    31,359,202
                                                     ------------  ------------
                                                      205,076,693   203,771,099
 Less accumulated depreciation.....................    21,116,551    14,777,283
                                                     ------------  ------------
                                                      183,960,142   188,993,816
Operating equipment, net...........................     1,592,219     1,469,350
Deferred debt issuance costs, net of accumulated
 amortization of $5,709,747 in 1997 and $4,731,745
 in 1996...........................................     2,980,622     3,958,624
Deferred pre-opening costs, net of accumulated
 amortization of $10,519,175 in 1997 and $8,751,425
 in 1996...........................................     2,860,504     4,628,254
                                                     ------------  ------------
   Total assets....................................  $205,430,456  $211,690,501
                                                     ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
-----------------------------------------------
Current liabilities:
 Trade accounts payable............................  $  5,474,496  $  7,657,546
 Advance deposits..................................     5,572,317     3,568,390
 Accrued interest..................................     1,785,687     1,510,080
 Other accrued liabilities.........................     5,271,335     4,673,189
 Due to affiliated companies.......................       545,824       652,896
 Note payable to bank..............................     1,500,000     2,773,359
 Current portion of long-term debt.................   120,000,000           --
 Current portion of chattel mortgages and capital
  lease obligations................................     2,679,819     2,444,993
                                                     ------------  ------------
   Total current liabilities.......................   142,829,478    23,280,453
Long-term debt.....................................    25,000,000   145,000,000
Chattel mortgages and capital lease obligations,
 net of current portion............................     1,660,040     4,324,358
Due to affiliated companies........................    11,491,977     8,531,671
Due to partners....................................    37,377,424    34,079,309
Deficiency in partners' capital:
 Limited partners..................................   (10,989,193)   (2,996,497)
 General partners..................................    (1,939,270)     (528,793)
                                                     ------------  ------------
   Total deficiency in partners' capital...........   (12,928,463)   (3,525,290)
                                                     ------------  ------------
 Total liabilities and deficiency in partners'
  capital..........................................  $205,430,456  $211,690,501
                                                     ============  ============

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                                               YEAR ENDED MARCH 31,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
Revenues:
  Rooms.............................. $ 40,023,903  $ 38,817,160  $ 37,942,821
  Food and beverage..................   26,235,365    26,188,693    27,298,340
  Casino.............................    6,005,242     6,179,133     6,054,569
  Rental and other income............   21,959,328    19,165,969    14,652,328
                                      ------------  ------------  ------------
                                        94,223,838    90,350,955    85,948,058
  Less casino promotional
   allowances........................   (1,265,710)   (1,136,499)   (1,205,380)
                                      ------------  ------------  ------------
    Net revenues.....................   92,958,128    89,214,456    84,742,678
Costs and expenses:
  Rooms..............................   12,377,694    12,853,157    14,755,239
  Food and beverage..................   17,602,484    17,638,186    20,797,173
  Casino.............................    3,848,981     3,686,904     3,923,817
  Selling, general and
   administrative....................   14,657,312    12,992,841    18,115,433
  Management and incentive management
   fees..............................    5,680,355     5,394,675     3,703,819
  Property operation, maintenance and
   energy costs......................   12,382,577    12,396,063    14,408,347
  Depreciation and amortization......    9,146,664    10,499,296    11,124,075
  Other expenses.....................    9,702,212     9,201,228     9,722,662
                                      ------------  ------------  ------------
                                        85,398,279    84,662,350    96,550,565
                                      ------------  ------------  ------------
    Income (loss) from operations....    7,559,849     4,552,106   (11,807,887)
Interest income......................      199,110       228,625       467,922
Interest expense.....................   17,162,132    17,021,764    16,136,755
                                      ------------  ------------  ------------
Net loss.............................   (9,403,173)  (12,241,033)  (27,476,720)
(Deficiency in) partners' capital at
 beginning of year...................   (3,525,290)    8,715,743    36,191,325
Partners' capital contribution.......          --            --          1,138
                                      ------------  ------------  ------------
(Deficiency in) partners' capital at
 end of year......................... $(12,928,463) $ (3,525,290) $  8,715,743
                                      ============  ============  ============


                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED MARCH 31,
                                      ----------------------------------------
                                          1997          1996          1995
                                      ------------  ------------  ------------
OPERATING ACTIVITIES
Net loss............................  $ (9,403,173) $(12,241,033) $(27,476,720)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Depreciation and amortization.....     9,146,664    10,499,296    11,124,075
  Provision for losses on accounts
   receivable.......................       205,400       363,245     1,808,641
  Incentive management fees.........     2,375,526     2,224,381       679,259
  Deferred interest expense to
   partners and affiliates..........     3,100,085     2,995,431     2,063,981
  Changes in operating assets and
   liabilities:
    Restricted cash and investments
     held by bank...................      (481,252)      503,353     2,549,446
    Trade accounts receivable.......       332,877     1,987,789     2,187,211
    Inventories.....................      (140,414)      529,503        61,249
    Prepaid expenses and other
     current assets.................       (74,811)       26,105       491,032
    Trade accounts payable and
     advance deposits...............      (179,123)   (3,663,803)   (1,323,693)
    Accrued interest and other
     accrued liabilities............       873,753    (1,220,058)    1,156,483
    Affiliated companies, net.......        99,017       (97,985)    1,967,073
                                      ------------  ------------  ------------
Net cash provided by (used in)
 operating activities...............     5,854,549     1,906,224    (4,711,963)
INVESTING ACTIVITIES
Purchases of property and
 equipment..........................    (1,305,594)     (826,611)   (3,525,762)
Usage of operating equipment, net...      (122,869)      (37,454)      523,641
                                      ------------  ------------  ------------
Net cash used in investing
 activities.........................    (1,428,463)     (864,065)   (3,002,121)
FINANCING ACTIVITIES
Payments of principal on long-term
 debt...............................    (2,429,492)   (2,198,146)   (1,976,625)
Proceeds from long-term debt........           --            --        776,000
Proceeds from notes payable to
 bank...............................     9,500,000     7,684,685           --
Payments of principal on notes
 payable to bank....................   (10,773,359)   (6,549,685)     (200,000)
Proceeds from partners' and
 affiliated loans, and capital
 contributions......................       800,000           --      8,698,134
                                      ------------  ------------  ------------
Net cash used in financing
 activities.........................    (2,902,851)   (1,063,146)    7,293,509
                                      ------------  ------------  ------------
Net increase (decrease) in cash.....     1,523,235       (20,987)     (420,575)
Cash at beginning of year...........       856,983       877,970     1,298,545
                                      ------------  ------------  ------------
Cash at end of year.................  $  2,380,218  $    856,983  $    877,970
                                      ============  ============  ============
Supplemental disclosure of cash flow
 information:
  Interest paid.....................  $ 13,789,097  $ 14,026,453  $ 14,314,600
                                      ============  ============  ============

                            See accompanying notes.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997

1. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990 (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. (Williams Hospitality), and 50% by Kumagai Caribbean, Inc. (Kumagai), a wholly-owned subsidiary of Kumagai International USA, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

  The Partnership owns and operates a luxury resort hotel and casino in Las Croabas, Puerto Rico (the Resort).

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Debt Issuance Costs

  Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

 Deferred Pre-Opening Costs

  Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs are being amortized on a straight-line basis over a five year period through November 1998.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary rooms, food, beverage and hotel services furnished to patrons.

2. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

  Pursuant to the terms of the bond agreement (see Note 8), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                 MARCH 31,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ----------
      Interest due May 1.................................. $1,778,961 $1,584,000
      Interest due August 1...............................  1,581,646  1,295,355
                                                           ---------- ----------
                                                           $3,360,607 $2,879,355
                                                           ========== ==========

3. TRADE ACCOUNTS RECEIVABLE

  Trade accounts receivable consisted of the following:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
      Trade accounts receivable--hotel................... $4,559,108 $5,259,478
      Less allowance for doubtful accounts...............    144,615    217,362
                                                          ---------- ----------
                                                           4,414,493  5,042,116
      Trade accounts receivable--casino..................    474,614    345,171
      Less allowance for doubtful accounts...............    124,500     84,403
                                                          ---------- ----------
                                                             350,114    260,768
                                                          ---------- ----------
      Trade accounts receivable, net..................... $4,764,607 $5,302,884
                                                          ========== ==========

4. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resorts' gross revenues, as defined, and an incentive management fee of 10% of the Resorts' operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flows levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

  During fiscal years 1997 and 1996, basic management fees amounted to $3,305,000 and $3,170,000, respectively. Incentive management fees amounted to approximately $2,376,000 and $2,224,000 during fiscal years 1997 and 1996, respectively. In addition, Williams Hospitality charged the Partnership approximately $3,258,000 and $2,728,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

  In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), hotel and casino operations affiliated through common ownership, approximately $410,000 and $437,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

  As of March 31, 1997 each partner had advanced $8,365,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinated to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75%. Interest payments will be deferred during the first five years. The principal and deferred interest accrued at March 31, 1997 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.

  As of March 31, 1997 each partner had provided $3,800,000 to cover cash flow deficiency in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

  As of March 31, 1997, the outstanding balance of advances made by the Partnership to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement amounted to $727,200. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. This transportation equipment is pledged as collateral by Williams Hospitality to the Partnership's chattel mortgage notes.

  In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

  In October 1996, each partner advanced $400,000 as required by a loan agreement (see Note 6). The notes bear interest at the prime rate at the Chase Bank in the New York base rate. Repayment of principal are subordinated to other debt.

  The chattel mortgage notes payable (see Note 7) are collateralized by a bank standby letter of credit of $3,423,000. The letter of credit is collateralized by certificates of deposit for $2,000,000 issued by the bank in equal amounts to Williams Hospitality and Kumagai. The chattel mortgage notes, and capital leases are guaranteed by Williams Hospitality and Kumagai.

5. NOTES PAYABLE TO BANK

  On October 4, 1996 the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility. The notes issued under the credit facility will bear interest at 1% over LIBOR, and are secured by a mortgage note on the Partnership's real property and a leasehold mortgage note on leased land of $120,000. At March 31, 1997 the Partnership had outstanding borrowings of $1,500,000 with an interest rate at March 31, 1997 of 6.56%.

  As of March 31, 1996, the Partnership's borrowings of $2,500,000 with a bank were repaid during fiscal year 1997.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

6. DUE TO AFFILIATED COMPANIES AND PARTNERS

  Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan. Amounts due to affiliated companies consisted of the following:

                                                                MARCH 31,
                                                          ----------------------
                                                             1997        1996
                                                          ----------- ----------
   Current:
     Due to Williams Hospitality:
       Basic management fees............................. $   435,309 $  414,718
       Other.............................................      83,891    195,523
       Due to Posadas de Puerto Rico.....................      26,624     37,380
       Due to Posadas de San Juan........................         --       5,275
                                                          ----------- ----------
                                                          $   545,824 $  652,896
                                                          =========== ==========
   Non current:
     Affiliate:
       Due to Williams Hospitality:
         Incentive management fees....................... $ 5,542,528 $3,167,002
         Interest at 10% on incentive management fees....     338,405     89,350
         Advances........................................   3,800,000  3,800,000
         Interest on advances............................     856,282    503,368
         Other...........................................     375,528    375,528
                                                          ----------- ----------
                                                           10,912,743  7,935,248
       Due to KG Caribbean...............................     579,234    596,423
                                                          ----------- ----------
                                                          $11,491,977 $8,531,671
                                                          =========== ==========

                                                                MARCH 31,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
   Partners:
     Due to WKA El Con:
       Advances......................................... $12,765,685 $12,365,685
       Interest on advances.............................   3,594,886   2,522,285
     Due to Kumagai:
       Advances.........................................  16,565,685  16,165,685
       Interest on advances.............................   4,451,168   3,025,654
                                                         ----------- -----------
                                                         $37,377,424 $34,079,309
                                                         =========== ===========

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 MARCH 31, 1997

7. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

  Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                               MARCH 31,
                                                         ---------------------
                                                            1997       1996
                                                         ---------- ----------
   Chattel mortgage notes payable bearing interest at
    9%, payable in monthly installments of $215,784,
    including interest, through 1998, collateralized
    with personal property.............................. $3,868,202 $6,023,820
   Capital lease obligations bearing interest at 11.5%,
    payable in monthly installments of $28,335,
    including interest, through 1998, collateralized
    with personal property, net of $48,307 in 1997 and
    $121,571 in 1996 representing interest..............    471,657    745,531
                                                         ---------- ----------
                                                          4,339,859  6,769,351
   Less current portion.................................  2,679,819  2,444,993
                                                         ---------- ----------
                                                         $1,660,040 $4,324,358
                                                         ========== ==========

  Maturities of chattel mortgages and capital lease obligations are as follows:

      1998........................................................... $2,679,819
      1999...........................................................  1,660,040
                                                                      ----------
                                                                      $4,339,859
                                                                      ==========

  See Note 4 for additional collateral and guarantees.

  Assets and accumulated depreciation recorded under capital lease obligations are included in land, building and equipment as follows:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
   Equipment............................................. $1,288,373 $1,288,373
   Less accumulated depreciation.........................    880,393    622,717
                                                          ---------- ----------
                                                          $  407,980 $  665,656
                                                          ========== ==========

8. LONG-TERM DEBT

  At March 31, 1997 and 1996, long-term debt consisted of the following:

                                                              MARCH 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
   Industrial Revenue Bonds Series A................. $ 90,000,000 $ 90,000,000
   Industrial Revenue Bonds Series B.................   30,000,000   30,000,000
   Government Development Bank of Puerto Rico........   25,000,000   25,000,000
                                                      ------------ ------------
                                                       145,000,000  145,000,000
   Less current portion..............................  120,000,000          --
                                                      ------------ ------------
                                                      $ 25,000,000 $145,000,000
                                                      ============ ============

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997

  On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.

  The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

  Commencing on May 1, 1996, the Bonds are subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 the Partnership entered into an Interest Swap Agreement that expires on March 8, 1998 by which the Partnership agrees to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate described above.

  The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on February 7, 1998, issued by the Mitsubishi Bank, Limited.

  The Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

  Under the provisions of a term loan agreement with the GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

  Commencing on April 1, 1993, the Partnership is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through March 31, 1997, there had been no amounts deposited in escrow under this provision.

  The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and a management agreement with a related party. The collateral is subject to a subordination agreement in favor of the Mitsubishi Bank, Limited.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial Accounting Standards Board Statement No. 107 "Disclosures About Fair Value of Financial Instruments", requires the disclosure of the fair value of the Partnership's financial instruments at March 31, 1997 and 1996. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997
10. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

  During 1997, the Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism
Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

11. ADVERTISING COSTS

  The Partnership recognizes the costs of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $1,446,000 and $847,000 for fiscal years 1997 and 1996, respectively.

12. COMMITMENTS

  The Partnership leases land under an operating lease agreement for thirty-one years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1997:

      1998........................................................... $  190,000
      1999...........................................................    210,000
      2000...........................................................    210,000
      2001...........................................................    210,000
      2002...........................................................    210,000
      Thereafter.....................................................  5,840,000
                                                                      ----------
                                                                      $6,870,000
                                                                      ==========

  Total rent expense for fiscal years 1997, and 1996 amounted to approximately $1,391,000 and $985,000, respectively.

13. REFINANCING

  The Industrial Revenues Bonds amounting to $120,000,000 at March 31, 1997 are collateralized by a letter of credit which expires on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997 (See Note 8). El Conquistador Partnership L.P. has engaged an investment banking firm to assist in structuring the refinancing of El Conquistador Partnership L.P.'s debt. Based on operating history of the Resort, El Conquistador Partnership L.P.'s management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Conquistador Partnership L.P.'s ability to continue as a going-concern.

                      PATRIOT AMERICAN HOSPITALITY, INC.,
               PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY AND
                           WYNDHAM HOTEL CORPORATION

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          -----
                        PRO FORMA FINANCIAL INFORMATION
PATRIOT REIT AND PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited). .......................................  F-58
  Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 (unaudited). .....................................  F-60
  Pro Forma Condensed Combined Balance Sheet as of
   June 30, 1997 (unaudited). ...........................................  F-63
PATRIOT REIT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)...................................  F-67
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ..............................  F-70
PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).........................................  F-73
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ..............................  F-76
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited) and the six months ended June
   30, 1997 (unaudited) .................................................  F-80

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                          FOR THE WYNDHAM TRANSACTIONS

PATRIOT REIT AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).........................................  F-85
  Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 (unaudited). .....................................  F-87
  Pro Forma Condensed Combined Balance Sheet as of
   June 30, 1997 (unaudited).............................................  F-90
PATRIOT REIT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).........................................  F-93
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ..............................  F-95
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).........................................  F-97
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). ..............................  F-99
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited) and the six months ended June
   30, 1997 (unaudited).................................................. F-102

        PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED FOR THE WHG MERGER

                                                                          PAGE
                                                                          -----
PATRIOT REIT AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited)......................................... F-104
  Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1997 (unaudited). ..................................... F-105
  Pro Forma Condensed Combined Balance Sheet as of
   June 30, 1997 (unaudited)............................................. F-107
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited)......................................... F-109
  Pro Forma Condensed Consolidated Statement of Operations for the six
   months ended June 30, 1997 (unaudited). .............................. F-110

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

BACKGROUND

  On July 1, 1997, pursuant to the Cal Jockey Merger, Old Patriot REIT merged with and into Cal Jockey, with Cal Jockey being the surviving legal entity. In connection with the Cal Jockey Merger, Cal Jockey changed its name to Patriot American Hospitality, Inc. and Bay Meadows changed its name to Patriot American Hospitality Operating Company. Patriot REIT's shares of common stock are paired and trade together with the shares of common stock of Patriot Operating Company as a single unit pursuant to a stock pairing arrangement.

  By operation of the Cal Jockey Merger, each issued and outstanding share of Old Patriot REIT Common Stock was converted into 0.51895 shares of Patriot REIT Common Stock and 0.51895 shares of Patriot Operating Company Common Stock (prior to giving effect to the 1.927-for-1 stock split discussed below), which shares are paired and transferable only as a single unit. Each paired share of Cal Jockey and Bay Meadows common stock remained outstanding and represented the same number of paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock.

  In connection with the Cal Jockey Merger, Bay Meadows formed the Patriot Operating Company Partnership into which Bay Meadows contributed its assets in exchange for OP Units of the Patriot Operating Company Partnership, and Cal Jockey contributed certain of its assets to the Patriot REIT Partnership in exchange for OP Units of the Patriot REIT Partnership. Subsequent to completion of the Cal Jockey Merger and the related transactions contemplated by the Cal Jockey Merger Agreement, substantially all of the operations of Patriot REIT and Patriot Operating Company have been conducted through the Patriot Partnerships and their subsidiaries.

  The unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Racecourse facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value. The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes.

  On July 10, 1997, the respective Boards of Directors of Patriot REIT and Patriot Operating Company declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to shareholders of record on July 15, 1997.

  Unless otherwise indicated, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock have been restated to reflect the impact of the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split. In addition, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock related to periods prior to the 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997 have been restated to reflect the impact of such stock split.

  Patriot REIT leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to either Patriot Operating Company or the Lessee that is responsible for operating such hotel. The hotels are leased for periods ranging from one to 12-years pursuant to separate Participating Leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable. The Lessees, in turn, have entered into separate agreements with the Operators to manage the hotels. The Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel were structured without lessees and are managed directly by an Operator.

  As of October 15, 1997, 35 of Patriot REIT's hotels are leased to separate Lessees (excluding the Park Shore Hotel), and 42 hotels are leased to Patriot Operating Company.

BUSINESSES ACQUIRED

  Since June 30, 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $319,019 to acquire 14 hotels with a total of 3,658 rooms (the "Recent Acquisitions"), which are described below. In addition, in connection with certain other transactions described below (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc."), Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $236,984 in the acquisition of ten additional hotels with a total of 3,119 rooms (the "CHC Hotels").

  In July 1997, Patriot REIT acquired 90% of the equity interests in four separate limited liability companies which own the 266-room Holiday Inn Westlake, the 196-room Radisson Beachwood, and the 113-room Courtyard by Marriot Beachwood, all in Cleveland, Ohio and the 130-room Radisson Hotel in Akron, Ohio (the "Snavely Portfolio"). The Radisson Beachwood hotel is subject to a mortgage loan with a financial institution with a principal balance of approximately $5,774. In addition, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, acquired the 224-room Holiday Inn at the San Francisco International Airport; the 323-room Ramada Inn at the San Francisco International Airport; the 219-room Ambassador West, a Grand Heritage Hotel in Chicago, Illinois; and the 124-room Union Station Hotel, a Grand Heritage Hotel in Nashville, Tennessee. These acquisitions were financed primarily with the proceeds from the sale of certain land described below and with funds drawn on the Patriot Companies' Revolving Credit Facility as described below.

  In August 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, acquired the 227-room Park Shore Hotel in Honolulu, Hawaii. The acquisition was financed primarily with funds drawn on the Patriot Companies' Revolving Credit Facility. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include the results of operations of the Park Shore Hotel.

  On September 4, 1997, Patriot REIT, through a consolidated partnership in which the Patriot REIT Partnership owns an 85% general partnership interest and an affiliate of Doubletree Hotels Corporation owns a 15% limited partnership interest, acquired four Doubletree Hotels in Houston, Texas, Anaheim, California, St. Louis, Missouri and Overland Park, Kansas, with an aggregate of 1,482 rooms (the "Met-Doubletree Hotels"). The Met-Doubletree Hotels were financed with a combination of mortgage debt and cash contributions to the partnership by the Patriot REIT Partnership and by the affiliate of Doubletree Hotels Corporation and the issuance of 614,046 paired OP Units in the Patriot REIT Partnership and the Patriot Operating Company Partnership. Patriot REIT Partnership's contribution was financed primarily with funds drawn on the Patriot Companies' Revolving Credit Facility.

  In August 1997, the Patriot Companies acquired Grand Heritage Hotels, Inc., a hotel management and marketing company, and other Grand Heritage subsidiaries including Grand Heritage Leasing, L.L.C., which leased three hotels from Patriot REIT (the "Grand Heritage Acquisition"). The acquisition was financed primarily through the issuance of 931,972 Class A preferred OP Units of the Patriot Operating Company Partnership.

  Effective October 1, 1997, Patriot Operating Company, through certain of its subsidiaries, acquired the members' interest of PAH RSI, L.L.C., a limited liability company owned and controlled by certain executive officers of the Patriot Companies ("PAH RSI Lessee") for approximately $143. PAH RSI Lessee leased eight of Patriot REIT's hotels. As a result of the acquisition, Patriot Operating Company holds these leasehold interests.

  On October 15, 1997, Patriot REIT, through certain of its subsidiaries, acquired The Buttes, a 353-room resort hotel in Tempe, Arizona. The purchase was financed primarily with funds drawn on Patriot REIT's revolving credit facility. Patriot REIT has leased the hotel to Patriot Operating Company and a Patriot Operating Company subsidiary will manage the hotel.

  On July 14, 1997, Patriot REIT sold approximately 174 acres of land in San Mateo, California, representing substantially all of the land which was owned by Cal Jockey prior to the Cal Jockey Merger, to an affiliate of PaineWebber for a purchase price of approximately $80,864. These funds were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. During July 1997, three suitable hotels (the Holiday Inn at the San Francisco International Airport, the Ambassador West Hotel and the Union Station Hotel) were acquired using a portion of the proceeds from this restricted account. Patriot REIT retained ownership of the improvements located on the land, including the Racecourse and its related facilities. Simultaneously with the consummation of the PaineWebber Land Sale, the PaineWebber affiliate and Patriot REIT entered into a ground lease covering a portion of the land on which the Racecourse is situated for a term of seven years. The lease provides for quarterly rental payments of $750 through March 1998, $813 through March 1999, $875 through March 2000, $1,000 through March 2002 and $1,250 through July 2004. Additionally, Patriot REIT subleased the Racecourse land and leased the related improvements to Patriot Operating Company in order to permit Patriot Operating Company to continue horseracing operations at the Racecourse through the term of Patriot REIT's lease. The sublease is for a term of seven years with annual payments based on percentages of revenue generated. In addition, Patriot REIT has leased certain land adjacent to the Racecourse to Borders, Inc. (the "Borders Lease") for an initial term of 20 years with a fixed net annual rent of $279 for years 1 through 10, $362 for years 11 through 15 and $416 for years 16 through 20. In connection with the sale, Patriot REIT assigned all of its rights and benefits under existing leases, contracts, permits and entitlements relating to the land sold (excluding the Borders Lease) to the PaineWebber affiliate, and the PaineWebber affiliate assumed all of Patriot REIT's development obligations including, but not limited to, all obligations for on and off-site improvements and all obligations under existing leases and contracts. The parties have the option to renew such leases upon their expiration under certain circumstances.

FINANCING TRANSACTIONS

  On July 21, 1997, the Patriot Companies entered into the Revolving Credit Facility with Paine Webber Real Estate, Chase and certain other lenders for a three-year $700,000 unsecured revolving line of credit. Borrowings have been made under the Revolving Credit Facility to repay all outstanding amounts under Old Patriot REIT's secured line of credit with Paine Webber Real Estate (the "Old Line of Credit"). The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. In addition, it is expected that the Revolving Credit Facility will be used to refinance that portion of existing Wyndham indebtedness that is not refinanced through the Term Loan (see below). The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.0% to 2.0% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.5% (depending on the Patriot Companies' leverage ratio). The interest rate currently in effect for the Revolving Credit Facility is 7.656% per annum.

  Additionally, Patriot REIT has entered into a commitment letter with Paine Webber Real Estate and Chase for the $500,000 Term Loan. It is anticipated that the Term Loan will be secured by specific assets and properties of the Patriot Companies that will be transferred to a special purpose "bankruptcy remote" entity. The Term Loan will be used primarily to refinance substantially all of the existing indebtedness of Wyndham and to finance payments to be made in connection with the Merger and the Related Transactions and the Crow Assets Acquisition. The Term Loan is expected to have an interest rate per annum equal to LIBOR plus 1.75%.

  The Patriot Companies have entered into three interest rate swap arrangements to swap floating rate LIBOR-based interest rates for fixed rate interest amounts as a hedge against $375,000 of the $700,000 Revolving Credit Facility. Each of the interest rate swaps covers $125,000 of borrowings under the Revolving Credit Facility and fixes the LIBOR portion of the interest rate at 6.09%, 6.255% and 6.044%, respectively. The interest rate swap arrangements expire November 2002. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include adjustments to pro forma interest expense to reflect these interest rate swap arrangements.

  In June 1997, Patriot REIT loaned approximately $20,500 to a partnership affiliated with members of CHC Lease Partners relating to the Doubletree Hotel in Glenview, Illinois. In July 1997, Patriot REIT loaned approximately $25,600 to another partnership affiliated with members of CHC Lease Partners, relating to the Sheraton Gateway Hotel in Miami (also known as the Sheraton River House Hotel). Both loans mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and are secured by first priority liens on the respective hotels. Additionally, Patriot REIT has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57,000. One of the purchased loans, in the principal amount of approximately $30,700, matures in December 2000 and bears interest at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24,400, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels. The notes contain certain penalties for early repayment. In connection with such loans, Patriot REIT has entered into a short-term financing arrangement with an affiliate of Paine Webber Real Estate (the "Paine Webber Mortgage Financing"), whereby such affiliate loaned Patriot REIT $103,000 through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October 1997, Patriot REIT, through certain of its subsidiaries, acquired 100% of the ownership interests in the four partnerships that own these hotels (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc." below). As a result, the note balances and the related interest income and expense are eliminated in Patriot REIT's consolidated financial statements.

  On August 1, 1997, Patriot Operating Company purchased a participating loan from National Resort Ventures, L.P., a Delaware limited partnership, related to the 1,013-room Buena Vista Palace Hotel in Orlando, Florida for $23,750 in cash (the "Participating Note"). The Participating Note acquisition closed simultaneously with the closing of the public offering of common stock discussed below. The Buena Vista Palace Hotel is owned by a joint venture between Equitable Life Insurance Company, which owns a 55% interest, and Hotel Venture Partners, Ltd., a Florida limited partnership, which owns a 45% interest. The Participating Note is subordinated to a ground lease, a $51,000 first leasehold mortgage loan and a separate $8,500 participating loan.

  In August 1997, the Patriot Companies completed a public offering (the "Offering") of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795. The net proceeds were primarily used to reduce the outstanding debt under the Revolving Credit Facility.

ACQUISITION OF GENCOM AMERICAN HOSPITALITY AND MERGER WITH CHC INTERNATIONAL,
INC.

  In September 1997, Patriot REIT, through certain of its subsidiaries, acquired six hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) and in October 1997, Patriot REIT, through certain of its subsidiaries, acquired four additional hotels. These ten hotels were acquired from entities affiliated with the Gencom and CHCI for an aggregate purchase price of approximately $236,984. In addition, Patriot REIT has entered into an agreement whereby Patriot REIT may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel through a merger of the parent company of the Gencom-related entity that owns such interest with Patriot REIT or by other means for approximately $19,314. The ten hotels will be leased to and managed by Patriot Operating Company and its subsidiaries. The purchase of the ten hotels was financed with approximately $45,000 of cash drawn on the Revolving Credit Facility and by issuing 1,703,943 Paired Shares and 2,174,773 paired OP Units in the Patriot Partnerships in a private placement. Four of the hotels are encumbered by the mortgage loans, in the aggregate amount of approximately $103,443 including accrued interest, that Patriot REIT made in connection with the Paine Webber Mortgage Financing discussed above.

  In addition, Patriot REIT acquired the leasehold interests related to eight hotels which were previously leased by CHC Lease Partners and re-leased such hotels to Patriot Operating Company. Prior to such acquisition, the management contracts with GAH, an affiliate of CHCI and Gencom, related to the eight hotels were terminated. The aggregate purchase price of the leasehold interests was approximately $52,766. Concurrently, Patriot Operating Company purchased an approximate 50% managing, controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $13,860. These transactions were financed with approximately $644 of cash, and by issuing 2,388,932 paired OP Units of the Patriot REIT Partnership and the Patriot Operating Company Partnership and 476,682 Class C preferred OP Units of Patriot Operating Company Partnership. In connection with Patriot REIT's acquisition of the eight leasehold interests from CHC Lease Partners, CHC Lease Partners was liquidated and its remaining 17 leasehold interests became leasehold interests of CHCI, the ultimate remaining owner of CHC Lease Partners at the time of its liquidation. These 17 leasehold interests will be acquired by Patriot Operating Company if the CHCI Merger is consummated, as described below.

  GAH, directly and through certain of its subsidiaries, owns nine management contracts related to hotels leased by Patriot Operating Company, 15 third-party management contracts, and certain other hospitality management assets. Concurrently with Patriot Operating Company's purchase of its controlling interest in GAH, Patriot Operating Company also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with CHCI and GAH whereby Patriot Operating Company will provide certain hospitality advisory, asset management and support services to certain CHCI and GAH subsidiaries for base fees aggregating $750 per month plus a percentage of excess cash flows of the hotels.

  Patriot REIT, Patriot Operating Company and CHCI have also entered into an Agreement and Plan of Merger dated as of September 30, 1997 for the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company with Patriot Operating Company being the surviving company. Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions, including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, 3 management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, 2 third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. Patriot Operating Company has also agreed to provide CHCI with a $7,000 line of credit until such time as the CHCI Merger is completed.

  By operation of the CHCI Merger and the transactions related thereto, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of Operating Company Series A Preferred Stock and shares of Operating Company Series B Preferred Stock. The formula for determining the exchange ratio of CHCI Shares for Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock is based on issuing an aggregate of approximately 4,396,000 shares of Operating Company Preferred Stock (based on an aggregate purchase value of approximately $102,200 and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of Operating Company Preferred Stock that each shareholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock.

  Generally, each share of Operating Company Series A Preferred Stock may be redeemed for one Paired Share at any time following the one-year anniversary of the closing of the CHCI Merger. Each share of Operating Company Series B Preferred Stock may be redeemed for one Paired Share, however, such redemption is generally restricted until the fifth-year anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") may, at Patriot Operating Company's option, be paid in cash. Further, if Patriot Operating Company fails to comply with certain restrictions, the preferred shares may be redeemed for cash or, at Patriot Operating Company's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of Operating Company Preferred Stock is equivalent to the dividend rate on the Paired Shares. Dividends on Operating Company Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the shares of Operating Company Preferred Stock are not paid when due, dividends will instead accrue at the rate of 115% per annum on a compounded basis. The shares of Operating Company Preferred Stock are redeemable at Patriot Operating Company's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

  In connection with the Acquisition of GAH, preferred OP Units of the Patriot Operating Company Partnership with a value of approximately $5,000 have been held back, and the CHCI Merger equity consideration is subject to reduction in the amount of approximately $5,000 if the hotels and leaseholds acquired fail to achieve certain operating targets over the period prior to the closing of the CHCI Merger.

  In addition, on September 30, 2000 and September 30, 2002, Patriot Operating Company may be obligated to pay the CHCI stockholders, and a subsidiary of Patriot Operating Company may be obligated to pay a Gencom-related entity, additional consideration, in each case based upon the delivery and performance of certain specified assets.

  As part of the above-described acquisitions, Karim Alibhai, the chief executive officer of Gencom, was appointed to the position of president, chief operating officer and director of Patriot Operating Company. Patriot Operating Company has entered into an employment agreement with Mr. Alibhai, pursuant to which Mr. Alibhai serves as president and chief operating officer of Patriot Operating Company for a term of three years at an initial annual base compensation of $350, subject to any increases in base compensation approved by the Compensation Committee of the Patriot Operating Company Board of Directors. In addition, under the terms of the employment contract, Mr. Alibhai is eligible to receive cash incentive compensation in an amount to be determined by the Compensation Committee, but not less than $75 per year, up to 80% of his annual base compensation, as adjusted. In addition, Mr. Alibhai was granted nonqualified options to purchase 280,000 Paired Shares at an exercise price of $32.0625 per Paired Share (the closing market price of a Paired Share on the date of grant). The options to purchase Paired Shares vest in equal quarterly installments over a period of three years.

SUMMARY

  As of November 3, 1997, Patriot REIT owned interests in 80 hotels and resorts and held an approximate 83.6% ownership interest in the Patriot REIT Partnership. Patriot Operating Company held an approximate 82.1% ownership interest in the Patriot Operating Company Partnership. The unaudited Pro Forma Financial Statements reflect an approximate 16.3% minority ownership interest in the Patriot REIT Partnership and a 16.8% minority ownership interest in the Patriot Operating Company Partnership, which represents the estimated ownership interest subsequent to consummation of the GAH Acquisition and the CHCI Merger.

  The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 of Patriot REIT and Patriot Operating Company are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot REIT and Patriot Operating Company which are located on pages 193 through 204. Such pro forma information is based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (iii) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (iv) the historical financial statements of the certain hotels and businesses acquired by Patriot REIT and Patriot Operating Company filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, and September 30, 1997, as amended; and

    (v) the Pro Forma Condensed Combined Statements of Operations of the Lessees which are located on page 206.

  The following unaudited Pro Forma Condensed Combined Statements of Operations assume the following transactions (the "Recent Transactions") have occurred at the beginning of the periods presented:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased the land and related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  The pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Patriot Operating Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods. Further the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           PATRIOT
                                PATRIOT   OPERATING
                                 REIT      COMPANY                   PRO FORMA
                               PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                               ---------  ---------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue....................  $213,868    $    --    $(172,119)(A)   $ 41,749
 Hotel revenue...............       --      572,292         --         572,292
 Racecourse facility and land
  lease revenue .............     5,945      51,946      (5,611)(B)     52,280
 Management fee and service
  fee income.................       --       13,522         --          13,522
 Interest and other income...     2,297      10,012      (5,916)(C)      6,393
                               --------    --------   ---------       --------
 Total revenue...............   222,110     647,772    (183,646)       686,236
                               --------    --------   ---------       --------
Expenses:
 Departmental costs--hotel
  operations.................       --      241,792         --         241,792
 Racecourse facility
  operations.................       --       46,351      (5,611)(B)     40,740
 Direct operating costs of
  management company, service
  department and development
  costs......................       --       11,143         --          11,143
 Ground lease expense........     5,693         733         --           6,426
 General and administrative..     6,797      71,700         (34)(C)     78,463
 Repair and maintenance......       --       29,897         --          29,897
 Utilities...................       --       26,843         --          26,843
 Interest expense............    64,877       1,393      (5,882)(C)     60,388 (D)
 Real estate and personal
  property taxes and casualty
  insurance..................    22,488         398         --          22,886
 Marketing...................       --       51,238         --          51,238
 Management fees.............       --        9,469         --           9,469
 Depreciation and
  amortization...............    62,723      10,348         --          73,071
 Participating lease
  payments...................       --      172,119    (172,119)(A)        --
                               --------    --------   ---------       --------
 Total expenses..............   162,578     673,424    (183,646)       652,356
                               --------    --------   ---------       --------
Income (loss) before equity
 in earnings of
 unconsolidated subsidiaries,
 income tax provision and
 minority interests..........    59,532     (25,652)        --          33,880
 Equity in earnings of
  unconsolidated
  subsidiaries...............     7,559         --          --           7,559
                               --------    --------   ---------       --------
Income (loss) before income
 tax provision and minority
 interests...................    67,091     (25,652)        --          41,439
 Income tax provision........      (170)       (760)        --            (930)
                               --------    --------   ---------       --------
Income (loss) before minority
 interests...................    66,921     (26,412)        --          40,509
 Minority interest in the
  Patriot Partnerships.......   (10,610)      4,437         --          (6,173)
 Minority interest in
  consolidated subsidiaries..    (1,832)        --          --          (1,832)
                               --------    --------   ---------       --------
Net income (loss) applicable
 to common shareholders(F)...  $ 54,479    $(21,975)  $     --        $ 32,504 (D)
                               ========    ========   =========       ========
Net income (loss) per common
 Paired Share(E).............  $   0.74    $  (0.30)                  $   0.44 (D)
                               ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot REIT to Patriot Operating Company.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) In connection with the Cal Jockey Merger, Patriot REIT Partnership subscribed for shares of Bay Meadows common stock (which became shares of Patriot Operating Company Common Stock in connection with the Cal Jockey Merger) in an amount equal to the number of shares of Patriot REIT Common Stock that were issued to Old Patriot REIT stockholders in the Cal Jockey Merger. In addition, Patriot REIT Partnership similarly subscribed for OP Units in the Patriot Operating Partnership in an amount equal to the number of Patriot REIT Partnership OP Units that were outstanding subsequent to the Cal Jockey Merger. The subscription for the shares and OP Units was funded through the issuance of promissory notes in the aggregate amount of $58,901 (the "Subscription Notes") payable to Patriot Operating Company. The Subscription Notes accrue interest at a rate of 8% per annum and mature December 31, 1997. The pro forma adjustments represent the elimination of $4,712 of interest income and expense related to the Subscription Notes, the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $34 of other intercompany income and expense items.

(D) The pro forma amounts presented assume an average interest rate of 7.183% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $61,963, decrease net income applicable to common shareholders to $31,186 and decrease net income per common share to $0.42
  In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $13,192, including fees, legal and other expenses were incurred and amortization expense of approximately $4,397 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit are to be written off. This amount will be reported as an extraordinary item in the Patriot Companies' results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
(E) Pro forma earnings per share is computed based on 73,516 weighted average common paired shares and common paired share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the net income per common paired share and the weighted average number of common paired shares and common paired share equivalents have been adjusted for
    (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend.
  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.44 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(F) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the year ended December 31, 1996 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the one-time adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations; however, the Patriot Companies will not deduct this expense for purposes of calculating funds from operations, due to the non-recurring nature of the expense.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                           PATRIOT
                                PATRIOT   OPERATING
                                 REIT      COMPANY                   PRO FORMA
                               PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                               ---------  ---------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue....................  $117,348    $    --    $ (95,694)(A)   $ 21,654
 Hotel revenue...............       --      313,694         --         313,694
 Racecourse facility and land
  lease revenue..............     2,802      22,538      (2,635)(B)     22,705
 Management fee and service
  fee income.................       --        7,866         --           7,866
 Interest and other income...     2,806       5,364      (2,965)(C)      5,205
                               --------    --------   ---------       --------
 Total revenue...............   122,956     349,462    (101,294)       371,124
                               --------    --------   ---------       --------
Expenses:
 Departmental costs--hotel
  operations.................       --      127,484         --         127,484
 Racecourse facility
  operations.................       --       20,282      (2,635)(B)     17,647
 Direct operating costs of
  management company, service
  department and development
  costs......................       --        6,639         --           6,639
 Ground lease expense........     2,804         446         --           3,250
 General and administrative..     5,077      36,332         (24)(C)     41,385
 Repair and maintenance......       --       15,882         --          15,882
 Utilities...................       --       12,887         --          12,887
 Interest expense............    32,694         623      (2,941)(C)     30,376 (D)
 Real estate and personal
  property taxes and casualty
  insurance..................    12,084         220         --          12,304
 Marketing...................       --       26,629         --          26,629
 Management fees.............       --        6,000         --           6,000
 Depreciation and
  amortization...............    32,188       5,113         --          37,301
 Participating lease
  payments...................       --       95,694     (95,694)(A)        --
                               --------    --------   ---------       --------
 Total expenses..............    84,847     354,231    (101,294)       337,784
                               --------    --------   ---------       --------
Income (loss) before equity
 in earnings of
 unconsolidated subsidiaries,
 income tax provision and
 minority interests..........    38,109      (4,769)        --          33,340
 Equity in earnings of
  unconsolidated
  subsidiaries...............     3,093         --          --           3,093
                               --------    --------   ---------       --------
Income (loss) before income
 tax provision and minority
 interests...................    41,202      (4,769)        --          36,433
 Income tax (provision)
  benefit....................       (85)        222         --             137
                               --------    --------   ---------       --------
Income (loss) before minority
 interests...................    41,117      (4,547)        --          36,570
 Minority interest in the
  Patriot Partnerships.......    (6,541)        764         --          (5,777)
 Minority interest in
  consolidated subsidiaries..      (987)        --          --            (987)
                               --------    --------   ---------       --------
Net income (loss) applicable
 to common shareholders(F)...  $ 33,589    $ (3,783)  $     --        $ 29,806 (D)
                               ========    ========   =========       ========
Net income (loss) per common
 Paired Share(E).............  $   0.45    $  (0.05)                  $   0.40 (D)
                               ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot REIT to Patriot Operating Company.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) The pro forma adjustments represent the elimination of $2,356 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Partnership OP Units issued in connection with the Cal Jockey Merger, the elimination of $585 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $24 of other intercompany income and expense items.
(D) The pro forma amounts presented assume an average interest rate of 7.264% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $31,165 and decrease net income applicable to common shareholders to $29,145. Net income per common share would be $0.39. In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $13,192, including fees, legal and other expenses were incurred and amortization expense of approximately $2,199 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit are to be written off. This amount will be reported as an extraordinary item in the Patriot Companies' results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
(E) Pro forma earnings per share is computed based on 74,045 weighted average common paired shares and common paired share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the net income per common paired share and the weighted average number of common paired shares and common paired share equivalents have been adjusted to reflect the impact of the 1.927-for-1 stock split effected in the form of a stock dividend.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.44 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(F) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the six months ended June 30, 1997 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the one-time adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations; however, the Patriot Companies will not deduct this expense for purposes of calculating funds from operations, due to the non-recurring nature of the expense.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet assumes the following Recent Transactions have occurred as of June 30, 1997:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The following unaudited Pro Forma Condensed Combined Balance Sheet also assumes the following additional transactions have occurred as of June 30, 1997:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) The CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The following unaudited Pro Forma Condensed Combined Balance Sheet is derived from Old Patriot REIT's Consolidated Balance Sheet as of June 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of June 30, 1997 and should be read in conjunction with the financial statements filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997 (which included the financial statements of Old Patriot REIT as of and for the six months ended June 30,
1997).

  The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes. The unaudited Pro Forma Condensed Combined Balance Sheet reflects adjustments for the purchase method of accounting whereby the Racecourse facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value and Cal Jockey's and Bay Meadows' historical shareholders' equity is eliminated. The following Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Patriot Operating Company.

                   PATRIOT REIT AND PATRIOT OPERATING COMPANY

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                    CAL JOCKEY
                           OLD       AND BAY                                                 ACQUISITION
                         PATRIOT     MEADOWS                                                 OF GAH AND
                          REIT       COMBINED  CAL JOCKEY        OTHER        CHC HOTELS       CERTAIN        CHCI           PRO
                       HISTORICAL   HISTORICAL   MERGER       ACQUISITIONS    ACQUISITION    LEASEHOLDS      MERGER         FORMA
                           (A)         (B)        (C)             (D)             (E)            (F)          (G)           TOTAL
                       -----------  ---------- ----------     ------------    -----------    -----------    --------     -----------
                                                (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
       ASSETS
Net investment in
 hotel and resort
 properties and land
 held for sale.......  $ 1,011,940   $    --   $     --        $ 323,682       $ 255,813      $    --       $    --      $ 1,591,435
Net investment in
 Racecourse facility
 and related
 improvements........          --      21,080        485 (H)         --              --            --            --           21,565
Mortgage notes and
 other receivables
 from unconsolidated
 subsidiaries........       74,424        --         --              --              --            --            --           74,424
Other notes and
 receivables.........       33,796        --      (2,900)(I)      96,842 (J)    (103,125)(K)       --            --           24,613
Management
 contracts...........          --         --         --           10,960 (L)         --          9,942 (L)    22,911 (L)      43,813
Trade names and
 franchise costs.....          --         --         --           11,500 (L)         --            --          5,000 (L)      16,500
Investment in
 unconsolidated
 subsidiaries........       12,448        --         --              --              --            --            --           12,448
Cash and cash
 equivalents.........        8,975      4,256        --            7,515 (M)         --         (1,508)(N)       --           19,238
Restricted cash (O)..          --         --      80,864 (H)     (39,320)(O)         --            --            --           41,544
Accounts receivable..       13,075        163        --              --              --            --            --           13,238
Goodwill.............          --         --     103,121 (P)       4,888 (P)         --          4,735 (P)     7,269 (P)     120,013
Deferred expenses,
 net.................        9,656        --         --            4,194 (Q)         --            --            --           13,850
Prepaid expenses and
 other assets........       13,087        771        --            2,838           2,051         1,852        (1,082)         19,517
Deferred income
 taxes...............          --         227        --              --              --            --            --              227
                       -----------   --------  ---------       ---------       ---------      --------      --------     -----------
 Total assets........  $ 1,177,401   $ 26,497  $ 181,570       $ 423,099       $ 154,739      $ 15,021      $ 34,098     $ 2,012,425
                       ===========   ========  =========       =========       =========      ========      ========     ===========
   LIABILITIES AND
 SHAREHOLDERS' EQUITY
Borrowings under a
 line of credit
 facility and
 mortgage notes......  $   584,294   $    --   $     --        $ 137,056 (R)   $  45,000      $    --       $    --      $   766,350
Accounts payable and
 accrued expenses....       12,013      5,541     12,339 (S)       2,437 (S)       2,838 (S)       344 (S)       --           35,512
Note payable.........          --       2,900     (2,900)(I)         --              --            --            --              --
Due to unconsolidated
 subsidiaries........        6,314        --         --              --              --            --            --            6,314
Minority interest in
 the Patriot
 Partnerships........      118,151        --         --           37,260 (T)      49,458(T)     66,626 (T)       --          271,495
Minority interest in
 consolidated
 subsidiaries........       15,767        --         --           12,223 (U)         --            --            --           27,990
Shareholders' equity:
 Preferred stock.....          --         --         --              --              --              6 (Y)        38 (Z)          44
 Common stock........          --         116        459 (V)         750 (W)          51 (X)       --            --            1,376
 Paid-in capital.....      460,029     18,384    171,228 (V)     240,045 (W)      57,392 (X)    13,854 (Y)    88,302 (Z)   1,049,234
 Unearned stock
  compensation, net..      (16,397)       --         --              --              --            --            --         (16,397)
 Retained earnings...       (2,770)      (444)       444 (V)      (6,672)(W)         --        (65,809)(Y)   (54,242)(Z)   (129,493)
                       -----------   --------  ---------       ---------       ---------      --------      --------     -----------
 Total shareholders'
  equity.............      440,862     18,056    172,131         234,123          57,443       (51,949)       34,098         904,764
                       -----------   --------  ---------       ---------       ---------      --------      --------     -----------
 Total liabilities
  and shareholders'
  equity.............  $ 1,177,401   $ 26,497  $ 181,570       $ 423,099       $ 154,739      $ 15,021      $ 34,098     $ 2,012,425
                       ===========   ========  =========       =========       =========      ========      ========     ===========

See notes on following page.

PATRIOT REIT AND PATRIOT OPERATING COMPANY NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 1997:

(A) Represents the historical consolidated financial position of Old Patriot REIT as of June 30, 1997.
(B) Represents the historical combined financial position of Cal Jockey and Bay Meadows as of June 30, 1997 (prior to the Cal Jockey Merger).
(C) Represents adjustments to the historical combined financial position of Old Patriot REIT, Cal Jockey and Bay Meadows assuming the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale had been consummated as of June 30, 1997.
(D) Represents adjustments to the Patriot Companies' pro forma financial position assuming (i) Patriot REIT had acquired the Recent Acquisitions (excluding the Park Shore Hotel); (ii) Patriot Operating Company had completed the Grand Heritage Acquisition and had acquired PAH RSI Lessee;
    (iii) the mortgage notes to affiliates of CHC Lease Partners had been funded; (iv) the Patriot Companies' Old Line of Credit was replaced with the Revolving Credit Facility and the Term Loan; (v) Patriot REIT acquired the Participating Note; and (vi) the Offering of 10,580,000 paired shares of common stock was completed as of June 30, 1997.
(E) Represents adjustments to the Patriot Companies' pro forma financial position assuming the ten CHC Hotels had been acquired as of June 30, 1997.
(F) Represents adjustments to the Patriot Companies' pro forma financial position assuming that the GAH Acquisition had occurred and Patriot REIT had acquired certain Participating Leases held by CHC Lease Partners as of June 30, 1997.
(G) Represents adjustments to the Patriot Companies' pro forma financial position assuming the CHCI Merger had been consummated as of June 30, 1997.
(H) Represents adjustments for the purchase method of accounting whereby the Racecourse facility and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value after the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber for $80,864.
(I) Represents the elimination of the note payable between Cal Jockey and Old Patriot REIT issued in connection with the Cal Jockey Merger.
(J) Represents the following adjustments:

      To reflect the funding of the mortgage notes to affiliates of
       CHC Lease Partners............................................. $82,625
      To reflect the acquisition of the Participating Note............  23,750
      To reflect the elimination of the note receivable and accrued interest between Patriot REIT and PAH RSI Lessee which relates to certain assets, trade names and right to receive certain royalty fees which were acquired by Patriot Operating Company..  (9,533)
                                                                       -------
                                                                       $96,842
                                                                       =======

(K) Represents the elimination of the principal balance of the mortgage notes held by Patriot REIT encumbering four of the CHC Hotels.
(L) Represents the estimated value of the management contracts and trade names acquired in the acquisition of Grand Heritage Hotels, Inc., PAH RSI Lessee, the GAH Acquisition and in the CHCI Merger.
(M) Represents the following adjustments:

      To reflect cash payments made in the acquisition of certain of the Recent Acquisitions......................................  $ (5,974)
      To reflect the remaining net proceeds from the Offering.......    13,312
      To reflect cash balances acquired in the Grand Heritage Acqui-
       sition.......................................................       177
                                                                      --------
                                                                      $  7,515
                                                                      ========

(N) Represents cash paid for working capital balances related to the GAH hotel leases and management contracts.
(O) The restricted cash balance represents the cash proceeds from the PaineWebber Land Sale (in the amount of $80,864) that were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by Internal Revenue Service regulations. Management believes that the three hotel properties that were purchased with PaineWebber Land Sale proceeds are suitable hotel properties that qualify as a tax-deferred, like-kind exchange.
(P) Represents the purchase consideration in excess of the fair market value of the net assets. In the case of Cal Jockey and Bay Meadows, management primarily attributes this amount to the paired share structure that, subsequent to the Cal Jockey Merger, enables Patriot REIT and Patriot Operating Company to be a fully integrated owner and operator of hotels. The paired share tax treatment is no longer available under the Internal Revenue Code of 1986, as amended (the "Code"); however, Cal Jockey and Bay Meadows are one of only four publicly-held companies in existence for which this structure has been "grandfathered."
(Q) Represents adjustments to reflect deferred loan costs associated with the closing of the Revolving Credit Facility, net of the write-off of $2,910 of unamortized deferred loan costs associated with the Old Line of Credit.
(R) Represents the following adjustments:

      To reflect replacement of the Old Line of Credit with the
       Revolving Credit Facility and funds drawn on the Revolving
       Line of Credit related to the acquisition of the Recent
       Acquisitions (excluding the Park Shore Hotel).................  $135,389
      To reflect mortgage debt assumed or acquired in the acquisition
       of the Recent Acquisitions....................................   104,667
      To reflect the funds drawn to acquire the Participating Note...    21,375

      To reflect the funding of the Paine Webber Mortgage
       Financing...................................................   103,000
      To reflect application of net proceeds from the Offering to reduce amounts outstanding under the Revolving Credit
       Facility....................................................  (227,375)
                                                                    ---------
                                                                    $ 137,056
                                                                    =========

(S) Represents adjustment in the amount of $12,339 for accrued Cal Jockey Merger costs including legal and accounting fees, printing and various other professional fees incurred in connection with the Cal Jockey Merger and the related transactions. Other amounts represent adjustments for accounts payable and accrued expenses assumed or incurred in connection with the acquisition of hotel properties, the Grand Heritage Acquisition and the GAH Acquisition.
(T) Represents adjustments to reflect:

      The issuance of 614,046 OP Units of the Patriot Partnerships in connection with the acquisition of the Met-Doubletree Hotels..  $  15,000
      The issuance of 931,972 Class A preferred OP Units of the
       Patriot Operating Company Partnership in connection with the
       Grand Heritage Acquisition....................................     22,260
                                                                       ---------
                                                                       $  37,260
                                                                       =========
      To reflect the issuance of 2,174,773 OP Units of the Patriot
       Partnerships in connection with the acquisition of the CHC
       Hotels........................................................  $  49,458
                                                                       =========
      To reflect the issuance of 2,388,932 OP Units of the Patriot
       Operating Company Partnership and the Patriot REIT Partnership
       and 476,682 preferred OP Units of the Patriot Operating
       Company Partnership:
       In connection with the GAH Acquisition........................  $  13,860
       In connection with the acquisition of the Participating Leases
        for eight hotels.............................................     52,766
                                                                       ---------
                                                                       $  66,626
                                                                       =========

(U) Represents cash and property contributions of the minority interest partners in the consolidated subsidiaries which were formed to acquire eight of the Recent Acquisition hotel properties.
(V) Represents the exchange of shares of Old Patriot REIT Common Stock for paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock. Pursuant to the Cal Jockey Merger Agreement, Old Patriot REIT stockholders were entitled to receive, for each share of Old Patriot REIT Common Stock held by them at the effective time of the Cal Jockey Merger, 0.51895 shares of Patriot REIT Common Stock and 0.51895 shares of Patriot Operating Company Common Stock, which shares are paired and transferable only as a single unit. At June 30, 1997, Old Patriot REIT had 44,311,225 shares of Old Patriot REIT Common Stock outstanding which were assumed to be exchanged for approximately 22,995,310 paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock, resulting in an increase in common stock of approximately $459, which has been offset by a corresponding adjustment to paid-in capital.
  Pursuant to the Cal Jockey Merger Agreement, Old Patriot REIT stockholders received 0.51895 shares of Patriot REIT Common Stock and 0.51895 shares of Patriot Operating Company Common Stock for each share of Old Patriot REIT Common Stock. The estimated value of the Cal Jockey and Bay Meadows paired shares, based on the closing price of Old Patriot REIT's Common Stock on October 30, 1996, of $17.125 (adjusted for the stock splits and Cal Jockey Merger conversion of shares), is $33.00 per paired share. Based on 5,763,257 paired shares of Cal Jockey common stock and Bay Meadows common stock outstanding, the total purchase consideration is approximately $190,187. The adjustments to shareholders' equity eliminate the historical equity accounts of Cal Jockey and Bay Meadows which total $18,056 and record equity based on the number of paired shares of Cal Jockey common stock and Bay Meadows common stock that remained outstanding after the Cal Jockey Merger at $33.00 per paired share.
(W) Represents the following adjustments to Shareholders' Equity:

                                                       COMMON PAID-IN   RETAINED
                                                       STOCK  CAPITAL   EARNINGS
                                                       ------ --------  --------
      Pursuant to the Offering.......................   $212  $240,583  $   --
      Write-off of unamortized deferred loan costs...    --        --    (2,910)
      Write-off the estimated cost to acquire three
       Participating Leases in the Grand Heritage Ac-
       quisition.....................................    --        --    (3,762)
      Pursuant to the 1.927-for-1 stock split........    538      (538)     --
                                                        ----  --------  -------
                                                        $750  $240,045  $(6,672)
                                                        ====  ========  =======

  The Patriot Companies completed the Offering of 10,580,000 Paired Shares with a combined par value of $0.02 per Paired Share, resulting in net proceeds of approximately $240,795.
  In connection with the replacement of the Old Line of Credit with the Revolving Credit Facility, Patriot REIT will write-off unamortized deferred loan costs related to the Old Line of Credit. This amount will be reported as an extraordinary item in Patriot REIT's results of operations and has been reflected as an adjustment to retained earnings for purposes of pro forma balance sheet presentation.
  In connection with the Grand Heritage Acquisition, Patriot Operating Company acquired three Participating Leases related to three hotels that Patriot REIT had leased to Grand Heritage Leasing, L.L.C. The cost of acquiring these leases will be reflected as a one-time charge to operating expense in the Patriot Operating Company results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
  The reclassification entry of $538 pursuant to the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, represents the reclassification of the par value (at $0.02 per paired share) of the common stock issued in connection with the stock split.
(X) Represents adjustments to reflect the issuance of 2,534,656 Paired Shares in connection with the acquisition of the ten CHC Hotels. The amounts include adjustments to reflect the acquisition of the remaining approximate 50% interest in the Omni Inner Harbor Hotel for 830,713 Paired Shares.
(Y) Represents the following adjustments to Shareholders' Equity:

                                                     PREFERRED PAID-IN RETAINED
                                                       STOCK   CAPITAL EARNINGS
                                                     --------- ------- --------
      Pursuant to issuance of a total of approxi-
       mately 596,129 shares of Series A Preferred
       Stock and Series B Preferred Stock of Pa-
       triot Operating Company in connection with
       the CHCI Merger and related
       transactions................................    $  6    $13,854 $(13,043)
      Write-off the estimated cost to acquire eight
       Participating Leases related to hotels
       leased by Patriot REIT to CHC Lease Part-
       ners........................................     --         --   (52,766)
                                                       ----    ------- --------
                                                       $  6    $13,854 $(65,809)
                                                       ====    ======= ========

  The adjustment to retained earnings in the amount of $13,043 represents the estimated cost of acquiring certain management contracts related to hotels owned by Patriot REIT. The adjustment to retained earnings in the amount of $52,766 represents the estimated cost of acquiring eight leaseholds related to Participating Lease agreements for eight hotels leased by CHC Lease Partners. The cost of acquiring these management contracts and leaseholds will be recorded as an operating expense in Patriot Operating Company's and Patriot REIT's respective results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger and the GAH Acquisition on the Patriot Companies, this one-time adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.
(Z) Represents the following adjustments to Shareholders' Equity:

                                                   PREFERRED PAID-IN RETAINED
                                                     STOCK   CAPITAL EARNINGS
                                                   --------- ------- --------
      Pursuant to issuance of approximately a to-
       tal of approximately 3,799,571 shares of
       Series A Preferred Stock and Series B Pre-
       ferred Stock of Patriot Operating Company
       in connection with the CHCI Merger........    $ 38    $88,302 $    --
      Write-off the estimated cost to acquire 17
       Participating Leases related to hotels
       leased by Patriot REIT to CHC Lease Part-
       ners and related
       transactions..............................     --         --   (52,766)
      Write-off unamortized lease inducement
       costs related to the 25 Participating
       Leases....................................     --         --    (1,476)
                                                     ----    ------- --------
                                                     $ 38    $88,302 $(54,242)
                                                     ====    ======= ========

  In connection with the CHCI Merger, Patriot Operating Company will acquire the remaining 17 Participating Leases held by CHC Lease Partners, issuing a combination of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock in connection with the transaction. The cost of acquiring these leases will be recorded as an operating expense in Patriot Operating Company's results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger and the GAH Acquisition on Patriot Operating Company, this one-time adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                          OLD PATRIOT
                             REIT     CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION     OTHER      PRO FORMA
                              (A)        (B)         (C)            (D)      ADJUSTMENTS     TOTAL
                          ----------- ---------- ------------   -----------  -----------   ---------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $75,893    $   --      $98,428 (E)    $39,702(E)   $  (155)    $213,868
 Rental of Racecourse
  facility and land.....        --       4,918       1,027 (F)        --           --         5,945
 Interest and other in-
  come..................        600        494       1,203 (G)        --           --         2,297
                            -------    -------     -------        -------      -------     --------
 Total revenue..........     76,493      5,412     100,658         39,702         (155)     222,110
                            -------    -------     -------        -------      -------     --------
Expenses:
 Ground lease expense...      1,075        --        4,238 (H)        380          --         5,693
 General and administra-
  tive..................      4,500      5,696      (3,399)(I)        --           --         6,797
 Interest expense.......      7,380        --       46,731 (J)      7,753(J)     3,013 (J)   64,877 (R)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      7,150        --       10,121 (K)      5,217(K)       --        22,488
 Depreciation and amor-
  tization..............     17,420        932      32,894 (L)     11,477(L)       --        62,723
                            -------    -------     -------        -------      -------     --------
 Total expenses.........     37,525      6,628      90,585         24,827        3,013      162,578
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     38,968     (1,216)     10,073         14,875       (3,168)      59,532
Equity in earnings of
 unconsolidated
 subsidiaries...........      5,845        --        1,714 (M)        --           --         7,559
                            -------    -------     -------        -------      -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............     44,813     (1,216)     11,787         14,875       (3,168)      67,091
Income tax provision....        --         --          --             --          (170)(N)     (170)
                            -------    -------     -------        -------      -------     --------
Income (loss) before mi-
 nority interests.......     44,813     (1,216)     11,787         14,875       (3,338)      66,921
 Minority interest in
  Patriot REIT
  Partnership...........     (6,767)       --          448 (O)        --        (4,291)(O)  (10,610)
 Minority interest in
  consolidated
  subsidiaries..........        (55)       --       (1,777)(P)        --           --        (1,832)
                            -------    -------     -------        -------      -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $37,991    $(1,216)    $10,458        $14,875      $(7,629)    $ 54,479 (R)
                            =======    =======     =======        =======      =======     ========
Net income (loss) per
 common share (Q).......    $  1.06    $ (0.11)                                            $   0.74 (R)
                            =======    =======                                             ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:

(A) Represents Old Patriot REIT's historical results of operations for the year ended December 31, 1996.
(B) Represents the historical results of operations of Patriot REIT (formerly known as Cal Jockey) for the year ended December 31, 1996.
(C)  Represents adjustment to Patriot REIT's results of operations assuming
     (i) the Cal Jockey Merger and the Related Transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel);
     (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) the Offering has been completed; and (viii) the 24 hotels acquired by Patriot REIT, the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.
(D) Represents adjustment to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(E) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot REIT and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees...................................................  $ 1,170
      Related to the $500 mortgage note receivable issued to the
       Patriot REIT Partnership by NorthCoast Lessee..................       48
      Related to interest earned from notes receivable from an
       unconsolidated subsidiary......................................       21
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot REIT by Cal Jockey in
       connection with the Cal Jockey Merger..........................      (36)
                                                                        -------
                                                                        $ 1,203
                                                                        =======

(H) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber of $3,964 and pro forma ground lease payments to be made with respect to certain of the hotels of $274.
(I) Represents the following adjustments to general and administrative expense:

      Related to elimination of administrative salaries and other expenses not expected to be incurred by Patriot REIT...........  $  (568)
      Related to elimination of non-recurring legal fees..............   (1,344)
      Related to elimination of Cal Jockey Merger related costs.......   (3,284)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public
       company and the continued growth of Patriot REIT...............      150
      Related to the annual amortization of unearned stock
       compensation computed on a straight-line basis over the 3 to 5-
       year vesting periods...........................................    1,647
                                                                        -------
                                                                        $(3,399)
                                                                        =======

(J)  Interest expense consists of the following components:

      Historical interest expense......................................  $ 7,380
      Interest expense related to 47 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel and the
       CHC Hotels).....................................................   37,569
      Interest expense related to the Subscription Notes payable to
       Patriot Operating Company.......................................    4,712
      Interest expense related to amortization of deferred loan costs..    4,397
      Interest expense related to amortization of capitalized
       interest........................................................       53
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot REIT.............................    7,753
      Interest expense related to the acquisition of the 10 CHC
       Hotels..........................................................    3,013
                                                                         -------
                                                                         $64,877
                                                                         =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the 47 hotels acquired since January 1, 1996 (except for the Park Shore Hotel) and the 10 CHC Hotels.

(L)  Represents the following adjustments to depreciation and amortization:

      Depreciation related to 47 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel and the
       CHC Hotels)..................................................  $30,603
      Reduction of depreciation expense related to the Racecourse
       facility.....................................................      (93)
      Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
       adjusted to estimated fair market value......................    2,384
                                                                      -------
                                                                      $32,894
                                                                      =======
      Depreciation related to the CHC Hotels........................  $11,477
                                                                      =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for furniture, fixtures and equipment ("F, F & E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(M) Represents equity in income of PAH WindWatch, L.L.C. and PAH Boulders, Inc. acquired in September 1996 and January 1997, respectively.
(N)  Represents an adjustment for estimated state income tax liabilities.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.3%.
(P) Represents the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own the Snavely Portfolio hotels assuming such entities had been formed and the 15 hotels owned by such entities had been acquired at January 1, 1996.
(Q) Pro forma earnings per share is computed based on 73,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 35,938 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot REIT and Cal Jockey, respectively.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.79 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(R) If the interest rate on the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $66,452, net income would decrease to $53,161 and net income per common share would decrease to $0.72.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                          OLD PATRIOT
                             REIT     CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION     OTHER      PRO FORMA
                              (A)        (B)         (C)            (D)      ADJUSTMENTS     TOTAL
                          ----------- ---------- ------------   -----------  -----------   ---------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $71,986     $  --      $25,975 (E)    $19,465(E)   $   (78)    $117,348
 Rental of Racecourse
  facility and land.....        --       2,017         785 (F)        --           --         2,802
 Interest and other
  income................      1,132      1,715         (41)(G)        --           --         2,806
                            -------     ------     -------        -------      -------     --------
 Total revenue..........     73,118      3,732      26,719         19,465          (78)     122,956
                            -------     ------     -------        -------      -------     --------
Expenses:
 Ground lease expense...        683        --        1,982 (H)        139          --         2,804
 General and
  administrative........      5,081      2,657      (2,661)(I)        --           --         5,077
 Interest expense.......     17,328        --        9,948 (J)      3,896(J)     1,522 (J)   32,694 (Q)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      6,966        --        2,770 (K)      2,348(K)       --        12,084
 Depreciation and
  amortization..........     18,006        478       8,566 (L)      5,138(L)       --        32,188
                            -------     ------     -------        -------      -------     --------
 Total expenses.........     48,064      3,135      20,605         11,521        1,522       84,847
                            -------     ------     -------        -------      -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     25,054        597       6,114          7,944       (1,600)      38,109
 Equity in earnings of
  unconsolidated
  subsidiaries..........      3,093        --          --             --           --         3,093
                            -------     ------     -------        -------      -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............     28,147        597       6,114          7,944       (1,600)      41,202
 Income tax provision...        --         --          --             --           (85)(M)      (85)
                            -------     ------     -------        -------      -------     --------
Income (loss) before
 minority interests.....     28,147        597       6,114          7,944       (1,685)      41,117
 Minority interest in
  Patriot REIT
  Partnership...........     (4,534)       --          537 (N)        --        (2,544)(N)   (6,541)
 Minority interest in
  consolidated
  subsidiaries..........       (447)       --         (540)(O)        --           --          (987)
                            -------     ------     -------        -------      -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $23,166     $  597     $ 6,111        $ 7,944      $(4,229)    $ 33,589 (Q)
                            =======     ======     =======        =======      =======     ========
Net income (loss) per
 common share (P).......    $  0.52     $ 0.05                                             $   0.45 (Q)
                            =======     ======                                             ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997:

(A) Represents Old Patriot REIT's historical results of operations for the six months ended June 30, 1997.
(B) Represents the historical results of operations of Patriot REIT (formerly known as Cal Jockey) for the six months ended June 30, 1997.
(C)  Represents adjustments to Patriot REIT's results of operations assuming
     (i) the Cal Jockey Merger and the related transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel);
     (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; and (vii) the Offering has been completed as of January 1, 1996.
(D) Represents adjustments to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(E) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot REIT and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain
       royalty fees.................................................. $     52
      Related to interest earned on the mortgage notes receivable
       from affiliates of CHC Lease Partners.........................      (14)
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot REIT by Cal Jockey in
       connection with the Cal Jockey Merger.........................      (79)
                                                                      --------
                                                                      $    (41)
                                                                      ========

(H) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber.
(I) Represents elimination of approximately $2,092 of non-recurring legal fees and Cal Jockey Merger related costs and adjustment to the amortization of unearned stock compensation computed on a straight-line basis over the 3 to 5-year vesting periods of $569.
(J)  Interest expense consists of the following components:

      Historical interest expense......................................  $17,328
      Interest expense related to the 23 hotels acquired by Patriot
       REIT since January 1, 1997 (excluding the Park Shore Hotel and
       the CHC Hotels).................................................    5,367
      Interest expense related to the Subscription Notes payable to
       Patriot Operating Company.......................................    2,356
      Interest expense related to amortization of deferred loan costs..    2,199
      Interest expense related to amortization of capitalized
       interest........................................................       26
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot REIT.............................    3,896
      Interest expense related to the acquisition of the 10 CHC
       Hotels..........................................................    1,522
                                                                         -------
                                                                         $32,694
                                                                         =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the 23 hotels acquired since January 1, 1997 (except for the Park Shore Hotel) and the 10 CHC Hotels.
(L) Represents the following adjustments to depreciation and amortization:

       Depreciation related to 23 hotels acquired by Patriot REIT since January 1, 1997 (excluding the Park Shore Hotel and the
        CHC Hotels)..................................................  $ 7,433
       Reduction of depreciation expense related to the Racecourse
        facility.....................................................      (59)
       Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
        adjusted to estimated fair market value......................    1,192
                                                                       -------
                                                                       $ 8,566
                                                                       =======
       Depreciation related to the CHC Hotels........................  $ 5,138
                                                                       =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.

(M) Represents an adjustment for estimated state income tax liabilities.
(N) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.3%.
(O) Represents adjustments to the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own the hotels in the Snavely Portfolio assuming such entities had been formed and the 15 hotels owned by such entities had been acquired as of January 1, 1996.
(P) Pro forma earnings per share is computed based on 74,045 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 44,783 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot REIT and Cal Jockey, respectively.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.49 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(Q) If the interest rate on the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $33,483, net income would decrease to $32,928 and net income per common share would decrease to $0.44.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             BAY                    CHC HOTELS                    CHCI
                           MEADOWS      RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                             (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $   --      $145,801      $187,365        $  --       $ 5,282     $   --      $338,448
 Other hotel revenues...       --       132,243        97,250           --         4,351         --       233,844
 Racecourse facility
  revenue...............    51,946          --            --            --           --          --        51,946
 Management fee and
  service fee income....       --         3,165           --          7,270        9,032      (5,945)(F)   13,522
 Interest and other
  income................     1,526        7,757 (G)       --             14          715         --        10,012
                           -------     --------      --------        ------      -------     -------     --------
 Total revenue..........    53,472      288,966       284,615         7,284       19,380      (5,945)     647,772
                           -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......       --       124,924       112,873           --         3,995         --       241,792
 Racecourse facility
  operations............    45,658          693 (H)       --            --           --          --        46,351
 Management company,
  service department and
  development costs.....       --         1,595           --          4,882        4,666         --        11,143
 General and
  administrative........     4,381       28,264 (I)    28,568 (J)     1,056(J)     9,431 (J)     --        71,700
 Ground lease expense...       --           733           --            --           --          --           733
 Repair and
  maintenance...........       --        16,777        13,120           --           --          --        29,897
 Utilities..............       --        12,676        14,167           --           --          --        26,843
 Marketing..............     1,436       22,717        27,085           --           --          --        51,238
 Management fees........       --         8,743         6,671           --           --       (5,945)(F)    9,469
 Depreciation and
  amortization..........       754        1,591 (K)       --            112          853       7,038 (K)   10,348
 Participating lease
  payments..............       --        78,240 (L)    93,879 (L)       --           --          --       172,119
 Interest expense.......       130        1,240           --             23        3,304      (3,304)(M)    1,393
 Real estate and
  personal property
  taxes and casualty
  insurance.............       398          --            --            --           --          --           398
                           -------     --------      --------        ------      -------     -------     --------
 Total expenses.........    52,757      298,193       296,363         6,073       22,249      (2,211)     673,424
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before in-
 come tax provision and
 minority interests.....       715       (9,227)      (11,748)        1,211       (2,869)     (3,734)     (25,652)
 Income tax provision...      (260)         --            --            --           (92)(N)    (408)(N)     (760)
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       455       (9,227)      (11,748)        1,211       (2,961)     (4,142)     (26,412)
 Minority interest in
  Patriot Operating
  Company Partnership...       --         1,123 (O)       --            --           --        3,314 (O)    4,437
                           -------     --------      --------        ------      -------     -------     --------
Net income (loss) appli-
 cable to common share-
 holders................   $   455     $ (8,104)     $(11,748)       $1,211      $(2,961)    $  (828)    $(21,975)
                           =======     ========      ========        ======      =======     =======     ========
Net income per common
 share (P)..............   $  0.04                                                                       $  (0.30)
                           =======                                                                       ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:

(A) Represents the historical results of operations of Patriot Operating Company (formerly known as Bay Meadows) for the year ended December 31, 1996.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 23 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 10 of the Recent Acquisitions (the four hotels in the Snavely Portfolio, the four Met-Doubletree Hotels, the Ambassador West Hotel and the Union Station Hotel), the eight hotels previously leased to PAH RSI Lessee, the Mayfair Suites Hotel, the Tutwiler Hotel, the Holiday Inn Redmont Hotel, the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa, Oklahoma.
(C) Represents the combined results of operations for the year ended December 31, 1996 of the 10 CHC Hotels and 25 hotels leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the year ended December 31, 1996, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the twelve months ended November 30, 1996, assuming such contracts had been acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger, such hotels are assumed to be managed by Patriot Operating Company.
(G) Adjustments to interest and other income consist of the following components:

      Interest and other income related to PAH RSI Lessee..............  $ 2,030
      Interest income related to the Subscription Notes receivable from
       Patriot REIT....................................................    4,712
      Interest income related to the Participating Note................    1,015
                                                                         -------
                                                                         $ 7,757
                                                                         =======

(H) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represents the following adjustments to general and administrative expense:

      Represents expense related to the hotels recently acquired.....  $24,497
      Represents general liability insurance expense.................    1,441
      Related to elimination of costs related to the Cal Jockey Merg-
       er............................................................     (861)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public com-
       pany and the continued growth of Patriot Operating Company....      300
      Represents expense related to the annual amortization of un-
       earned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods..........................    2,887
                                                                       -------
                                                                       $28,264
                                                                       =======

(J) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents the following adjustments to depreciation and amortization:

      Adjustment to increase depreciation related to F, F & E..........  $   245
      Adjustment to reflect amortization of goodwill...................      438
      Adjustment to reflect amortization of trade names................      125
      Adjustment to reflect amortization of management contract costs..      783
                                                                         -------
                                                                         $ 1,591
                                                                         =======
      Adjustment to increase depreciation related to F, F & E..........  $    86
      Adjustment to reflect amortization of goodwill...................      600
      Adjustment to reflect amortization of trade names................      250
      Adjustment to amortization of management contract costs..........    6,102
                                                                         -------
                                                                         $ 7,038
                                                                         =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.
(L) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(M) Represents the elimination of interest expense related to debt that Patriot Operating Company will not assume in connection with the CHCI Merger.
(N) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results of Patriot Operating Company for the year ended December 31, 1996.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.8%.
(P) Pro forma earnings per share is computed based on 73,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.32 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                                     CHC HOTELS                    CHCI
                          BAY MEADOWS    RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL  TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                              (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ----------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........    $   --      $ 80,223      $103,839        $  --       $ 2,778     $   --      $186,840
 Other hotel revenues...        --        72,621        51,731           --         2,502         --       126,854
 Racecourse facility
  revenue...............     22,538          --            --            --           --          --        22,538
 Management fee and
  service fee income....        --         1,603           --          4,831        4,732      (3,300)(F)    7,866
 Interest and other
  income................        525        3,748 (G)       685            10          396         --         5,364
                            -------     --------      --------        ------      -------     -------     --------
 Total revenue..........     23,063      158,195       156,255         4,841       10,408      (3,300)     349,462
                            -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......        --        66,229        59,080           --         2,175         --       127,484
 Racecourse facility
  operations............     19,664          618 (H)       --            --           --          --        20,282
 Management company,
  service department and
  development costs.....        --         1,088           --          2,978        2,573         --         6,639
 General and
  administrative........      3,486       12,726 (I)    14,689 (J)       619(J)     6,512 (J)  (1,700)(K)   36,332
 Ground lease expense...        --           433            13           --           --          --           446
 Repair and
  maintenance...........        --         8,994         6,888           --           --          --        15,882
 Utilities..............        --         5,974         6,913           --           --          --        12,887
 Marketing..............        497       11,225        14,907           --           --          --        26,629
 Management fees........        --         5,566         3,734           --           --       (3,300)(F)    6,000
 Depreciation and
  amortization..........        358          754 (L)       --             78          399       3,524 (L)    5,113
 Participating lease
  payments..............        --        44,964 (M)    50,730 (M)       --           --          --        95,694
 Interest expense.......         27          585           --             11        1,413      (1,413)(N)      623
 Real estate and
  personal property
  taxes and casualty
  insurance.............        220          --            --            --           --          --           220
                            -------     --------      --------        ------      -------     -------     --------
 Total expenses.........     24,252      159,156       156,954         3,686       13,072      (2,889)     354,231
                            -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 income tax provision
 and minority
 Interests..............     (1,189)        (961)         (699)        1,155       (2,664)       (411)      (4,769)
 Income tax (provision)
  benefit...............        472          --            --            --           (53)(O)    (197)(O)      222
                            -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       (717)        (961)         (699)        1,155       (2,717)       (608)      (4,547)
 Minority interest in
  Patriot Operating
  Company Partnership...        --           215 (P)       --            --           --          549 (P)      764
                            -------     --------      --------        ------      -------     -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $  (717)    $   (746)     $   (699)       $1,155      $(2,717)    $   (59)    $ (3,783)
                            =======     ========      ========        ======      =======     =======     ========
Net income (loss) per
 common share (Q).......    $ (0.06)                                                                      $  (0.05)
                            =======                                                                       ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997:

(A) Represents the historical results of operations of Patriot Operating Company (formerly known as Bay Meadows) for the six months ended June 30, 1997.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 23 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 10 of the Recent Acquisitions (the four hotels in the Snavely Portfolio, the four Met-Doubletree Hotels, the Ambassador West Hotel and the Union Station Hotel), the eight hotels previously leased to PAH RSI Lessee, the Mayfair Suites Hotel, the Tutwiler Hotel, the Holiday Inn Redmont Hotel, the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa, Oklahoma.
(C) Represents the combined results of operations for the six months ended June 30, 1997 of the 10 CHC Hotels and 25 leases of CHC Lease Partners leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the six months ended June 30, 1997, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the six months ended May 31, 1997, as if they were acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger such hotels are assumed to be managed by Patriot Operating Company.
(G) Adjustments to interest and other income consists of the following components:

      Interest and other income related to PAH RSI Lessee..............  $   885
      Interest income related to the Subscription Notes receivable from
       Patriot REIT....................................................    2,356
      Interest income related to the Participating Note................      507
                                                                         -------
                                                                         $ 3,748
                                                                         =======

(H) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represents the following adjustments to general and administrative expense:

      Represent expense related to the hotels recently acquired......  $12,365
      Represents general liability insurance expense.................      559
      Related to elimination of costs related to the Cal Jockey Merg-
       er............................................................   (1,792)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public com-
       pany and the continued growth of Patriot Operating Company....      150
      Represents expense related to the annual amortization of un-
       earned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods..........................    1,444
                                                                       -------
                                                                       $12,726
                                                                       =======

(J) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents elimination of approximately $1,700 of non-recurring legal fees and CHCI Merger related costs.
(L) Represents the following adjustments to depreciation and amortization:

      Adjustment to increase depreciation related to F, F & E..........  $   142
      Adjustment to reflect amortization of goodwill...................      158
      Adjustment to reflect amortization of trade names................       63
      Adjustment to reflect amortization of management contract costs..      391
                                                                         -------
                                                                         $   754
                                                                         =======
      Adjustment to increase depreciation related to F, F & E..........  $    21
      Adjustment to reflect amortization of goodwill...................      300
      Adjustment to reflect amortization of trade names................      125
      Adjustment to reflect amortization of management contract costs..    3,078
                                                                         -------
                                                                         $ 3,524
                                                                         =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.

(M) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(N) Represents the elimination of interest expense related to debt which Patriot Operating Company will not assume in connection with the CHCI Merger.
(O) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustment to Patriot Operating Company for the six months ended June 30, 1997.
(P) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger is approximately 16.8%.
(Q) Pro forma earnings per share is computed based on 74,045 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be a net loss of $0.05 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels to Lessees, except those hotels leased to Patriot Operating Company and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through the Non-Controlled Subsidiaries and are managed directly by Operators. The Combined Lessees subsequent to (i) the Cal Jockey Merger and the related transactions;
(ii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT); (iii) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (iv) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, Crow Hotel Lessee, Inc. which leases two hotels, and Metro Lease Partners which leases one hotel. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 are presented as if the 18 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The eight hotels which were leased to PAH RSI Lessee, the 25 hotels which were leased to CHC Lease Partners, and the three hotels leased to Grand Heritage Leasing, L.L.C. are assumed to have been leased to Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                  SIX MONTHS
                                                      YEAR ENDED    ENDED
                                                     DECEMBER 31,  JUNE 30,
                                                         1996        1997
                                                     ------------ ----------
                                                           (IN THOUSANDS)
Revenue:
 Room...............................................  $  88,410    $46,264
 Food and beverage..................................     36,878     19,146
 Telephone and other................................      7,837      3,919
                                                      ---------    -------
    Total revenue...................................    133,125     69,329
                                                      ---------    -------
Expenses:
 Departmental costs and expenses....................     54,564     28,001
 General and administrative.........................     11,597      6,161
 Ground lease expense...............................      2,496        903
 Repair and maintenance.............................      6,670      3,355
 Utilities..........................................      5,435      2,524
 Marketing..........................................      9,169      4,847
 Insurance..........................................        998         72
 Participating lease payments(A)....................     41,749     21,654
                                                      ---------    -------
    Total expenses..................................    132,678     67,517
                                                      ---------    -------
Income (loss) before lessee income (expense)........        447      1,812
                                                      ---------    -------
Dividend and interest income(B).....................        142      1,039
Management fees(C)..................................     (3,479)    (2,010)
Lessee general and administrative(D)................       (577)      (382)
                                                      ---------    -------
                                                         (3,914)    (1,353)
                                                      ---------    -------
Net income (loss)...................................  $  (3,467)   $   459
                                                      =========    =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On April 14, 1997, Old Patriot REIT and Wyndham entered into the Merger Agreement and Old Patriot REIT and CF Securities, the principal stockholder of Wyndham, entered into the Stock Purchase Agreement. On July 24, 1997, subsequent to the consummation of the Cal Jockey Merger, Patriot REIT ratified the Merger Agreement pursuant to a Ratification Agreement between Patriot REIT and Wyndham. On July 24, 1997, Patriot Operating Company also ratified the Merger Agreement pursuant to a Ratification Agreement among Patriot Operating Company, Wyndham, Patriot REIT and CF Securities. Pursuant to the Merger Agreement, Wyndham will merge with and into Patriot REIT, with Patriot REIT being the surviving legal entity. Following the Merger, Patriot REIT will continue to be referred to as "Patriot American Hospitality, Inc." and Patriot Operating Company will change its name to "Wyndham International, Inc."

  Pursuant to the Merger Agreement, subject to certain adjustments and the right of Wyndham stockholders to elect to receive cash as described below, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger, 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock (subject to certain REIT qualification requirements and the Excess Share Provisions), which shares will be paired and transferable only as a single unit. In the event, however, that the Patriot Average Closing Price is less than $21.86 but greater than or equal to $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger, the number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. In the event that the Patriot Average Closing Price is less than $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Merger, 1.438 Paired Shares, provided, however, that in the event that the Patriot Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Merger Agreement. Each Paired Share of Patriot REIT Common Stock and Patriot Operating Company Common Stock outstanding immediately prior to the Merger will remain outstanding after the Merger and will represent the same number of Paired Shares of Patriot REIT Common Stock and Wyndham International Common Stock.

  In lieu of receiving Paired Shares, Wyndham stockholders have the right to elect to receive Cash Consideration in an amount per share equal to the Exchange Ratio (as it may be adjusted) multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Merger, and CF Securities has an equivalent right under the Stock Purchase Agreement; provided, however, that the maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights will be a total of $100,000. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100,000 in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. Under such circumstances, CF Securities may receive a combination of Paired Shares and Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of shares of Series A Preferred Stock.

  As of June 30, 1997, Wyndham owned 10 hotels and leased 13 hotels with an aggregate of 4,877 guest rooms, had management and franchise agreements for 67 managed and franchised properties throughout North America, and had management and franchise agreements for 16 properties which were closed for renovation or construction or were in the process of being converted to the Wyndham brand, including WyndhamSM, Wyndham Garden(R) and Wyndham Hotels and ResortsSM. The 67 managed properties include eight properties which are owned by Homegate Hospitality, Inc.

  On July 31, 1997, Wyndham acquired through merger Kansas City-based ClubHouse, a privately-held hospitality company with a portfolio of 17 hotels operating in the mid-scale segment of the lodging industry. Of the hotels comprising ClubHouse's portfolio, Wyndham acquired through the merger or in related acquisition transactions ownership of 13 ClubHouse hotels and partial ownership of three ClubHouse hotels. Wyndham also acquired through the merger ownership of the "ClubHouse" brandname, as well as license rights with respect to one franchised ClubHouse hotel.

  Following the Merger, Patriot REIT, through certain of its subsidiaries, will own the 10 Wyndham hotels and 13 ClubHouse hotels and will lease such hotels to Wyndham International. The 13 hotel leases to be assumed by Patriot REIT will be sub-leased to Wyndham International. Wyndham's remaining 53 management and franchise contracts, the Wyndham and the ClubHouse proprietary brand names and the Wyndham hotel management company will be transferred to corporate subsidiaries of Patriot REIT (collectively, the "New Non-Controlled Subsidiaries"). Patriot REIT will own a 99% non-voting interest and Wyndham International will own the 1% controlling voting interest in each of the New Non-Controlled Subsidiaries. Therefore, the operating results of the New Non-Controlled Subsidiaries will be combined with those of Wyndham International for financial reporting purposes. Patriot REIT will account for its investment in the New Non-Controlled Subsidiaries using the equity method of accounting.

  Patriot REIT will also assume Wyndham's existing indebtedness, substantially all of which is expected to be refinanced with funds drawn on the Term Loan and/or the Revolving Credit Facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the execution of the Merger Agreement, the Patriot REIT Partnership also entered into agreements with the Crow Family Entities providing for the acquisition by Patriot REIT of 11 full-service Wyndham-brand hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets. However, Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months pending the receipt of certain third party consents. Accordingly, the Pro Forma Financial Statements include only the results of operations of the 10 hotels with 2,851 rooms expected to be acquired subject to the Crow Assets Acquisition which represent approximately $308,633 of the total purchase price. Subsequent to the Crow Assets Acquisition, Patriot REIT will lease the 10 hotels to Wyndham International. In addition, in connection with the Crow Assets Acquisition, the leases with the Wyndham Lessee related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel will be terminated and Patriot REIT will lease these hotel properties to Wyndham International. The Merger and the Related Transactions and the Crow Assets Acquisition are collectively referred to herein as the "Wyndham Transactions."

  The Merger and the Crow Assets Acquisition are to be consummated concurrently and are subject to various conditions, including approval of the Merger by the stockholders of Patriot REIT, Patriot Operating Company and Wyndham.

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the six months ended June 30, 1997 assume the Merger and the Crow Assets Acquisition had occurred on January 1, 1996. The pro forma information is also presented as if the following Recent Transactions had occurred on January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on terms set forth in the CHCI Merger Agreement.

  In addition, the pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The Pro Forma Condensed Combined Statements of Operations are derived from
(i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus; (ii) the Consolidated Statements of Income of Wyndham filed with Wyndham's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the six months ended June 30, 1997; and (iii) the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the six months ended June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus. During 1996, one of the hotels to be acquired in the Crow Assets Acquisition (The La Guardia Airport Hotel) was closed for renovation. As a result the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997. The following pro forma financial information is also based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996 and the Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997;

    (iii) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (iv) the historical financial statements of certain hotels and businesses acquired by the Patriot Companies filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997 and September 30, 1997, as amended;

    (v) the Pro Forma Condensed Combined Statements of Operations of the Combined Lessees which are located elsewhere in this Joint Proxy Statement/Prospectus; and

    (vi) the historical financial statements of ClubHouse and certain additional entities filed in Wyndham's Current Report on Form 8-K/A dated September 18, 1997, as amended.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                         PATRIOT
                             PATRIOT   OPERATING
                              REIT       COMPANY
                           AND WYNDHAM AND WYNDHAM                 PRO FORMA
                            PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                           ----------- ----------- ------------    ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue................   $279,948    $     --    $(247,218)(A)  $   32,730
 Hotel revenue...........        --       876,663         --          876,663
 Racecourse facility
  revenue, hotel and land
  lease revenue..........     17,714       51,946     (17,380)(B)      52,280
 Management fee, service
  fee and reimbursement
  income.................        --        49,225         --           49,225
 Interest and other
  income.................      2,797       12,262      (5,916)(C)       9,143
                            --------    ---------   ---------      ----------
 Total revenue...........    300,459      990,096    (270,514)      1,020,041
                            --------    ---------   ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......        --       368,568         --          368,568
 Racecourse facility
  operations.............        --        46,351      (5,611)(B)      40,740
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses...............        --        43,809         --           43,809
 General and
  administrative.........      7,097      103,877         (34)(C)     110,940
 Ground lease and hotel
  lease expense..........     16,824       12,502     (11,769)(B)      17,557
 Repair and maintenance..        --        41,991         --           41,991
 Utilities...............        --        36,834         --           36,834
 Interest expense........    117,679        1,393      (5,882)(C)     113,190
 Real estate and personal
  property taxes and
  casualty insurance.....     34,542          847         --           35,389
 Marketing...............        --        70,577         --           70,577
 Management fees.........        --         9,469         --            9,469
 Depreciation and
  amortization...........     93,775       29,055         --          122,830
 Participating lease
  payments...............        --       247,218    (247,218)(A)         --
                            --------    ---------   ---------      ----------
 Total expenses..........    269,917    1,012,491    (270,514)      1,011,894
                            --------    ---------   ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............     30,542      (22,395)        --            8,147
 Equity in earnings of
  unconsolidated
  subsidiaries...........      3,243          --        4,679 (D)       7,922
                            --------    ---------   ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......     33,785      (22,395)      4,679          16,069
 Income tax (provision)
  benefit................       (345)       7,532         --            7,187
                            --------    ---------   ---------      ----------
Income (loss) before
 minority interests......     33,440      (14,863)      4,679          23,256
 Minority interests in
  the Patriot
  Partnerships...........     (3,887)       1,314         --           (2,573)
 Minority interest in
  consolidated
  subsidiaries ..........     (1,832)       4,679      (4,679)(D)      (1,832)
                            --------    ---------   ---------      ----------
Net income (loss)
 applicable to common
 shareholders............   $ 27,721    $  (8,870)  $     --       $   18,851 (E)
                            ========    =========   =========      ==========
Net income (loss) per
 common Paired Share(F)..   $   0.28    $   (0.09)                 $     0.19 (E)
                            ========    =========                  ==========

--------
(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per Paired Share (i) assuming approximately 2,356 shares of Wyndham Common Stock are purchased for cash ("Cash Option"), based on total funds available of $100,000, an estimated market price per Paired Share of $30.93 (based upon the average closing price of the Patriot Companies' Paired Shares on the NYSE for the 20 trading days prior to October 21, 1997) and an Exchange Ratio equal to 1.372 Paired Shares for each share of Wyndham Common Stock; (ii) assuming no Wyndham stockholders elect to receive cash ("All Stock"); and (iii) assuming an average interest rate ranging from 7.183% to 7.233% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.7% and 1.75%, respectively) on outstanding debt obligations of approximately $1,451,830 for Cash Option and $1,351,830 for All Stock.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings............................................. $   --   $(7,183)
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax provision (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $14,237  $21,420
     Income tax provision....................................   7,187    7,187
     Minority interests in the Patriot Partnerships..........  (2,573)  (3,372)
                                                              -------  -------
     Net income applicable to common shareholders............ $18,851  $25,235
                                                              =======  =======
     Net income per common Paired Share...................... $  0.19  $  0.25
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    12.3%    12.0%
                                                              =======  =======
       Patriot Operating Company Partnership.................    12.9%    12.6%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  99,579  102,811
                                                              =======  =======

  The Exchange Ratio is subject to adjustment in the event that the Patriot Average Closing Price of the Paired Shares is less than $21.86 per Paired Share. If the Patriot Average Closing Price is less than $21.86 per Paired Share, but greater than or equal to $20.87 per Paired Share, the Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. However, if the Patriot Average Closing Price is less than $20.87 per Paired Share, there will be no further adjustments to the Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. As a result, the maximum Exchange Ratio would be 1.438 Paired Shares for each share of Wyndham Common Stock (the "Maximum Exchange Ratio"). On a pro forma basis, the effect of the Maximum Exchange Ratio, assuming Cash Option, would be de minimis. On a pro forma basis, the effect of the Maximum Exchange Ratio assuming All Stock would result in a decrease in the estimated minority interest percentages in the Patriot Partnerships subsequent to the Wyndham Transactions by 0.2%, resulting in net income of $25,293 and net income per common Paired Share of $0.25.

  Additionally, the following table presents the net impact to pro forma net income applicable to common shareholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................ $   --   $(7,433)
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $10,950  $18,383
     Income tax provision....................................   7,187    7,187
     Minority interests in the Patriot Partnerships..........  (2,169)  (3,007)
                                                              -------  -------
     Net income applicable to common shareholders............ $15,968  $22,563
                                                              =======  =======
     Net income per common Paired Share...................... $  0.16  $  0.22
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    12.3%    12.0%
                                                              =======  =======
       Patriot Operating Company Partnership.................    12.9%    12.6%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  99,579  102,811
                                                              =======  =======

  The Patriot Companies have entered into a commitment letter with PaineWebber Real Estate and Chase which provides for a Term Loan of $500,000. The Term Loan will be used in part to finance the Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 99,579 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.20 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                          PATRIOT
                              PATRIOT    OPERATING
                               REIT       COMPANY
                            AND WYNDHAM AND WYNDHAM                 PRO FORMA
                             PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                            ----------- ----------- ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................   $158,130    $    --     $(141,466)(A)   $ 16,664
 Hotel revenue............        --      489,480          --         489,480
 Racecourse facility
  revenue, hotel and land
  lease revenue...........     13,614      22,538      (13,447)(B)     22,705
 Management fee, service
  fee and reimbursement
  income..................        --       27,867          --          27,867
 Interest and other
  income..................      2,806       6,735       (2,965)(C)      6,576
                             --------    --------    ---------       --------
 Total revenue............    174,550     546,620     (157,878)       563,292
                             --------    --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............        --      190,868          --         190,868
 Racecourse facility
  operations..............        --       20,282       (2,635)(B)     17,647
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..        --       24,537          --          24,537
 General and
  administrative..........      5,227      55,435          (24)(C)     60,638
 Ground lease and hotel
  lease expense...........     12,434      11,258      (10,812)(B)     12,880
 Repair and maintenance...        --       23,354          --          23,354
 Utilities................        --       27,398          --          27,398
 Interest expense.........     59,363         623       (2,941)(C)     57,045
 Real estate and personal
  property taxes and
  casualty insurance......     18,461         220          --          18,681
 Marketing................        --       39,174          --          39,174
 Management fees..........        --        6,000          --           6,000
 Depreciation and
  amortization............     47,714      14,940          --          62,654
 Participating lease
  payments................        --      141,466     (141,466)(A)        --
                             --------    --------    ---------       --------
 Total expenses...........    143,199     555,555     (157,878)       540,876
                             --------    --------    ---------       --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................     31,351      (8,935)         --          22,416
 Equity in earnings of
  unconsolidated
  subsidiaries............      3,520         --          (234)(D)      3,286
                             --------    --------    ---------       --------
Income before income tax
 provision and minority
 interests................     34,871      (8,935)        (234)        25,702
 Income tax (provision)
  benefit.................       (172)      4,891          --           4,719
                             --------    --------    ---------       --------
Income before minority
 interests................     34,699      (4,044)        (234)        30,421
 Minority interests in the
  Patriot Partnerships....     (4,147)        552          --          (3,595)
 Minority interest in
  consolidated
  subsidiaries............       (987)       (234)         234 (D)       (987)
                             --------    --------    ---------       --------
Net income applicable to
 common shareholders......   $ 29,565    $ (3,726)   $     --        $ 25,839 (E)
                             ========    ========    =========       ========
Net income per common
 Paired Share(F)..........   $   0.30    $  (0.04)                   $   0.26 (E)
                             ========    ========                    ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) Represents primarily the elimination of $585 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $2,356 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per Paired Share (i) assuming approximately 2,356 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000, an estimated market price per Paired Share of $30.93 (based upon the average closing price of the Paired Shares on the NYSE for the 20 trading days prior to October 21,
    1997) and an Exchange Ratio equal to

  1.372 Paired Shares for each share of Wyndham Common Stock); (ii) assuming Wyndham stockholders elect to receive All Stock; and (iii) assuming an average interest rate ranging from 7.264% to 7.314% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.7% and 1.75%, respectively) on outstanding debt obligations of approximately $1,451,830 for Cash Option and $1,351,830 for All Stock.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $(3,632)
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax benefit (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $24,715  $28,347
     Income tax benefit......................................   4,719    4,719
     Minority interests in the Patriot Partnerships..........  (3,595)  (3,942)
                                                              -------  -------
     Net income applicable to common shareholders............ $25,839  $29,124
                                                              =======  =======
     Net income per common Paired Share...................... $  0.26  $  0.28
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................    12.3%    12.0%
                                                              =======  =======
       Patriot Operating Company Partnership.................    12.9%    12.6%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............ 100,108  103,340
                                                              =======  =======

  The Exchange Ratio is subject to adjustment in the event that the Patriot Average Closing Price of the Paired Shares is less than $21.86 per Paired Share. If the Patriot Average Closing Price is less than $21.86 per Paired Share but greater or equal to $20.87 per Paired Share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. However, if the Patriot Average Closing Price is less than $20.87 per paired share, there will be no further adjustments to the Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. As a result, the Maximum Exchange Ratio would be 1.438 Paired Shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Exchange Ratio, assuming Cash Option, would be de minimis. On a pro forma basis, the effect of the Maximum Exchange Ratio assuming All Stock would result in a decrease in the estimated minority interest percentages in the Patriot Partnerships subsequent to the Wyndham Transactions by 0.2%, resulting in net income of $29,189 and net income per common Paired Share of $0.27.

  Additionally, the following table presents the net impact to pro forma net income applicable to common stockholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                                CASH      ALL
                                                               OPTION    STOCK
                                                               -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................  $   --   $(3,757)
                                                               =======  =======
     Income before income tax benefit and minority interests
      in the Patriot Partnerships (after minority interest in
      consolidated subsidiaries and other partnerships)......  $23,070  $26,827
     Income tax benefit......................................    4,719    4,719
     Minority interests in the Patriot Partnerships..........   (3,392)  (3,975)
                                                               -------  -------
     Net income applicable to common shareholders............  $24,397  $27,786
                                                               =======  =======
     Net income per common Paired Share......................  $  0.24  $  0.27
                                                               =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot REIT Partnership..............................     12.3%    12.0%
                                                               =======  =======
       Patriot Operating Company Partnership.................     12.9%    12.6%
                                                               =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  100,108  103,340
                                                               =======  =======

  The Patriot Companies have entered into a commitment letter with PaineWebber Real Estate and Chase which provides a Term Loan of $500,000. The Term Loan will be used in part to finance the Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 100,108 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended
  June 30, 1997 would be $0.27 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Wyndham Transactions had occurred as of June 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus, which is presented as if the following transactions have occurred as of June 30, 1997:

    (i) the Cal Jockey Merger and the transactions related thereto were consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee;

    (v) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) Patriot REIT acquired the Participating Note;

    (ix) the Offering of 10,580,000 Paired Shares was completed;

    (x) Patriot REIT acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (xi) Patriot Operating Company completed the GAH Acquisition; and

    (xii) the CHCI Merger was consummated on terms set forth in the CHCI Merger Agreement.

  Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of June 30, 1997, Old Patriot REIT's Consolidated Balance Sheet as of June 30, 1997, and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of June 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's, and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the six months ended June 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT
                           REIT AND
                           PATRIOT
                          OPERATING       CROW
                           COMPANY       ASSETS
                          PRO FORMA   ACQUISITION    WYNDHAM                     PRO FORMA
                           TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ----------  ------------ ------------   -----------    ----------
         ASSETS
Net investment in hotel
 and resort properties
 and land held for
 sale...................  $1,591,435    $320,357     $274,640      $181,245 (D)  $2,367,677
Net investment in
 Racecourse facility and
 related improvements...      21,565         --           --            --           21,565
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      74,424         --           --            --           74,424
Notes and other
 receivables from
 affiliates.............         --          --        21,185           --           21,185
Notes receivable........      24,613         --         6,240           --           30,853
Investment in
 unconsolidated
 subsidiaries...........      12,448         --         3,973           --           16,421
Cash and cash
 equivalents............      19,238         --        24,415           --           43,653
Restricted cash.........      41,544         --           645           --           42,189
Accounts receivable,
 net....................      13,238         --        13,477           --           26,715
Goodwill................     120,013         --        20,944       298,486 (E)     439,443
Deferred expenses, net..      13,850         --         7,266           209 (F)      21,325
Management contract
 costs..................      43,813         --        12,664        53,518 (G)     109,995
Trade name and franchise
 costs..................      16,500         --           --         85,550 (H)     102,050
Prepaid expenses and
 other assets...........      19,517         --        36,441           --           55,958
Deferred income taxes...         227         --        16,051       (15,551)(I)         727
                          ----------    --------     --------      --------      ----------
 Total assets...........  $2,012,425    $320,357     $437,941      $603,457      $3,374,180
                          ==========    ========     ========      ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $  766,350    $320,357     $232,047      $133,076 (J)  $1,451,830
Accounts payable and
 accrued expenses.......      35,512         --        37,564           --           73,076
Deferred income tax
 liability..............         --          --        20,944        50,609 (I)      71,553
Deposits................         --          --         1,337           --            1,337
Deferred gain...........         --          --        11,696       (11,696)(I)         --
Due to unconsolidated
 subsidiaries...........       6,314         --           --            --            6,314
Minority interests in
 the Patriot
 Partnerships...........     271,495         --           --            --          271,495
Minority interest in
 consolidated
 subsidiaries...........      27,990         --           --            --           27,990
Shareholders' equity:
 Preferred stock........          44         --           --            --               44
 Common stock...........       1,376         --           217           312 (K)       1,905
 Paid-in capital........   1,049,234         --       133,496       465,889 (L)   1,648,619
 Unearned stock compen-
  sation, net...........     (16,397)        --           --                        (16,397)
 Notes receivable from
  stockholders..........         --          --       (16,887)(M)       --          (16,887)
 Receivable from affili-
  ates..................         --          --        (1,331)(N)       --           (1,331)
 Retained earnings......    (129,493)        --        18,858       (34,733)(L)    (145,368)
                          ----------    --------     --------      --------      ----------
 Total shareholders' eq-
  uity..................     904,764         --       134,353       431,468       1,470,585
                          ----------    --------     --------      --------      ----------
 Total liabilities and
  shareholders' equity..  $2,012,425    $320,357     $437,941      $603,457      $3,374,180
                          ==========    ========     ========      ========      ==========

See notes on following page.

--------
(A) Represents the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of June 30, 1997, which reflects the Cal Jockey Merger and the transactions related thereto.
(B) Represents adjustments to Patriot REIT's and Wyndham International's pro forma financial position assuming consummation of the Crow Assets Acquisition had occurred at June 30, 1997.
(C) Represents Wyndham's pro forma financial position as of June 30, 1997, assuming the ClubHouse acquisition had occurred at June 30, 1997.
(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.
(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.
(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Wyndham Transactions, net of Wyndham's historical deferred loan fees.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham (including the management contracts acquired in the ClubHouse acquisition) are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 45 hotels. The contracts have an average remaining life of approximately 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents the estimated fair market value of the Wyndham and ClubHouse tradenames and other franchise related assets.
(I) Pursuant to the Merger, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Merger.
(J) Represents financing of $6,175 of additional loan fees related to the financing of the Wyndham Transactions, estimated mortgage prepayment penalties of $15,875, acquisition-related costs of $11,026 incurred in connection with the Wyndham Transactions, and $100,000 of cash paid for shares of Wyndham Common Stock.
(K) Represents an adjustment to record the exchange of Wyndham Common Stock for Paired Shares. Pursuant to the Merger Agreement, Wyndham stockholders may elect to receive for each share of Wyndham Common Stock held by them either (i) cash for shares, up to a maximum of $100,000 of total funds available or (ii) 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock. Subsequent to Wyndham's acquisition of ClubHouse, 21,618 shares of Wyndham Common Stock were outstanding. The pro forma balances assume approximately 2,356 shares of Wyndham Common Stock are purchased for cash pursuant to the Cash Option (based on total funds available of $100,000; an estimated market price per Paired Share of approximately $30.93, based on the average closing price of the Paired Shares on the NYSE for the 20 trading days prior to October 21, 1997; and the Exchange Ratio equal to 1.372 Paired Shares for each share of Wyndham Common Stock). The remaining 19,262 shares of Wyndham Common Stock were assumed to be exchanged for approximately 26,428 Paired Shares, resulting in an adjustment to increase common stock.
(L) Represents adjustments to shareholders' equity to eliminate Wyndham's pro forma equity accounts totaling $152,571 and record equity based on the number of Paired Shares issued in the Merger. The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000. As a result, approximately 2,356 shares of Wyndham Common Stock were assumed to be purchased for cash (based on total funds available of $100,000; an estimated market price per Paired Share of approximately $30.93, based on the average closing price of the Paired Shares on the NYSE for the 20 trading days prior to October 21, 1997; and an Exchange Ratio equal to
    1.372 Paired Shares for each share of Wyndham Common Stock). The total purchase consideration for the Merger is approximately $688,011 (based upon 19,262 shares of Wyndham Common Stock assumed to be exchanged for approximately 26,428 Paired Shares and an estimated market price per Paired Share of $22.25 (which is based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Merger Agreement, of Old Patriot REIT's Common Stock) and $100,000 of cash consideration).
  Set forth below is a summary comparison of the net impact to pro forma borrowings and shareholders' equity (i) assuming approximately 2,356 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (the basis used for pro forma balance sheet presentation purposes), and (ii) assuming Wyndham stockholders elect to receive All Stock.

                                                          CASH OPTION ALL STOCK
                                                          ----------- ---------
   Number of shares of Wyndham Common Stock purchased
    for cash............................................      2,356        --
                                                           ========   ========
   Cash paid for shares of Wyndham Common Stock (assumed
    to be financed through the Revolving Credit Facility
    or other similar financing sources).................   $100,000   $    --
   Number of Paired Shares issued pursuant to the
    Merger..............................................     26,428     29,660
                                                           ========   ========
   Purchase consideration for shares....................   $588,011   $659,938
   Adjustment to common stock for Paired Shares issued..       (529)      (593)
   Outstanding options to purchase common stock assumed
    in the Merger.......................................     11,903     11,903
   Book value of Wyndham paid-in capital................   (133,496)  (133,496)
                                                           --------   --------
   Adjustment to paid-in capital........................    465,889    537,752
                                                           --------   --------
   Mortgage prepayment penalties incurred from
    refinancing of Wyndham debt.........................    (15,875)   (15,875)
   Elimination of historical retained earnings..........    (18,858)   (18,858)
                                                           --------   --------
   Adjustment to retained earnings......................    (34,733)   (34,733)
   Adjustment to common stock...........................        312        376
                                                           --------   --------
    Adjustment to shareholders' equity..................   $431,468   $503,395
                                                           ========   ========

  The Exchange Ratio is subject to adjustment in the event that the Patriot Average Closing Price of the Paired Shares is less than $21.86 per Paired Share. If the Patriot Average Closing Price is less than $21.86 per Paired Share but greater than or equal to $20.87 per Paired Share, the Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Shares equal to $30.00 divided by the Patriot Average Closing Price. However, if the Patriot Average Closing Price is less than $20.87 per Paired Share, there will be no further adjustments to the Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement. As a result, the Maximum Exchange Ratio would be 1.438 Paired Shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Exchange Ratio would decrease total consideration to approximately $648,784.
  In connection with the Merger, options to purchase approximately 1,017 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham will be converted to options to purchase 1,395 Paired Shares. Such options to purchase Paired Shares will vest immediately upon consummation of the Merger and become exercisable in full. The stated exercise prices will be adjusted to reflect the Exchange Ratio. The excess of the estimated value of a Paired Share on the date the Merger is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of execution of the Original Merger Agreement, of Old Patriot REIT's Common Stock on the NYSE of $22.25 and the Exchange Ratio) over the stated exercise price of the options (as adjusted for the Exchange Ratio) is reflected as additional purchase consideration for the Merger.
(M) Represents shareholder notes purchased by Wyndham in conjunction with its initial public offering. In connection with the Merger, Patriot REIT will acquire these notes at their historical cost, which approximates their estimated fair value.
(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees will be acquired by Patriot REIT at their stated historical cost, which approximates their estimated fair value, as a result of the Merger.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT       CROW
                            REIT        ASSETS
                          PRO FORMA  ACQUISITION       MERGER                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)    ADJUSTMENTS     TOTAL
                          ---------  ------------   ------------    -----------   ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $213,868     $34,235       $  31,845        $   --      $279,948
 Racecourse facility,
  hotel and land lease
  revenue...............     5,945         --            9,404          2,365 (D)   17,714
 Interest and other
  income................     2,297         --              500            --         2,797
                          --------     -------       ---------        -------     --------
 Total revenue..........   222,110      34,235          41,749          2,365      300,459
                          --------     -------       ---------        -------     --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,693       1,325           9,806            --        16,824
 General and
  administrative........     6,797         100 (E)         200 (E)        --         7,097
 Interest expense.......    64,877      23,172 (F)      18,342 (F)     11,288 (F)  117,679
 Real estate and
  personal property
  taxes and casualty
  insurance.............    22,488       3,783           8,271            --        34,542
 Depreciation and
  amortization..........    62,723      12,033 (G)      19,019 (G)        --        93,775
                          --------     -------       ---------        -------     --------
 Total expenses.........   162,578      40,413          55,638         11,288      269,917
                          --------     -------       ---------        -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    59,532      (6,178)        (13,889)        (8,923)      30,542
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     7,559         --              363         (4,679)(H)    3,243
                          --------     -------       ---------        -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    67,091      (6,178)        (13,526)       (13,602)      33,785
 Income tax provision...      (170)        --              --            (175)(I)     (345)
                          --------     -------       ---------        -------     --------
Income (loss) before mi-
 nority interests.......    66,921      (6,178)        (13,526)       (13,777)      33,440
 Minority interest in
  the Patriot REIT Part-
  nership...............   (10,610)        760           1,664          4,299 (J)   (3,887)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,832)        --              --             --        (1,832)
                          --------     -------       ---------        -------     --------
Net income (loss)
 applicable to common
 shareholders ..........  $ 54,479     $(5,418)      $ (11,862)       $(9,478)    $ 27,721 (K)
                          ========     =======       =========        =======     ========
Net income per common
 share(L)...............  $   0.74                                                $   0.28 (K)
                          ========                                                ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel); and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot REIT acquired the Participating Note; (viii) the Offering of 10,580,000 Paired Shares was completed; and (ix) Patriot REIT acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. In addition, the pro forma results of operations assume the 24 hotels acquired during 1996 and the private placement and public offering of equity securities completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996. See page 193.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996 (excluding the La Guardia Airport Hotel which was closed for renovation during 1996).
(C) Represents adjustments to Patriot REIT's results of operations assuming the Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.

(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Merger. Patriot REIT expects to refinance substantially all of Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot REIT will pay an estimated $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.183% (representing LIBOR plus 1.7%) and 7.233% per annum (representing LIBOR plus 1.75%), respectively. An increase of 0.25% in the interest rate would increase pro forma interest expense to $120,966, decrease net income applicable to common shareholders to $24,838 and decrease net income per common share to $0.25, based on 99,579 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.3%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.3%.
(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares, pro forma interest expense would decrease by $7,183, net income would be $34,136 and net income per common share would be $0.33, based on 102,811 weighted average number of common shares and common share equivalents outstanding.
(L) Pro forma earnings per share is computed based on 99,579 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares of common stock.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.29 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                            REIT     CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   -----------    ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $117,348     $23,461        $ 17,321       $   --       $158,130
 Racecourse facility,
  hotel and land lease
  revenue ..............     2,802         --            9,630         1,182 (D)    13,614
 Interest and other
  income................     2,806         --              --            --          2,806
                          --------     -------        --------       -------      --------
 Total revenue..........   122,956      23,461          26,951         1,182       174,550
                          --------     -------        --------       -------      --------
Expenses:
 Ground lease and hotel
  lease expense.........     2,804         --            9,630 (E)       --         12,434
 General and
  administrative........     5,077          50 (F)         100 (E)       --          5,227
 Interest expense.......    32,694      11,716 (F)      10,492 (F)     4,461 (F)    59,363
 Real estate and
  personal property
  taxes and casualty
  insurance.............    12,084       2,077           4,300           --         18,461
 Depreciation and
  amortization..........    32,188       6,016 (G)       9,510 (G)       --         47,714
                          --------     -------        --------       -------      --------
 Total expenses.........    84,847      19,859          34,032         4,461       143,199
                          --------     -------        --------       -------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    38,109       3,602          (7,081)       (3,279)       31,351
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     3,093         --              193           234 (H)     3,520
                          --------     -------        --------       -------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    41,202       3,602          (6,888)       (3,045)       34,871
 Income tax provision...       (85)        --              --            (87) (I)     (172)
                          --------     -------        --------       -------      --------
Income (loss) before mi-
 nority interests.......    41,117       3,602          (6,888)       (3,132)       34,699
 Minority interest in
  the Patriot REIT
  Partnership...........    (6,541)       (443)            847         1,990 (J)    (4,147)
 Minority interest in
  consolidated subsidi-
  aries.................      (987)        --              --            --           (987)
                          --------     -------        --------       -------      --------
Net income (loss)
 applicable to common
 shareholders...........  $ 33,589     $ 3,159        $ (6,041)      $(1,142)     $ 29,565 (K)
                          ========     =======        ========       =======      ========
Net income (loss) per
 common share(L)........  $   0.45                                                $   0.30 (K)
                          ========                                                ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the six months ended June 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leases that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel) and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot REIT acquired the Participating Note; (viii) the Offering of 10,580,000 Paired Shares was completed; and (ix) Patriot REIT acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. See page 196.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the six months ended June 30, 1997.
(C) Represents adjustments to Patriot REIT's results of operations assuming the Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Merger. Patriot REIT expects to refinance Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot REIT will pay approximately $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.264% (representing LIBOR plus 1.7%) and 7.341% per annum (representing LIBOR plus 1.75%), respectively. An increase of 0.25% in the interest rate would increase pro forma interest expense to $61,008, decrease net income applicable to common shareholders to $27,930 and decrease net income per common share to $0.28, based on 100,108 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in income of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.3%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.3%.
(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares, pro forma interest expense would decrease by $3,632, net income would be $32,863 and net income per common share would be $0.32, based on 103,340 weighted average number of common shares and common share equivalents outstanding.
(L) Pro forma earnings per share is computed based on 100,108 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issue Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.31 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            PATRIOT                   ADJUSTMENTS
                           OPERATING     ------------------------------------------
                            COMPANY      CROW ASSETS
                           PRO FORMA     ACQUISITION       MERGER        WYNDHAM                      PRO FORMA
                           TOTAL(A)      PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS       TOTAL
                           ---------     ------------   ------------   ------------   -----------     ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue............  $338,448        $ 64,362       $128,248       $16,228       $    --        $ 547,286
 Other hotel revenues....   233,844          44,303         40,920        10,310            --          329,377
 Racecourse facility
  revenue................    51,946             --             --            --             --           51,946
 Management fee, service
  fee and reimbursement
  income.................    13,522             --          41,978           --          (6,275)(E)      49,225
 Interest and other
  income.................    10,012             --           2,250           --             --           12,262
                           --------        --------       --------       -------       --------       ---------
 Total revenue...........   647,772         108,665        213,396        26,538         (6,275)        990,096
                           --------        --------       --------       -------       --------       ---------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations.............   241,792          44,914         71,913         9,949            --          368,568
 Racecourse facility
  operations.............    46,351             --             --            --             --           46,351
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses...............    11,143             --          32,666           --             --           43,809
 General and
  administrative.........    71,700          10,495         18,276         3,305            101 (G)     103,877
 Ground lease and hotel
  lease expense .........       733             --             --            --          11,769 (F)      12,502
 Repair and maintenance..    29,897           4,884          6,066         1,144            --           41,991
 Utilities...............    26,843           4,351          4,585         1,055            --           36,834
 Marketing...............    51,238           8,375          9,226         1,738            --           70,577
 Management fees.........     9,469           5,349 (E)        --            926 (E)     (6,275)(E)       9,469
 Depreciation and
  amortization...........    10,348             --          13,016 (H)       --           5,691 (H)      29,055
 Participating lease
  payments...............   172,119 (I)      34,235 (I)     31,845 (I)     9,019 (I)        --          247,218
 Interest expense........     1,393             --             --            --             --            1,393
 Real estate and personal
  property taxes and
  insurance..............       398             --             449           --             --              847
                           --------        --------       --------       -------       --------       ---------
 Total expenses..........   673,424         112,603        188,042        27,136         11,286       1,012,491
                           --------        --------       --------       -------       --------       ---------
Income (loss) before
 income tax provision and
 minority interests......   (25,652)         (3,938)        25,354          (598)       (17,561)        (22,395)
 Income tax (provision)
  benefit................      (760)            --          (4,177)(J)       --          12,469 (J)       7,532
                           --------        --------       --------       -------       --------       ---------
Income (loss) before mi-
 nority interests........   (26,412)         (3,938)        21,177          (598)        (5,092)        (14,863)
 Minority interest in the
  Patriot Operating
  Company Partnership....     4,437             508 (K)     (2,732)(K)        77 (K)       (976) (K)      1,314
 Minority interest in
  consolidated
  subsidiaries...........       --              --             --            --           4,679 (L)       4,679
                           --------        --------       --------       -------       --------       ---------
Net income (loss)
 applicable to common
 shareholders............  $(21,975)       $ (3,430)      $ 18,445       $  (521)      $ (1,389)      $  (8,870)
                           ========        ========       ========       =======       ========       =========
Net income (loss) per
 common share(M).........  $  (0.30)                                                                  $   (0.09)
                           ========                                                                   =========

See notes on following page.
--------
(A) Represents the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented:
    (i) the Cal Jockey Merger and the transactions related thereto; (ii) the Paine Webber Land Sale was consummated, the Paine Webber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel) and the CHC Hotels and leased 21 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) Patriot REIT acquired the Participating Note; (ix) the Offering of 10,580,000 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page 199.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996.
(C) Represents adjustments to Wyndham International's results of operations assuming the Merger and the Related Transactions had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of December 31, 1996 adjusted for certain transactions, including the acquisition of ClubHouse, all hotels and management contracts acquired during 1996 and Wyndham's initial public offering and related transactions, as if such transactions had occurred at the beginning of the period presented.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200 and the elimination of certain other expenses of $99.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.9%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.8%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 99,579 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.09 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                           PATRIOT                ADJUSTMENTS
                          OPERATING  ------------------------------------------
                           COMPANY   CROW ASSETS
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                   PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)  ADJUSTMENTS     TOTAL
                          ---------  ------------   ------------   ------------  -----------   ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue...........  $186,840     $38,791        $73,004         $8,923       $   --      $307,558
 Other hotel revenue....   126,854      24,698         24,979          5,391           --       181,922
 Racecourse facility
  revenue...............    22,538         --             --             --            --        22,538
 Management fee, service
  fee and reimbursement
  income................     7,866         --          22,793            --         (2,792)(E)   27,867
 Interest and other
  income................     5,364         --           1,371            --            --         6,735
                          --------     -------        -------         ------       -------     --------
 Total revenue..........   349,462      63,489        122,147         14,314        (2,792)     546,620
                          --------     -------        -------         ------       -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   127,484      25,096         33,059          5,229           --       190,868
 Racecourse facility
  operations............    20,282         --             --             --            --        20,282
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............     6,639         --          17,898            --            --        24,537
 General and
  administrative........    36,332       6,582         10,800          1,594           127 (G)   55,435
 Ground lease and hotel
  lease expense.........       446         --             --             --         10,812 (F)   11,258
 Repair and
  maintenance...........    15,882       2,620          4,258            594           --        23,354
 Utilities..............    12,887       2,408         11,559            544           --        27,398
 Marketing..............    26,629       4,599          7,040            906           --        39,174
 Management fees........     6,000       2,329 (E)        --             463 (E)    (2,792)(E)    6,000
 Depreciation and
  amortization..........     5,113         --           7,663 (H)        --          2,164 (H)   14,940
 Participating lease
  payments..............    95,694      23,461 (I)     17,321 (I)      4,990 (I)       --       141,466
 Interest expense.......       623         --             --             --            --           623
 Real estate and
  personal property
  taxes and casuality
  insurance ............       220         --             --             --            --           220
                          --------     -------        -------         ------       -------     --------
 Total expenses.........   354,231      67,095        109,598         14,320        10,311      555,555
                          --------     -------        -------         ------       -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    (4,769)     (3,606)        12,549             (6)      (13,103)      (8,935)
 Income tax (provision)
  benefit...............       222         --          (6,943)(J)        --         11,612        4,891
                          --------     -------        -------         ------       -------     --------
Income (loss) before mi-
 nority interests.......    (4,547)     (3,606)         5,606             (6)       (1,491)      (4,044)
 Minority interest in
  the Patriot Operating
  Company Partnership...       764         465 (K)       (723)(K)          1 (K)        45 (K)      552
 Minority interest in
  consolidated
  subsidiaries..........       --          --             --             --           (234)(L)     (234)
                          --------     -------        -------         ------       -------     --------
Net income (loss)
 applicable to common
 shareholders...........  $ (3,783)    $(3,141)       $ 4,883         $   (5)      $(1,680)    $ (3,726)
                          ========     =======        =======         ======       =======     ========
Net income per common
 share(M)...............  $  (0.05)                                                            $  (0.04)
                          ========                                                             ========

See notes on following page.

--------
(A) Represents the pro forma results of operations of Patriot Operating Company for the six months ended June 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto (ii) the PaineWebber Land Sale was consummated, the Paine Webber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel) and the CHC Hotels and leased 21 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) Patriot REIT acquired the Participating Note; (ix) the Offering of 10,580,000 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page 202.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the six months ended June 30, 1997.
(C) Represents adjustments to Wyndham International's results of operations assuming the Merger had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of June 30, 1997 adjusted for certain transactions, including the acquisition of ClubHouse and all hotels and management contracts acquired during the first six months of 1997, as if such transactions had occurred at the beginning of the period presented.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200 and the elimination of certain other expenses of $73.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 12.9%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 16.8%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 100,108 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be a net loss of $0.04 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels, except those hotels leased to Patriot Operating Company and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to Lessees. The Combined Lessees subsequent to (i) the Wyndham Transactions, (ii) the Cal Jockey Merger and the transactions related thereto,
(iii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT), (iv) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (v) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, and Metro Lease Partners which leases one hotel. Patriot REIT also leases two hotels to Crow Hotel Lessee, Inc. (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel). Subsequent to the completion of the Wyndham Transactions, Patriot REIT expects to terminate its leases with Crow Hotel Lessee, Inc. and re-lease such hotels to Wyndham International. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 are presented as if the 16 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The 25 hotels leased to CHC Lease Partners, the eight hotels leased to PAH RSI Lessee, the three hotels leased to Grand Heritage Leasing, L.L.C. and the two hotels leased to Crow Hotel Lessee, Inc. are assumed to have been leased to Wyndham International and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the six months ended June 30, 1997 and the Pro Forma Statement of Operations of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                      SIX MONTHS
                                                          YEAR ENDED    ENDED
                                                         DECEMBER 31,  JUNE 30,
                                                             1996        1997
                                                         ------------ ----------
                                                             (IN THOUSANDS)
Revenue:
 Room...................................................   $72,182     $37,341
 Food and beverage......................................    28,499      14,702
 Telephone and other....................................     5,906       2,972
                                                           -------     -------
    Total revenue.......................................   106,587      55,015
                                                           -------     -------
Expenses:
 Departmental costs and expenses........................    44,615      22,772
 General and administrative.............................     8,626       4,640
 Ground lease expense...................................     2,496         903
 Repair and maintenance.................................     5,526       2,761
 Utilities..............................................     4,380       1,980
 Marketing..............................................     7,431       3,941
 Insurance..............................................       763          72
 Participating lease payments(A)........................    32,730      16,664
                                                           -------     -------
    Total expenses......................................   106,567      53,733
                                                           -------     -------
Income before lessee income (expense)...................        20       1,282
                                                           -------     -------
Dividend and interest income(B).........................       142       1,039
Management fees(C)......................................    (2,553)     (1,547)
Lessee general and administrative(D)....................      (478)       (309)
                                                           -------     -------
                                                            (2,889)       (817)
                                                           -------     -------
Net income (loss).......................................   $(2,869)    $   465
                                                           =======     =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

      PATRIOT REIT AND WYNDHAM INTERNATIONAL ADJUSTED FOR THE WHG MERGER

     INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (DOLLARS IN THOUSANDS)

  On September 30, 1997, Patriot REIT, Patriot Operating Company and WHG entered into the WHG Merger Agreement providing for the merger of a newly-formed subsidiary of Patriot Operating Company (and subsequent to the Merger, Wyndham International) with and into WHG, with WHG being the surviving corporation. As a result of the WHG Merger, Wyndham International will acquire the Condado Plaza Hotel & Casino, a 50% interest in the El San Juan Hotel & Casino and a 23.3% interest in the El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at El Conquistador.

  Under the terms of the WHG Merger Agreement, each share of WHG Common Stock generally will be converted into the right to receive 0.784 Paired Shares; provided, however, that in the event that (i) the Patriot/WHG Average Closing Price is greater than $31.25 and the effective time of the WHG Merger is before February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.50, (ii) the Patriot/WHG Average Closing Price is greater than $31.75 and the effective time of the WHG Merger is in February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.89, (iii) the Patriot/WHG Average Closing Price is greater than $32.25 and the effective time of the WHG Merger is after February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $25.28, (iv) the Patriot/WHG Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $20.00, or (v) the Patriot/WHG Average Closing Price is less than $19.50, the WHG Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the WHG Merger Agreement.

  In addition, each issued and outstanding share of WHG Series B Convertible Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Series B Convertible Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the effective time of the WHG Merger.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotel and related improvements and other assets and liabilities owned by WHG are adjusted to estimated fair market value. The fair market value of the assets and liabilities of WHG has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of WHG will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  The following unaudited Pro Forma Condensed Combined Statement of Operations as adjusted for the WHG Merger for the year ended December 31, 1996 and the six months ended June 30, 1997 are derived from (i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the six months ended

June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus and
(ii) the Consolidated Statements of Operations of WHG filed with WHG's Annual Report on Form 10-K for the year ended June 30, 1997. As a result of the WHG Merger, WHG will become a wholly owned subsidiary of Wyndham International. Consequently the WHG Merger has minimal impact on the pro forma operating results of Patriot REIT. As a result, separate unaudited Pro Forma Condensed Statements of Operations for Patriot REIT, adjusted for the WHG Merger have not been presented.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the WHG Merger would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended June 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            PATRIOT       WYNDHAM
                             REIT      INTERNATIONAL                 PRO FORMA
                          PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                          ------------ ------------- ------------    ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............    $279,948    $      --     $(247,218)(C)  $   32,730
 Hotel revenue..........         --        931,559          --          931,559
 Racecourse facility
  revenue, hotel and
  land lease revenue....      17,714        51,946      (17,380)(D)      52,280
 Management fee, service
  fee and reimbursement
  income................         --         62,221          --           62,221
 Interest and other
  income................       2,797        14,346       (5,916)(E)      11,227
                            --------    ----------    ---------      ----------
 Total revenue..........     300,459     1,060,072     (270,514)      1,090,017
                            --------    ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations......         --        403,122          --          403,122
 Racecourse facility
  operations............         --         46,351       (5,611)(D)      40,740
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............         --         47,564          --           47,564
 General and
  administrative........       7,097       110,110          (34)(E)     117,173
 Ground lease and hotel
  lease expense.........      16,824        12,502      (11,769)(D)      17,557
 Repair and
  maintenance...........         --         41,991          --           41,991
 Utilities..............         --         36,834          --           36,834
 Interest expense.......     117,679         4,866       (5,882)(E)     116,663
 Real estate and
  personal property
  taxes and casualty
  insurance.............      34,542           847          --           35,389
 Marketing..............         --         73,533          --           73,533
 Management fees........         --          9,469          --            9,469
 Depreciation and
  amortization..........      93,775        40,573          --          134,348
 Participating lease
  payments..............         --        247,218     (247,218)(C)         --
                            --------    ----------    ---------      ----------
 Total expenses.........     269,917     1,074,980     (270,514)      1,074,383
                            --------    ----------    ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....      30,542       (14,908)         --           15,634
 Equity in earnings of
  unconsolidated
  subsidiaries..........       3,243        (3,407)       4,679 (F)       4,515
                            --------    ----------    ---------      ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      33,785       (18,315)       4,679          20,149
 Income tax (provision)
  benefit...............        (345)        4,647          --            4,302
                            --------    ----------    ---------      ----------
Income (loss) before
 minority interests.....      33,440       (13,668)       4,679          24,451
 Minority interests in
  the Patriot
  Partnerships..........      (3,729)        1,574          --           (2,155)
 Minority interest in
  consolidated
  subsidiaries .........      (1,832)          975       (4,679)(F)      (5,536)
                            --------    ----------    ---------      ----------
Net income (loss)
 applicable to common
 shareholders...........    $ 27,879    $  (11,119)   $     --       $   16,760
                            ========    ==========    =========      ==========
Net income (loss) per
 common Paired
 Share(G)...............    $   0.27    $    (0.11)                  $     0.16
                            ========    ==========                   ==========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page 219. Minority interest in the Patriot REIT Partnership has been decreased by $158 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 11.8%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.3%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page 223.
(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International.
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(F) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(G) Pro forma earnings per share is computed based on 104,583 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.17 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                            WYNDHAM
                            PATRIOT REIT INTERNATIONAL                 PRO FORMA
                            PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                            ------------ ------------- ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................    $158,130     $    --      $(141,466)(C)   $ 16,664
 Hotel revenue............         --       520,027           --         520,027
 Racecourse facility
  revenue, hotel and land
  lease revenue...........      13,614       22,538       (13,447)(D)     22,705
 Management fee, service
  fee and reimbursement
  income..................         --        36,900           --          36,900
 Interest and other
  income..................       2,806        7,978        (2,965)(E)      7,819
                              --------     --------     ---------       --------
 Total revenue............     174,550      587,443      (157,878)       604,115
                              --------     --------     ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............         --       208,119           --         208,119
 Racecourse facility
  operations..............         --        20,282        (2,635)(D)     17,647
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..         --        26,620           --          26,620
 General and
  administrative..........       5,227       59,281           (24)(E)     64,484
 Ground lease and hotel
  lease expense...........      12,434       11,258       (10,812)(D)     12,880
 Repair and maintenance...         --        23,354           --          23,354
 Utilities................         --        27,398           --          27,398
 Interest expense.........      59,363        2,214        (2,941)(E)     58,636
 Real estate and personal
  property taxes and
  casualty insurance......      18,461          220           --          18,681
 Marketing................         --        40,691           --          40,691
 Management fees..........         --         6,000           --           6,000
 Depreciation and
  amortization............      47,714       20,823           --          68,537
 Participating lease
  payments................         --       141,466      (141,466)(C)        --
                              --------     --------     ---------       --------
 Total expenses...........     143,199      587,726      (157,878)       573,047
                              --------     --------     ---------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................      31,351        (283)           --          31,068
 Equity in earnings of
  unconsolidated
  subsidiaries............       3,520        1,576          (234)(F)      4,862
                              --------     --------     ---------       --------
Income before income tax
 provision and minority
 interests................      34,871        1,293          (234)        35,930
 Income tax (provision)
  benefit.................        (172)       2,718           --           2,546
                              --------     --------     ---------       --------
Income before minority
 interests................      34,699        4,011          (234)        38,476
 Minority interests in the
  Patriot Partnerships....      (3,978)        (129)          --          (4,107)
 Minority interest in
  consolidated
  subsidiaries............        (987)      (2,972)          234 (F)     (3,725)
                              --------     --------     ---------       --------
Net income applicable to
 common shareholders......    $ 29,734     $    910     $     --        $ 30,644
                              ========     ========     =========       ========
Net income per common
 Paired Share(G)..........    $   0.28     $   0.01                     $   0.29
                              ========     ========                     ========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the six months ended June 30, 1997 as adjusted for the Wyndham Transactions. See page 221. Minority interest in the Patriot REIT Partnership has been decreased by $169 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 11.8%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.3%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the six months ended June 30, 1997 as adjusted for the Wyndham Transactions. See page 225.
(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot REIT to Wyndham International.
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) Represents primarily the elimination of $585 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Patriot Operating Company, the elimination of $2,356 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(F) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(G) Pro forma earnings per share is computed based on 105,169 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the six months ended June 30, 1997 would be $0.31 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the WHG Merger had occurred as of June 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as adjusted for the Wyndham Transactions as of June 30, 1997 included elsewhere in this Joint Proxy Statement/Prospectus.

  Such pro forma information is based in part upon WHG's Consolidated Balance Sheet as of June 30, 1997, Old Patriot REIT's Consolidated Balance Sheet as of June 30, 1997, Wyndham's Consolidated Balance Sheet as of June 30, 1997, and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of June 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's, and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the six months ended June 30, 1997 and WHG's Annual Report on Form 10-K for the year ended June 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of WHG at their estimated fair market values and the elimination of WHG's historical shareholders' equity. The fair market values of the assets and liabilities of WHG have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of WHG will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the WHG Merger.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                             PATRIOT
                            REIT AND
                             WYNDHAM
                          INTERNATIONAL
                           PRO FORMA         WHG                     PRO FORMA
                            TOTAL(A)    HISTORICAL(B) ADJUSTMENTS      TOTAL
                          ------------- ------------- -----------    ----------
         ASSETS
Net investment in hotel
 and resort properties
 and land held for
 sale...................   $2,367,677     $ 48,956     $ 31,735 (C)  $2,448,368
Net investment in
 Racecourse facility and
 related improvements...       21,565          --           --           21,565
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........       74,424        1,105       40,106 (D)     115,635
Notes and other
 receivables from
 affiliates.............       21,185          --           --           21,185
Notes receivable........       30,853          --           --           30,853
Investment in
 unconsolidated
 subsidiaries...........       16,421       30,603      (22,211)(E)      24,813
Cash and cash
 equivalents............       43,653       17,886          --           61,539
Restricted cash.........       42,189          --           --           42,189
Accounts receivable,
 net....................       26,715        3,477          --           30,192
Goodwill................      439,443        8,710       10,378 (F)     458,531
Deferred expenses, net..       21,325          --           --           21,325
Management contract
 costs..................      109,995          --        43,567 (G)     153,562
Trade name and franchise
 costs..................      102,050          --           --          102,050
Prepaid expenses and
 other assets...........       55,958        6,736          --           62,694
Deferred income taxes...          727          --           --              727
                           ----------     --------     --------      ----------
 Total assets...........   $3,374,180     $117,473     $103,575      $3,595,228
                           ==========     ========     ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................   $1,451,830     $ 23,549     $    --       $1,475,379
Notes and other
 liabilities............          --         5,532          --            5,532
Accounts payable and
 accrued expenses.......       73,076       10,440          --           83,516
Deferred income tax
 liability..............       71,553        2,638          --           74,191
Deposits................        1,337          --           --            1,337
Deferred gain...........          --           --           --              --
Due to unconsolidated
 subsidiaries...........        6,314          --           --            6,314
Minority interests in
 the Patriot
 Partnerships...........      271,495          --           --          271,495
Minority interest in
 consolidated
 subsidiaries...........       27,990       19,990          --           47,980
Shareholders' equity:
 Preferred stock........           44          --           --               44
 Common stock...........        1,905           61           39 (H)       2,005
 Paid-in capital........    1,648,619       14,296      144,503 (I)   1,807,418
 Unearned stock compen-
  sation, net...........      (16,397)         --                       (16,397)
 Notes receivable from
  stockholders..........      (16,887)         --           --          (16,887)
 Receivable from affili-
  ates..................       (1,331)         --           --           (1,331)
 Retained earnings......     (145,368)      40,967      (40,967)(I)    (145,368)
                           ----------     --------     --------      ----------
 Total shareholders' eq-
  uity..................    1,470,585       55,324      103,575       1,629,484
                           ----------     --------     --------      ----------
 Total liabilities and
  shareholders' equity..   $3,374,180     $117,473     $103,575      $3,595,228
                           ==========     ========     ========      ==========

See notes on following page.

--------
(A) Reflects the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of June 30, 1997, which reflects (i) the Recent Transactions, including the Cal Jockey Merger; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 216.
(B) Represents the Consolidated Balance Sheet of WHG as of June 30, 1997.
(C) Represents adjustment for the purchase method of accounting whereby the investment in the hotel property owned by WHG is adjusted to record the assets at their estimated fair market values.
(D) Represents the reclassification of receivables from/advances to WHG unconsolidated subsidiaries, stated at their historical cost which approximates their fair value.
(E) Represents the following adjustments:

      Adjustment to state investments in WHG unconsolidated
       subsidiaries at estimated fair market value.................. $ 17,895
      Reclassify receivables from/advances to WHG unconsolidated subsidiaries.................................................  (40,106)
                                                                     --------
                                                                     $(22,211)
                                                                     ========

(F) Represents purchase consideration in excess of fair market value of the net assets of WHG.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by WHG are adjusted to their estimated fair market values. WHG, through certain of its subsidiaries, holds management contracts for the three resort hotels that it holds ownership interests in. The contracts have remaining lives of 6 to 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents adjustments to record the exchange of WHG common stock for Paired Shares and the conversion of the WHG Series B Convertible Preferred Stock outstanding into its Paired Share equivalent. Pursuant to the WHG Merger Agreement, WHG stockholders will receive 0.784 Paired Shares for each share of WHG common stock held by them at the time of the WHG Merger, subject to certain adjustments. At June 30, 1997, 6,050 shares of WHG common stock were outstanding and were assumed to be exchanged for approximately 4,743 Paired Shares (with a par value equal to $0.02 per Paired Share) resulting in an adjustment to increase common stock.
  Subsequent to June 30, 1997, WHG issued 300 shares of Series B Convertible Preferred Stock. The preferred stock has a stated value of $10.00 per share (plus adjustment for accrued, unpaid dividends) and is convertible into WHG common stock based on a value of $9.00 per share for the WHG common stock. The outstanding shares of WHG Series B Convertible Preferred Stock were assumed to be converted into approximately 261 Paired Shares (which represents the number of Paired Shares the holder of such preferred stock would have the right to receive assuming conversion of such shares into WHG common stock).
(I) Represents the following adjustments to shareholders' equity:

      Purchase consideration for shares..............................  $158,899
      Adjustment to common stock for Paired Shares issued............       (39)
      Book value of WHG common stock.................................       (61)
      Book value of WHG paid-in capital..............................   (14,296)
                                                                       --------
       Adjustment to paid-in capital.................................   144,503
      Elimination of WHG historical retained earnings................   (40,967)
      Adjustment to common stock.....................................       (39)
                                                                       --------
       Adjustment to shareholders' equity............................  $103,575
                                                                       ========

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             WYNDHAM
                          INTERNATIONAL
                            PRO FORMA        WHG                    PRO FORMA
                            TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                          ------------- ------------- -----------   ----------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $  547,286      $25,131      $   --      $  572,417
 Other hotel revenues...      329,377       29,765          --         359,142
 Racecourse facility
  revenue...............       51,946          --           --          51,946
 Management fee, service
  fee and reimbursement
  income................       49,225       12,996          --          62,221
 Interest and other
  income................       12,262        2,084          --          14,346
                           ----------      -------      -------     ----------
 Total revenue..........      990,096       69,976          --       1,060,072
                           ----------      -------      -------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............      368,568       34,554          --         403,122
 Racecourse facility
  operations............       46,351          --           --          46,351
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............       43,809        3,755          --          47,564
 General and
  administrative........      103,877        6,233          --         110,110
 Ground lease and hotel
  lease expense ........       12,502          --           --          12,502
 Repair and
  maintenance...........       41,991          --           --          41,991
 Utilities..............       36,834          --           --          36,834
 Marketing..............       70,577        2,956          --          73,533
 Management fees........        9,469          --           --           9,469
 Depreciation and
  amortization..........       29,055        5,549        5,969 (C)     40,573
 Participating lease
  payments..............      247,218          --           --         247,218
 Interest expense.......        1,393        3,473          --           4,866
 Real estate and
  personal property
  taxes and insurance...          847          --           --             847
                           ----------      -------      -------     ----------
 Total expenses.........    1,012,491       56,520        5,969      1,079,980
                           ----------      -------      -------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries...........      (22,395)      13,456       (5,969)       (14,908)
Equity in earnings of
 unconsolidated
 subsidiaries...........          --        (2,896)        (511)(D)     (3,407)
                           ----------      -------      -------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      (22,395)      10,560       (6,480)       (18,315)
 Income tax (provision)
  benefit...............        7,532       (2,152)        (733)(E)      4,647
                           ----------      -------      -------     ----------
Income (loss) before mi-
 nority interests.......      (14,863)       8,408       (7,213)       (13,668)
 Minority interest in
  the Patriot Operating
  Company Partnership...        1,314          --           260 (F)      1,574
 Minority interest in
  consolidated
  subsidiaries..........        4,679       (3,704)         --             975
                           ----------      -------      -------     ----------
Net income (loss)
 applicable to common
 shareholders...........   $   (8,870)     $ 4,704      $(6,953)    $  (11,119)
                           ==========      =======      =======     ==========
Net income (loss) per
 common share(G)........   $    (0.09)                              $    (0.11)
                           ==========                               ==========

--------
(A) Represents the pro forma results of operations of Wyndham International for the year ended December 31, 1996 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 223.
(B) Represents the historical consolidated results of operations of WHG for the twelve months ended December 31, 1996 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $907, amortization of goodwill of $519 and amortization of management contracts of $4,543. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.
(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.
(F) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 12.4%. The estimated minority interest percentage prior to the WHG Merger is approximately 12.9%.
(G) Pro forma earnings per share subsequent to the WHG Merger is computed based on 104,583 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company preferred stock into Paired Shares and the conversion of WHG Series B Convertible Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                               WYNDHAM
                            INTERNATIONAL
                              PRO FORMA        WHG                    PRO FORMA
                              TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                            ------------- ------------- -----------   ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue.............    $307,558       $14,468      $   --      $322,026
 Other hotel revenue......     181,922        16,079          --       198,001
 Racecourse facility
  revenue.................      22,538           --           --        22,538
 Management fee, service
  fee and reimbursement
  income..................      27,867         9,033          --        36,900
 Interest and other
  income..................       6,735         1,243          --         7,978
                              --------       -------      -------     --------
 Total revenue............     546,620        40,823          --       587,443
                              --------       -------      -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations..............     190,868        17,251          --       208,119
 Racecourse facility
  operations..............      20,282           --           --        20,282
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..      24,537         2,083          --        26,620
 General and
  administrative..........      55,435         3,846          --        59,281
 Ground lease and hotel
  lease expense...........      11,258           --           --        11,258
 Repair and maintenance...      23,354           --           --        23,354
 Utilities................      27,398           --           --        27,398
 Marketing................      39,174         1,517          --        40,691
 Management fees..........       6,000           --           --         6,000
 Depreciation and
  amortization............      14,940         2,898        2,985 (C)   20,823
 Participating lease
  payments................     141,466           --           --       141,466
 Interest expense.........         623         1,591          --         2,214
 Real estate and personal
  property taxes and
  casualty insurance .....         220           --           --           220
                              --------       -------      -------     --------
 Total expenses...........     555,555        29,186        2,985      587,726
                              --------       -------      -------     --------
 Income (loss) before
  equity in earnings of
  unconsolidated
  subsidiaries............      (8,935)       11,637       (2,985)        (283)
 Equity in earnings of
  unconsolidated
  subsidiaries............         --          1,832         (256)(D)    1,576
                              --------       -------      -------     --------
Income (loss) before
 income tax provision and
 minority interests.......      (8,935)       13,469       (3,241)       1,293
 Income tax (provision)
  benefit.................       4,891        (3,173)       1,000 (E)    2,718
                              --------       -------      -------     --------
Income (loss) before mi-
 nority interests.........      (4,044)       10,296       (2,241)       4,011
 Minority interest in the
  Patriot Operating
  Company Partnership.....         552           --          (681)(F)     (129)
 Minority interest in
  consolidated
  subsidiaries............        (234)       (2,738)         --        (2,972)
                              --------       -------      -------     --------
Net income (loss)
 applicable to common
 shareholders.............    $ (3,726)      $ 7,558      $(2,922)    $    910
                              ========       =======      =======     ========
Net income per common
 share(G).................    $  (0.04)                               $   0.01
                              ========                                ========

--------
(A) Represents the pro forma results of operations of Wyndham International for the six months ended June 30, 1997 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the GHCI Merger; and (iii) the Wyndham Transactions. See page 225.
(B) Represents the historical consolidated results of operations of WHG for the six months ended June 30, 1997 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby by the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $454, amortization of goodwill of $259 and amortization of management contracts of $2,272. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F &E. Represents adjustments to WHG's depreciation and amortization to reflect amortization of goodwill and management contract costs. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.
(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.